UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Amgen Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 29, 2010

DEAR STOCKHOLDER:

You are invited to attend the 2010 Annual Meeting of Stockholders of Amgen Inc. to be held on Wednesday, May 12, 2010, at 11:00 A.M., local time, at the Four Seasons Hotel Westlake Village, Grand Ballroom, Two Dole Drive, Westlake Village, California 91362.

At this year’s Annual Meeting you will be asked to: (i) elect thirteen directors to serve for the ensuing year; (ii) ratify the selection of our independent registered public accountants; and (iii) transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof, including the consideration of two stockholder proposals, if such proposals are properly presented at the meeting. The accompanying Notice of Annual Meeting of Stockholders and proxy statement describe these matters. We urge you to read this information carefully.

The Board of Directors unanimously believes that election of its nominees for directors and the ratification of its selection of independent registered public accountants are advisable and in the Company’s best interests and that of its stockholders, and, accordingly, recommends a vote FOR election of the thirteen nominees for directors and FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants. The Board of Directors unanimously believes that the two stockholder proposals are not in the best interests of Amgen and its stockholders, and, accordingly, recommends a vote AGAINST the two stockholder proposals. In addition to the business to be transacted as described above, management will speak on our developments of the past year and respond to comments and questions of general interest to stockholders.

If you plan to attend the Annual Meeting, you will need an admittance ticket or proof of ownership of our Common Stock as of the close of business on March 15, 2010. Please read “INFORMATION CONCERNING VOTING AND SOLICITATION—Attendance at the Annual Meeting” in the accompanying proxy statement.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. This year, we are pleased to use the Securities and Exchange Commission rule that permits companies to furnish proxy materials to stockholders over the Internet. If you are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice Regarding the Availability of Proxy Materials previously mailed to you and the instructions listed on the Internet site. If you have received a paper copy of the proxy statement and proxy card, you may grant a proxy to vote your shares by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means shares held of record by a broker, bank, trust or other nominee, you should review the Notice Regarding the Availability of Proxy Materials or proxy statement and voting instruction form used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card, will ensure your shares are represented at the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

On behalf of the Board of Directors, I thank you for your participation. We look forward to seeing you on May 12.

Sincerely,

Kevin W. Sharer

Chairman of the Board, Chief Executive Officer and President

AMGEN INC.

One Amgen Center Drive

Thousand Oaks, California 91320-1799

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 12, 2010

TO THE STOCKHOLDERS OF AMGEN INC.:

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders of Amgen Inc., a Delaware corporation, will be held on Wednesday, May 12, 2010, at 11:00 A.M., local time, at the Four Seasons Hotel Westlake Village, Grand Ballroom, Two Dole Drive, Westlake Village, California 91362, for the following purposes:

1.	To elect thirteen directors to the Board of Directors of Amgen for a term of office expiring at the 2011 annual meeting of stockholders. The nominees for election to the Board of Directors are Dr. David Baltimore, Mr. Frank J. Biondi, Jr., Mr. François de Carbonnel, Mr. Jerry D. Choate, Dr. Vance D. Coffman, Mr. Frederick W. Gluck, Dr. Rebecca M. Henderson, Mr. Frank C. Herringer, Dr. Gilbert S. Omenn, Ms. Judith C. Pelham, Admiral J. Paul Reason, USN (Retired), Mr. Leonard D. Schaeffer and Mr. Kevin W. Sharer;

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2010;

3.	To consider two stockholder proposals, if properly presented; and

4.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders.

The Board of Directors has fixed the close of business on March 15, 2010 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and any continuation, postponement or adjournment thereof. Whether or not you plan on attending the 2010 Annual Meeting, we encourage you to submit your proxy as soon as possible using one of three convenient methods: (i) by accessing the Internet site described in these voting materials or voting instruction form provided to you; (ii) by calling the toll-free number; or (iii) by signing, dating and returning any proxy card or instruction form provided to you. By submitting your proxy promptly, you will save the Company the expense of further proxy solicitation.

By Order of the Board of Directors

David J. Scott

Secretary

Thousand Oaks, California

March 29, 2010

AMGEN INC.

One Amgen Center Drive

Thousand Oaks, California 91320-1799

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The enclosed proxy is solicited on behalf of the Board of Directors, or Board, of Amgen Inc., a Delaware corporation, for use at our 2010 Annual Meeting of Stockholders, or Annual Meeting, to be held on Wednesday, May 12, 2010, at 11:00 A.M., local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders, or Notice of Annual Meeting, and any business properly brought before the Annual Meeting. Amgen may also be referred to as the Company, we, us or our in this proxy statement. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Annual Meeting will be held at the Four Seasons Hotel Westlake Village, Grand Ballroom, Two Dole Drive, Westlake Village, California 91362.

Pursuant to the rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials, or Notice, to certain of our stockholders of record, and we are sending a paper copy of the proxy materials and proxy card to other stockholders of record who we believe would prefer receiving such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this proxy statement available on the Internet and to mail the Notice, or to mail the proxy statement and proxy card, as applicable, on or about March 29, 2010 to all stockholders entitled to vote at the Annual Meeting.

In this proxy statement when we refer to our fiscal year, we mean the twelve-month period ending December 31 of the stated year (for example, Fiscal 2009 is January 1, 2009 through December 31, 2009), unless specifically stated otherwise.

Important Notice Regarding the Availability of Proxy Materials for the 2010 Shareholder Meeting to Be Held on May 12, 2010.

This proxy statement, our 2009 annual report and our other proxy materials are available at: www.amstock.com/ProxyServices/Amgen(1). At this website, you will find a complete set of the following proxy materials: proxy statement; 2009 annual report; and proxy card. You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting at the meeting.

What Are You Voting On?

You will be entitled to vote on the following proposals at the 2010 Annual Meeting of Stockholders:

•	The election of thirteen directors to serve on our Board for a term expiring at the 2011 annual meeting of stockholders;

(1)	This website is not intended to function as a hyperlink and the information contained on the website is not intended to be part of this proxy statement.

•	The ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2010; and

•	Two stockholder proposals, if properly presented.

Who Can Vote

The Board has set March 15, 2010 as the record date for the Annual Meeting. You are entitled to vote if you were a stockholder of record of our Common Stock, $.0001 par value per share, as of the close of business on March 15, 2010. You are entitled to one vote on each proposal for each share of Common Stock you held on the record date. Your shares may be voted at the Annual Meeting only if you are present in person or your shares are represented by a valid proxy.

Difference Between a Stockholder of Record and a “Street Name” Holder

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the methods described below.

Shares Outstanding and Quorum

At the close of business on March 15, 2010, there were 971,553,655 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. The presence of a majority of the outstanding shares of our Common Stock entitled to vote constitutes a quorum, which is required in order to hold and conduct business at the Annual Meeting. Your shares are counted as present at the Annual Meeting if you:

•	are present in person at the Annual Meeting; or

•	have properly submitted a proxy card by mail or submitted a proxy by telephone or over the Internet.

If you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. Your broker, bank, trust or other nominee is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker, bank, trust or other nominee on how to vote on those matters. Please see “—If You Do Not Specify How You Want Your Shares Voted” below.

Voting Your Shares

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy, and (2) for shares held as a record holder and shares held in “street name.” If you hold your shares of Common Stock as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. You may request a paper copy of the proxy statement and proxy card by following the instructions on the Notice provided to you. If you hold your shares of Common Stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card, or by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the pre-addressed, postage-paid envelope provided to you. If you hold your shares of Common Stock in street name you will receive a Notice from your broker, bank, trust or other nominee that includes instructions on how to vote your shares. Your broker, bank, trust or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the Notice provided by your broker, bank, trust or other nominee.

The Internet and telephone voting facilities will close at 11:59 P.M., Eastern Time, on May 11, 2010. Stockholders who submit a proxy through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by the stockholder. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the form forwarded by your broker, bank, trust or other holder of record by mail.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the Annual Meeting.

Voting in Person

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank, trust or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder, your broker, bank, trust or other nominee. Even if you intend to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting. Please see the important instructions and requirements below regarding “—Attendance at the Annual Meeting.”

Changing Your Vote

As a stockholder of record, if you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy prior to the Annual Meeting by (i) delivering a written notice of revocation to the attention of the Secretary of the Company at our principal executive office at One Amgen Center Drive, Thousand Oaks, California 91320-1799, Mail Stop 38-5-A, (ii) duly submitting a later-dated proxy over the Internet, by mail, or if applicable, by telephone, or (iii) attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.

If You Receive More Than One Proxy Card or Notice

If you receive more than one proxy card or Notice, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card or Notice you receive.

How Will Your Shares Be Voted

Stockholders of record as of the close of business on March 15, 2010 are entitled to one vote for each share of our Common Stock held on all matters to be voted upon at the Annual Meeting. All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS VERY IMPORTANT.

If You Do Not Specify How You Want Your Shares Voted

As a stockholder of record, if you submit a signed proxy card or submit your proxy by telephone or Internet and do not specify how you want your shares voted, the proxy holder will vote your shares:

•	FOR the election of the thirteen nominees listed in this proxy statement to serve on our Board for a term expiring at the 2011 annual meeting of stockholders;

•	FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2010; and

•	AGAINST the two stockholder proposals, if properly presented.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Brokers generally have discretionary authority to vote on the ratification of the selection of Ernst & Young LLP as our independent registered public accountants. Brokers, however, do not have discretionary authority to vote on the election of directors to serve on our Board or on any stockholder proposal.

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. In addition, other than the two stockholder proposals described in this proxy statement, no other stockholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to one or more proposals and broker non-votes will be counted as present for purposes of determining a quorum.

Election of Directors. In February 2007, the Board amended our Amended and Restated Bylaws to adopt a majority voting standard for the election of directors in uncontested elections, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. In the election of directors, you may either vote “for,” “against” or “abstain.” Cumulative voting is not permitted. Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “for” a director nominee exceeds the number of votes cast “against” the nominee. For these purposes, abstentions will not count as a vote “for” or “against” a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes will have no effect on the election of directors as brokers are not entitled to vote on this proposal. If a director nominee is an incumbent director and does not receive a majority of the votes cast in an uncontested election, that director will continue to serve on the Board as a “holdover” director, but must tender his or her resignation to the Board promptly after certification of the election results of the stockholder vote. The Governance and Nominating Committee of the Board will then recommend to the Board whether to accept the resignation or whether other action should be taken. The Board will act on the tendered resignation, taking into account the recommendation of the Governance and Nominating Committee, and the Board’s decision will be publicly disclosed within 90 days after certification of the election results of stockholder vote. A director who tenders his or her resignation after failing to receive a majority of the votes cast will not participate in the recommendation of the Governance and Nominating Committee or the decision of the Board with respect to his or her resignation.

Ratification of Auditors. The ratification of the selection of Ernst & Young LLP requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” the ratification. Because brokers have discretionary authority to vote on the ratification, we do not expect any broker non-votes in connection with the ratification.

Stockholder Proposals. The approval of each of the two stockholder proposals, if properly presented at the Annual Meeting, requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” such proposals. Brokers do not have discretionary authority to vote on these proposals. Broker non-votes, therefore, will have no effect on the two stockholder proposals as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

Inspector of Election

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy, the Notice and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. No additional compensation will be paid to our directors, officers or staff members for such services. In addition, we have retained Georgeson Inc. to assist in the solicitation of proxies for a fee of approximately $200,000 plus distribution costs and other costs and expenses. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at our offices at One Amgen Center Drive, Thousand Oaks, California, 91320-1799 for the ten days prior to the Annual Meeting, and also at the Annual Meeting.

Attendance at the Annual Meeting

In order to attend the Annual Meeting, you will need an admittance ticket and proof of ownership of our Common Stock as of the close of business on March 15, 2010. If you have received a paper copy of the proxy statement, to receive an admittance ticket you will need to complete and return the postage-paid reply card attached to this proxy statement. If you received electronic delivery of this proxy statement, you will receive an e-mail with instructions for obtaining an admittance ticket. If you are viewing the proxy statement over the Internet, please follow the instructions indicated on the website referred to in the Notice. Each stockholder is entitled to one admittance ticket. Directions to attend the Annual Meeting will be sent with your admittance ticket and are available at the website referred to in the Notice and www.amstock.com/ProxyServices/Amgen(1).

You must bring certain documents with you in order to be admitted to the Annual Meeting. The purpose of this requirement is to help us verify that you are actually a stockholder of the Company. Please read the following rules carefully, because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of the Company’s Common Stock as of the close of business on March 15, 2010. A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of the Company’s transfer agent. Many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank, trust or other nominee, and the broker, bank, trust or other nominee is the record holder instead. All persons must bring a valid personal photo identification (such as a driver’s license or passport). If you are a record holder, at the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on March 15, 2010.

(1)	This website is not intended to function as a hyperlink and the information contained on the website is not intended to be part of this proxy statement.

If a broker, bank, trust or other nominee was the record holder of your shares of Common Stock as of the close of business on March 15, 2010, then you must also bring to the Annual Meeting:

•	Proof that you owned shares of our Common Stock as of the close of business on March 15, 2010.

Examples of proof of ownership include the following: (1) an original or a copy of the voting information form from your bank or broker with your name on it; (2) a letter from your bank or broker stating that you owned shares of our Common Stock as of the close of business on March 15, 2010; or (3) a brokerage account statement indicating that you owned shares of our Common Stock as of the close of business on March 15, 2010.

If you are a proxy holder for a stockholder of the Company who owned shares of our Common Stock as of the close of business on March 15, 2010, then you must also bring to the Annual Meeting:

•	The executed proxy naming you as the proxy holder, signed by a stockholder of the Company who owned shares of our Common Stock as of the close of business on March 15, 2010.

ITEM 1

ELECTION OF DIRECTORS

Under our Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, the Board has the power to set the number of directors from time to time by resolution. The Board has currently fixed the number of directors at thirteen. In July 2009, Rebecca M. Henderson was appointed to serve as a director and, as a result, we currently have thirteen directors in office. Based upon the recommendation of our Governance and Nominating Committee, the Board has nominated the following directors to stand for re-election for a one-year term expiring at our 2011 annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier retirement, resignation, disqualification, removal or death.

Name	Age	Director Since	Audit	Governance and Nominating	Executive	Compensation and Management Development	Equity Award	Corporate Responsibility and Compliance
Dr. David Baltimore	72	1999	X	X
Mr. Frank J. Biondi, Jr.	65	2002	C		X
Mr. François de Carbonnel	63	2008	X	X
Mr. Jerry D. Choate	71	1998		X	X	X	X
Dr. Vance D. Coffman	65	2007	X	X
Mr. Frederick W. Gluck	74	1998		X	X	C	C
Dr. Rebecca M. Henderson	50	2009		X				X
Mr. Frank C. Herringer	67	2004		C	X	X
Dr. Gilbert S. Omenn	68	1987	X					X
Ms. Judith C. Pelham	64	1995	X					X
Admiral J. Paul Reason, USN (Retired)	69	2001				X		X
Mr. Leonard D. Schaeffer	64	2004			X	X		C
Mr. Kevin W. Sharer	62	1992			C		X

“C” indicates Chair of the committee.

Vacancies on the Board (including any vacancy created by an increase in the size of the Board) may be filled only by a majority of the directors remaining in office, even though less than a quorum. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal or death.

If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board or the number of directors may be reduced accordingly. Each nominee has agreed to serve if elected and the Board has no reason to believe that any nominee will be unable to serve.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES NAMED BELOW. PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES UNLESS OTHERWISE SPECIFIED.

Set forth below is biographical information for each nominee and a summary of the specific qualifications, attributes, skills and experiences which led our Board to conclude that the director should serve on the Board at this time. All of our directors meet the qualifications and skills of our Amgen Inc. Board of Directors Guidelines for Director Qualifications and Evaluations in Appendix A. There are no family relationships among any of our directors or among any of our directors and our executive officers.

DAVID BALTIMORE

Dr. David Baltimore is President Emeritus and Robert Andrews Millikan Professor of Biology at the California Institute of Technology, or Caltech. He received the Nobel Prize in Medicine as a co-recipient in 1975 and the American Medical Association Scientific Achievement Award in 2002.

Dr. Baltimore has been a director of BB Biotech, AG, a Swiss investment company, since 2004, and served as a director of MedImmune, Inc., an immunization formulation company, from 2003 to 2007. He has also been a director of Regulus Therapeutics Inc., a privately-held biopharmaceutical company, since 2008, and Immune Design Corp. (formerly Vaccsys), a privately-held vaccine company of which he is a founder, since 2008. Also in 2008 he became a founder of Calimmune, Inc., a company developing a stem-cell HIV/AIDS therapy.

Dr. Baltimore was President of Caltech from 1997 to 2006. Prior to this, he was a professor at the Massachusetts Institute of Technology, or MIT, and at The Rockefeller University where he also served as the President. During this time he was also the Chairman of the National Institutes of Health AIDS Vaccine Research Committee, a director and member of the Whitehead Institute for Biomedical Research, and a professor of microbiology and research professor at the American Cancer Society. He was a postdoctoral fellow at MIT and Albert Einstein College of Medicine, and on the staff of The Salk Institute for Biological Studies. Dr. Baltimore has been awarded honorary degrees from numerous institutions, including Harvard, Yale and Columbia.

Dr. Baltimore holds leadership roles in a number of scientific and philanthropic non-profit organizations, currently serving as a director of the Broad Institute of MIT and Harvard, a director of the Foundation for Biomedical Research, a member of the Human Genome Organisation and on the Board of Overseers of the Keck School of Medicine of the University of Southern California.

Dr. Baltimore has spent his career in scientific academia at a number of well-known and highly regarded institutions. This experience provides Dr. Baltimore with extensive scientific knowledge and a deep understanding of our industry and of the research and development activities and operations of our Company.

FRANK J. BIONDI, JR.

Mr. Frank J. Biondi, Jr. has served as Senior Managing Director of WaterView Advisors LLC, an investment advisor organization, since 1999. Prior to WaterView Advisors, Mr. Biondi was the Chairman and Chief Executive Officer of Universal Studios, Inc. from 1996 to 1998, the President and Chief Executive Officer of Viacom, Inc. from 1987 to 1996, Executive Vice President of Entertainment Business Sector of The Coca-Cola Company and Chairman and Chief Executive Officer of Coca-Cola Television from 1985 to 1987, Vice President of Time Inc. from 1978 to 1984 and Chairman and Chief Executive Officer of its subsidiary Home Box Office, Inc. in 1984, and Assistant Treasurer of the Children’s Television Workshop from 1974 to 1978.

Mr. Biondi has been a director of Cablevision Systems Corp., a telecommunications, media and entertainment company, since 2005, Hasbro, Inc., a toy and games company, since 1999, Seagate Technology since 2005 and Yahoo! Inc., a provider of Internet services, since 2008. He serves on the Compensation Committee of Hasbro and Yahoo!, and on the Audit and Compensation Committees of Seagate. From 2002 to 2008, he was a director of Harrahs Entertainment, Inc., a gaming corporation, serving on its Compensation and Governance Committees, and from 1995 to 2008 he was a director of The Bank of New York Mellon Corporation, an asset management and securities services company, serving on its Compensation and Risk Committees. He has also been a director of Vail Resorts, Inc. and The Seagram Company.

Mr. Biondi’s experience as chief executive officer of many large, public companies and his current role with WaterView Advisors provides valuable management and leadership skills, as well as an understanding of the operations and financial results and prospects of our Company. Given his financial and leadership experience, Mr. Biondi has been determined to be an Audit Committee financial expert by our Board.

FRANÇOIS DE CARBONNEL

Mr. François de Carbonnel is a director of a number of funds managed by Ecofin, an investment management firm that provides discretionary fund management services and advice to institutions and utilities and infrastructure industries. Mr. de Carbonnel has been a director of the Ecofin Global Utilities Hedge Fund Ltd. and Ecofin Global Utilities Master Fund Ltd. since 2004, the Ecofin Special Situations Utilities Fund Ltd. and Ecofin Special Situations Utilities Master Fund Ltd. since 2006, the Ecofin North America Utilities Hedge

Fund Ltd. and Ecofin North American Utilities Master Fund Ltd. since 2007, and the Ecofin China Power & Infrastructure Fund Ltd. and Ecofin China Power & Infrastructure Master Fund Ltd. since May 2009. He has also been a director of Pages Jaunes S.A., a French public company which publishes directories, since 2004 and of Quilvest S.A., a public Luxembourg company which provides wealth management and private equity services, since 2006. Mr. de Carbonnel was a director of Thomson S.A., a French public multimedia corporation (Euronext, NYSE), from 2007 to January 2010, serving on its Audit Committee and as non-executive Chairman of the Board from April 2008 to April 2009.

Mr. de Carbonnel was the Senior Advisor of the Global Corporate and Investment Bank of Citigroup from 2004 to 2006, and its Managing Director from 1999 to 2004. He was the Chairman and Chief Executive Officer of Midial S.A., a French public agricultural company, from 1994 to 1998, Chairman of General Electric Capital SNC from 1996 to 1998, President of General Electric Capital-Europe from 1990 to 1992, President of Strategic Planning Associates, an international consulting company, from 1981 to 1990 and Vice President of Boston Consulting Group. He has been a director of G.F.I. S.A. since 1998 and a member of the business board of advisors of the Carnegie Mellon Tepper School of Business. Mr. de Carbonnel is a French citizen and resides in Europe.

Mr. de Carbonnel has acquired knowledge, skills and brings a unique vantage point through his international career as an executive officer of well-known consulting companies as well as a number of public companies. This perspective is important as the Company undertakes further global expansion plans. Given his broad experience in the financial industry, Mr. de Carbonnel has been determined to be an Audit Committee financial expert by our Board.

JERRY D. CHOATE

Mr. Jerry D. Choate served as an executive officer of The Allstate Corporation, an insurance holding company, for 37 years, and was its Chief Executive Officer and Chairman of the Board from 1995 to 1999. He has been a director of Valero Energy Corporation, a crude oil refining and marketing company, since 1999 and a member of its Nominating and Governance, Compensation and Executive Committees, and a director of Van Kampen Mutual Funds, mutual funds, investments and retirement products, since 1999 and a member of its Audit Committee. From 2006 to 2007, Mr. Choate was a director of H&R Block, a tax preparation services company, serving on its Compensation and Audit Committees.

Having served as a Chairman, Chief Executive Officer and in other executive roles at AllState, Mr. Choate acquired important leadership and management skills and views on managing the challenges of a highly-regulated organization.

VANCE D. COFFMAN

Dr. Vance D. Coffman has been a director of 3M Company, a consumer and office products and services company, since 2002 and he has been a director of Deere & Company, a farm and construction machinery company, since 2004. He serves on the Compensation and Corporate Governance Committees of both the 3M and the Deere boards. Dr. Coffman was also director of Bristol-Myers Squibb Company, a pharmaceutical company, and a member of its Audit, Governance and Compliance Committees, from 1998 to 2007.

Dr. Coffman was the Chairman of the Board and Chief Executive Officer of Lockheed Martin Corporation, an aerospace and defense company, from 1998 to 2005, and was ex officio member of all board committees. From 1997 to 1998, he was Vice Chairman of the Board and Chief Executive Officer of Lockheed Martin. He is currently on the Board of Trustees of the Naval Postgraduate School Foundation, the Advisory Board of Stanford University and the Board of Governors of the Iowa State University Foundation. Dr. Coffman has been a Member of the National Academy of Engineering since 1997 and a Fellow in the American Institute of Aeronautics and Astronautics and the American Astronautical Society since 1989 and 1997, respectively.

As Chairman of the Board and Chief Executive Officer of Lockheed Martin, Dr. Coffman acquired important leadership and management skills that provide insight into the operations of our Company and the challenges of managing a complex organization. Given his leadership and financial experience, Dr. Coffman has been determined to be an Audit Committee financial expert by our Board.

FREDERICK W. GLUCK

Mr. Frederick W. Gluck was with the McKinsey Corporation management consulting firm from 1967 to 1995, and led the firm as its Managing Partner from 1988 to 1994. He was the Vice Chairman and Director of the Bechtel Group engineering consulting firm from 1994 to 1998. He currently serves as Chairman of the Board of both CytomX Therapeutics, LLC and Cynvenio Biosystems LLC, privately-held medical technology companies, since January 2008. He is also a director of TrueVision Systems, Inc., a privately-held developer of 3D visualization technology for microsurgery, and a member of its Compensation Committee. From 1998 to 2007, Mr. Gluck was a director of HCA, Inc., an operator of hospitals and health care systems, its Presiding Director from 2006 to 2007, and was a member of its Compensation and Audit Committees. From 2004 to 2005 he was a director of GVI Security Solutions Inc, a public company and provider of video security solutions.

Mr. Gluck also holds leadership roles in several scientific, medical and other non-profit organizations, currently serving on the Advisory Counsel of The Kavli Institute of Theoretical Physics, as the Chairman and is a member of the Executive Committee of the Kavli Foundation, Treasurer and Chairman of the Finance Committee of Cottage Hospital System, Trustee of the Foundation Board of the University of California, Santa Barbara, Governor Emeritus of New York Presbyterian Hospital, and Director of the National Leadership Roundtable on Church Management.

During Mr. Gluck’s career with McKinsey & Company, including his experience as Managing Partner, and as Vice Chairman and Director of the Bechtel Group, he acquired extensive management and organizational knowledge, skills and perspective, particularly in the area of corporate strategy, that provides singular insight into the strategy and management development activities of our Company.

REBECCA M. HENDERSON

Dr. Rebecca M. Henderson was elected to the Board in July 2009. Kevin W. Sharer, in his capacity as Chairman of the Board, first recommended Dr. Henderson for consideration as a Board member. Since July 2009, Dr. Henderson has been on the faculty of the Harvard Business School, and prior to this time she was a professor at MIT for 21 years, having been the Eastman Kodak LFM Professor of Management since 1999. Since 1995, she has also been a Research Associate at the National Bureau of Economic Research. She specializes in technology strategy and the broader strategic problems faced by companies in high technology industries. Dr. Henderson has been a director of IDEXX Laboratories, Inc., which develops and commercializes technology-based products and services for veterinary, food and water applications, since 2003, serving on its Audit and Nominating Committees.

Dr. Henderson has also served as a director of the Ember Corporation, a semiconductor chip manufacturer, and on its Compensation Committees, from 2001 to July 2009. She has further been a director of the Whitehead Institute for Biomedical Research and of Linbeck Construction Corporation, a privately held facility solutions company. Dr. Henderson has published articles, papers and reviews in a range of scholarly journals, and sits on the editorial boards of Management Science, a scholarly journal, Research Policy, a multi-disciplinary journal, and Organization Science, a management journal.

Dr. Henderson’s study of the complex strategy issues faced by high technology companies provide unique insight into the Company’s strategic and technology issues.

FRANK C. HERRINGER

Mr. Frank C. Herringer has been Chairman of the Board of Transamerica Corporation, a financial services company, since 1995. Mr. Herringer was an executive with Transamerica for 20 years, including its Chief

Executive Officer from 1991 until its acquisition by Aegon N.V. in 1999, subsequently serving on Aegon’s Executive Board for one year and on the board of Aegon US Holding Corporation up to the present. Mr. Herringer has been a director of The Charles Schwab Corporation since 1996, serving on its Compensation, Nominating and Corporate Governance Committees, and of Safeway Inc. since 2008, serving on its Compensation Committee. From 2002 to 2005, Mr. Herringer was a director of AT&T Corporation, and a member of its Audit and Compensation Committees. He is also currently a director of Cardax Pharmaceuticals, Inc., a privately-held pharmaceutical company, and sat on the Board of Trustees of the California Pacific Medical Center from 1983 until 2009. In 2004, Mr. Herringer was named an Outstanding Director of the Year by the Outstanding Director’s Exchange.

Mr. Herringer’s career as Transamerica’s Chief Executive Officer and Chairman of the Board developed Mr. Herringer’s management and leadership skills and provides an informed perspective on our financial performance, prospects and strategy.

GILBERT S. OMENN

Dr. Gilbert S. Omenn has been Professor of Internal Medicine, Human Genetics and Public Health at the University of Michigan since 1997, prior to which he was the Chief Executive Officer of the University of Michigan Health System and a professor of medicine at and Dean of the School of Public Health and Community Medicine at the University of Washington. Dr. Omenn was a director of Rohm & Haas Co., a manufacturer or specialty chemicals, from 1987 until March 2009, where he served on the Audit, Nominating and Sustainability Committees and of OccuLogix, Inc., an in-vitro diagnostic company, from 2005 until 2008, serving on its Finance and Compensation Committees. Dr. Omenn has been a member of the scientific advisory board of Pro-Pharmaceuticals, Inc., a pharmaceutical company, since July 2009 and a member of the board of directors and scientific advisory board of Armune BioSciences, a non-public early-stage diagnostic company, since 2008. He has been an advisor to Motorola Inc., an electronics and equipment company, and a member of the Motorola science advisors since 1998.

Dr. Omenn’s civic, scientific and non-profit leadership roles include serving on the boards of the United Way, the Center for Public Integrity, the U.S. Civilian R&D Foundation, the Fred Hutchinson Cancer Research Center and the Salzburg Global Seminar. Dr. Omenn has won several honors and awards and has published many significant papers, reviews and books.

Dr. Omenn’s broad scientific, medical and research experience, including his leadership roles at the University of Michigan and the University of Washington, provides perspectives on the requirements and behaviors of the medical community as well as special insight into the research and development activities of our Company.

JUDITH C. PELHAM

Ms. Judith C. Pelham is the President Emeritus of Trinity Health, a national system of healthcare facilities, including hospitals, long-term care, home care, psychiatric care, residences for the elderly and ambulatory care, and the third largest Catholic healthcare system in the U.S. Prior to her current position at Trinity Health, she was the President and Chief Executive Officer of Trinity Health, the President and Chief Executive Officer of Mercy Health Services, a system of hospitals, home care, long-term care, ambulatory services and managed care, from 1993 to 2000, the President and Chief Executive Officer of the Daughters of Charity Health Services, a network of hospitals, home care and ambulatory services, and the Assistant Vice President of Brigham and Women’s Hospital.

Since August 2009, Ms. Pelham has sat on the board of Eclipsys Corporation, a healthcare IT solutions company, serving on its Compensation Committee, and from 2005 to 2006 she was a director of Hospira, Inc., a specialty pharmaceutical delivery company, and a member of its Audit and Public Policy and Compliance Committees. She also sits on the board of trustees of Smith College and is a member of its Audit Finance and Buildings and Grounds Advancement Committees.

Ms. Pelham has received numerous honors for her civic and healthcare systems leadership, including the CEO IT Achievement Award in 2004 from Modern Healthcare and the Healthcare Information Management Systems Society for her leadership in implementing information technology in healthcare provider organizations and the National Quality Healthcare Award in 2004 from the National Committee for Quality Healthcare, for innovation and implementation of clinical quality and patient safety systems. She received the American Hospital Association Partnership for Action Grassroots Advocacy Award in 1992 in recognition of her work in healthcare reform.

Ms. Pelham’s career at a number of large healthcare systems, as well her extensive experience developing programs to improve the health status of communities and championing innovation and advances in the delivery of, access to and financing of healthcare, provide an understanding of the nation’s healthcare system, the patient populations served by our Company’s products and the operations of our Company.

J. PAUL REASON

Admiral J. Paul Reason USN (Retired) served as Commander-in-Chief of the U.S. Atlantic Fleet, as Naval Aide to the President of the United States and in numerous other roles and assignments in his 34 years career in the U.S. Navy. Upon leaving the Navy, Admiral Reason was an executive at SYNTEK Technologies, Inc., a consulting and professional services company, then served as the President and Chief Operating Officer of Metro Machine Corporation, a shipyard operator, from 2000 to 2005, and its Vice Chairman and President from 2005 to 2006. Since 2006, he has been an independent consultant.

Admiral Reason has served as a director of Todd Shipyards Corporation, a shipbuilding company, and on its Compensation Committee since 2007 and of Norfolk Southern Corporation and on its Audit, Finance and Compensation Committees since 2002. From 2001 to 2006, he was on the board of Wal-Mart Stores, Inc., a retail company, and served on its Audit Committee. In addition to his active service in the U.S. Navy, Admiral Reason is a member of the National War Powers Commission and was Chairman of the U.S. Navy Memorial Foundation. He authored Sailing New Seas, a blueprint for the governance of maritime forces in the 21st century. He has been the Chairman of ORAU Foundation, which provides educational and technical support to the Oak Ridge National Laboratory, and a member of the Naval Studies Board of National Academics NRC-NSB, both since 2007.

Admiral Reason’s leadership in the U.S. Navy and in executive positions at Metro Machine Corporation provides broad leadership and strategic skills and perspective, particularly with regard to interaction with government agencies in our heavily regulated industry.

LEONARD D. SCHAEFFER

Mr. Leonard D. Schaeffer has been Chairman of the Board of Surgical Care Affiliates, LLC, a surgical services company, since 2007 and a Senior Advisor for Texas Pacific Group, a private investment firm, since 2006. From November 2004 to November 2005, Mr. Schaeffer served as Chairman of the Board of WellPoint, Inc., the largest health insurance company in the United States created by the combination of WellPoint Health Networks, Inc. and Anthem, Inc. From 1992 until 2004, Mr. Schaeffer served as Chairman of the Board and Chief Executive Officer of WellPoint Health Networks, Inc. He has been a director of Allergan, Inc., a specialty pharmaceutical company, since 1993, serving as Chair of its Organization & Compensation and Corporate Governance Committees, and as a director of Quintiles Transnational Corp., a clinical research and consulting services company, since 2008, serving as Chair of its Corporate Governance and Compliance Committee and on its Audit Committee. Mr. Schaeffer has also been a director of the National Institute for Health Care Management since 1993, serving on its Advisory Board Committee.

Mr. Schaeffer has been the Chairman of the Board, from 1989 to 2004, and Chief Executive Officer, from 1986 to 2002, of Blue Cross of California, President and Chief Executive Officer of Group Health, Inc., a health maintenance organization, Executive Vice President and Chief Operating Officer of the Student Loan Marketing Association (Sallie Mae) from 1980 to 1982, and Administrator of the Centers for Medicaid and Medicare Services, or CMS (formerly the Health Care Financing Administration) from 1978 to 1980. Prior to CMS,

Mr. Schaeffer was employed by the Department of Health and Human Services, the Illinois Bureau of the Budget and the Illinois Department of Mental Health. Mr. Schaeffer was named the Judge Widney Professor and Chair at the University of Southern California and serves on the board of The Brookings Institute and the board of fellows of Harvard Medical School.

Mr. Schaeffer’s career as a chief executive officer of health insurance organizations such as Blue Cross and WellPoint, as well as his experience with and insight gained into government reimbursement programs while with CMS, provide a deep understanding of the nation’s healthcare system, healthcare industry, private and public reimbursement programs and the operations of our Company.

KEVIN W. SHARER

Mr. Kevin W. Sharer has been the Company’s Chief Executive Officer, or CEO, and President since May 2000. Since January 2001, he has also been Chairman of our Board of Directors. Mr. Sharer served as Amgen’s President and Chief Operating Officer from 1992 to May 2000, and has been a director of Amgen since November 1992. Under Mr. Sharer’s leadership as CEO, the Company has successfully launched seven products and completed the biotechnology industry’s largest-ever acquisition, which brought our eighth product, Enbrel®. During Mr. Sharer’s tenure as CEO, Amgen has grown its annual revenues from $3.3 billion in 1999 to $14.6 billion in 2009. Prior to joining the Company, Mr. Sharer was an executive with MCI Communications Corporation and the General Electric Company, and a consultant with McKinsey & Company.

Mr. Sharer’s leadership skills were shaped by his training at the U.S. Naval Academy. He became lieutenant commander in the U.S. Navy, serving on two nuclear attack submarines and overseeing one nuclear submarine’s construction. After he left the U.S. Navy, he attended business school, receiving his MBA from the University of Pittsburgh.

Mr. Sharer has been on the board of Chevron Corporation, a petroleum refining company, since 2007 and a member of its Board Nominating and Governance and Management Compensation Committees. He has served on the board of Northrop Grumman Corporation, a search, detection, navigation, guidance and aeronautical systems company, since 2003, and on its Public Policy and Compensation and Management Development Committees. From 2001 to 2007, Mr. Sharer was a director of 3M Company, and from 1996 to 2005 he was on the board of Unocal Corporation, a crude petroleum and natural gas company, serving on its Board Governance and Management Development and Compensation Committees. He was also the Chairman of the Board of Pharmaceutical Research and Manufacturers of America from 2005 to 2007. He is a Trustee of CalTech and the Chairman of the Board of the Los Angeles County Museum of National History.

Mr. Sharer’s knowledge regarding our Company’s operations and the markets and industries in which we compete provides a critical link between management and the Board of Directors, enabling the Board to provide its oversight function with the benefit of management’s perspective of the business.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NAMED NOMINEES.

ITEM 2

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has selected Ernst & Young LLP, or Ernst & Young, as our independent registered public accountants for the fiscal year ending December 31, 2010, and the Board has further directed that management submit this selection for ratification by the stockholders at our Annual Meeting. Ernst & Young has served as our independent registered public accounting firm and has audited our financial statements since the Company’s inception in 1980. A representative of Ernst & Young is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young as our independent registered public accountants is not required by our Restated Certificate of Incorporation, as amended, our Amended and Restated Bylaws, or otherwise. However, the Board is submitting the selection of Ernst & Young to the stockholders for ratification because we believe it is a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young, but still may retain them. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

ITEM 3

STOCKHOLDER PROPOSALS

Certain stockholders have informed the Company that they intend to present the proposals set forth below at the Annual Meeting. If the stockholders (or their respective “qualified representatives” as determined under our Amended and Restated Bylaws) are present at the Annual Meeting and properly submit their respective proposals for a vote, then the stockholder proposals will be voted upon at the Annual Meeting.

In accordance with the Federal securities laws, the stockholder proposals and supporting statements are presented below as submitted by the stockholders and are quoted verbatim (including footnotes) and are in italics. The stockholder proposals and supporting statements are presented in the order in which the Company received them from the stockholder proponents. The Company disclaims all responsibility for the content of the proposals and the supporting statements, including websites and other sources referenced in the supporting statements. Any reference to a website is not intended to function as a hyperlink, and the information contained on any such website is not intended to be part of this proxy statement.

FOR THE REASONS STATED IN THE BOARD’S RESPONSES, WHICH FOLLOW EACH OF THE STOCKHOLDER PROPOSALS, THE BOARD STRONGLY AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” BOTH STOCKHOLDER PROPOSALS #1 AND #2.

Stockholder Proposal #1

Mr. William Steiner with an address of 112 Abbottsford Gate, Piermont, NY 10968, owner of 300 shares of our Common Stock as of December 11, 2009, has notified the Company that he intends to submit the following proposal at the Annual Meeting:

1 — Shareholder Action by Written Consent

RESOLVED, Shareholders hereby request that our board of directors undertake such steps as may be necessary to permit shareholders to act by the written consent of a majority of our shares outstanding to the extent permitted by law.

Taking action by written consent in lieu of a meeting is a mechanism shareholders can use to raise important matters outside the normal annual meeting cycle. Limitations on shareholders’ rights to act by written consent are considered takeover defenses because they may impede the ability of a bidder to succeed in completing a profitable transaction for us or in obtaining control of the board that could result in a higher stock price. Although it is not necessarily anticipated that a bidder will materialize, that very possibility presents a powerful incentive for improved management of our company.

A study by Harvard professor Paul Gompers supports the concept that shareholder dis-empowering governance features, including restrictions on shareholder ability to act by written consent, are significantly correlated to a reduction in shareholder value.

The merit of this Shareholder Action by Written Consent proposal should also be considered in the context of the need for improvement in our company’s 2009 reported corporate governance status:

The Corporate Library www.thecorporatelibrary.com, an independent investment research firm, rated our company “D” with “High Governance Risk” and “Very High Concern” in Executive Pay — $14 million for CEO Kevin Sharer. The Corporate Library said adjusting executive incentives due to the conditions of the economy did not benefit shareholders and that executive equity awards became vested without performance measures.

Our following directors served on 7 boards rated “D” or “F” by The Corporate Library: Kevin Sharer, Chevron (CVX) and Northrop Grumman (NOC); Frank Herringer, Charles Schwab (SCHW); Frank Biondi, Cablevision Systems (CVC) and Hasbro (HAS); Leonard Schaeffer, Allergan (AGN) and Vance Coffman, Deere (DE). Vance Coffman was designated a “Flagged (Problem) Director” by The Corporate Library due to his audit committee chairmanship at Bristol-Myers Squibb (BMY) when Bristol-Myers settled a SEC suit alleging substantial accounting fraud. Furthermore Vance Coffman was assigned to our audit and nomination committees.

We had no shareholder right to cumulative voting, an independent chairman or a lead director.

Amgen was accused by New York and other states of illegal kickbacks to promote sales of its anemia drug Aranesp. Meanwhile a study found certain patients who received Aranesp had about twice the risk of stroke. The lawsuit also said that Amgen invited doctors to weekend retreats, paid for their food and lodging and gave them extra payments as “advisers.”

The above concerns show there is need for improvement. Please encourage our board to respond positively to this proposal to enable shareholder action by written consent — Yes on 1.

Board Response to Stockholder Proposal #1

The Board of Directors recommends a vote “AGAINST” Stockholder Proposal #1 for the following reasons:

Our Board of Directors believes that it is unnecessary and not in the best interest of the Company or its stockholders to permit stockholders to act by written consent.

With rare exceptions, the annual meeting of stockholders is sufficient to handle all business on which stockholders must act. Where action is required outside of the annual meeting, the company may call a special meeting. Further, in an effort to promote stockholder democracy, the Board of Directors recently approved an amendment of the Company’s Bylaws giving stockholders the right to request special meetings. This provides stockholders with a powerful means to consider and approve stockholder-sponsored action and timely effect changes, while retaining the processes that ensure that stockholders act in a deliberate and fully informed manner.

Stockholder action by written consent can be used to circumvent the important deliberative process in which the informed views of all stockholders, management and the Board of Directors are considered. Stockholder meetings provide the opportunity for all stakeholders to be heard and educated action to be taken. The written consent process increases the potential, particularly in light of the fluid nature of communications enabled through technology and social media, for holders of a majority of shares outstanding to take action without notifying or receiving the input of the Board or minority stockholders. The Board of Directors believes that this potential result is contrary to the principles of stockholder democracy. Most significantly, the ability of the stockholders to act, without prior notice at any time, to replace the existing Board in the midst of a contest for control of the corporation could seriously affect the ability of the Board of Directors to achieve the best result for the stockholders. Even worse, the uncertain timetable created by the written consent procedure – the action is effective as soon as consents representing the requisite number of votes are received – could deter any potential higher bids, as potential bidders would not want to engage in the cost and effort of due diligence and negotiations given the possibility that at any time, without notice, our Board might be replaced.

The written consent process creates the potential for stockholder confusion and uninformed action. The solicitation by multiple stockholders of conflicting or overlapping consents on various issues can cause significant confusion and disruption. Further, the possibility of unannounced action through the written consent process upsets the ability of management and the Board of Directors to ensure the orderly conduct of the Company’s affairs. Without the full benefit of the knowledge, advice and participation of management and the Board of Directors, stockholders may engage in untimely and ill-advised action.

Delaware General Corporation Law recognizes these compelling concerns and expressly permits companies to eliminate or restrict stockholder action by written consent in order to ensure that all stockholders have an opportunity to consider in advance any proposed stockholder action. This explains in part why the vast majority of public companies do not allow stockholder action by written consent. The flexibility of Delaware law allows the Company to tailor its Certificate of Incorporation and Bylaws to promote the Company’s best interests and ensure that stockholders have an opportunity to be heard on matters impacting their rights.

The Board of Directors believes that the Company’s current structure strikes the appropriate balance between permitting stockholders to propose and effect timely changes and protecting the deliberative process that allows the views of minority stockholders, management and the Board of Directors to be considered. Accordingly, the Board of Directors does not believe that approval of Stockholder Proposal #1 is necessary or advisable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” STOCKHOLDER PROPOSAL #1.

Stockholder Proposal #2

The City of Philadelphia Public Employees Retirement System with an address of Two Penn Center Plaza, Sixteenth Floor, Philadelphia, PA 19102-1721, owner of 61,117 shares of our Common Stock as of November 23, 2009, has notified the Company that it intends to submit the following proposal at the Annual Meeting:

Resolved, that stockholders of Amgen Inc. (“Company”) urge the Compensation Committee of the Board of Directors (the “Committee”) to adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs until two years following the termination of their employment (through retirement or otherwise), and to report to stockholders regarding the policy before the Company’s 2011 annual meeting of stockholders. The stockholders recommend that the Committee not adopt a percentage lower than 75% of net after-tax shares. The policy should address the permissibility of transactions such as hedging transactions which are not sales but reduce the risk of loss to the executive.

SUPPORTING STATEMENT

Equity-based compensation is an important component of senior executive compensation at Company. According to the compensation tables in the 2009 Proxy Statement, as of December 31, 2008, our CEO had been granted options/stock awards on 3,494,750 shares of stock that have not yet been exercised or not yet vested. The Company’s Compensation Committee has established stock ownership guidelines for the CEO of five times base salary for our CEO ($1,550,000 base salary times five equals $7,750,000), which has already satisfied. According to the 2009 Proxy Statement, the CEO owned 1,234,310 shares of stock as March 9, 2009 and had realized $3,685,734 during 2008 on the exercise of options covering just 180,000 shares.

However, the Company has no requirement that its executives retain any of their shares following termination of employment.

We believe requiring senior executives to hold a significant portion of shares obtained through compensation plans after the termination of employment would focus them on Company long-term success and would better align their interests with those of Company stockholders. In the context of the current financial crisis, we believe it is imperative that companies reshape their compensation policies and practices to discourage excessive risk-taking and promote long-term, sustainable value creation. A 2002 report by a commission of The Conference Board endorsed the idea of a holding requirement, stating that the long-term focus promoted thereby “may help prevent companies from artificially propping up stock prices over the short-term to cash out options and making other potentially negative short-term decisions.”

We believe the Company’s current policy of the CEO owning stock that is up to five times base salary does not go far enough to ensure that equity compensation builds executive ownership. We also view a retention requirement approach as superior to a stock ownership guideline because a guideline loses effectiveness once it has been satisfied.

We urge stockholders to vote for this proposal.

Board Response to Stockholder Proposal #2

The Board of Directors recommends a vote “AGAINST” Stockholder Proposal #2 for the following reasons:

The Company’s current stock ownership guidelines include meaningful holding requirements that provide our executives with incentives to manage the Company in a manner that promotes long-term value growth. Because our guidelines effectively align the interests of officers and directors with those of our stockholders—and do so in a more comprehensive manner than the policy suggested in the proposal—the Board believes that the adoption of this particular proposal is unnecessary and recommends that stockholders vote against it.

The Company’s stock ownership guidelines were adopted in 2002 to align the long-term interests of our officers and directors with those of our stockholders. The Compensation and Management Development Committee regularly reviews the stock ownership guidelines and compares our guidelines with those utilized by our peers and with practices endorsed by corporate governance experts. As recently as October 2009, the Compensation and Management Development Committee recommended, and the Board approved, revised stock ownership guidelines.

We believe that our current stock ownership guidelines represent a more effective and comprehensive approach of promoting the long-term interests of stockholders than the policy suggested by the proponent. While the proposal addresses only “senior executives,” the Company’s stock ownership guidelines apply to all employees holding the title of Vice President and above. In addition, the proposed policy provides no guarantee of stock ownership by executive officers until stock is acquired through the Company’s equity incentive plans. Our guidelines, by contrast, require ownership of the Company’s securities that may be acquired through a variety of means, including open market purchases, and set clear and reasonable standards for the amount of stock to be owned by senior executives. The Chief Executive Officer’s guideline is set at a multiple of five times annualized base salary and Executive Vice Presidents must reach a threshold of three times base salary. Our Senior Vice Presidents and Vice Presidents are required to hold 13,500 and 4,500 shares, respectively, and all non-employee directors are required to hold 8,000 shares of our stock. Officers and directors are required to reach their required levels of stock ownership within five years and maintain the level for as long as they hold their respective positions. Officers who do not comply with the stock ownership guidelines are subject to discipline by the Company, including termination of employment.

A policy requiring executives to hold a significant portion of their equity awards for two years beyond retirement or termination could diminish our ability to attract and retain the talented executives that are critical to our long-term success. The proposed emphasis on post-retirement and post-termination compensation would unnecessarily limit our executives’ ability to prudently manage their financial affairs at a time when they no longer have any control over our operations or results. Further, requiring senior executive officers to retain a 75% stock ownership threshold beyond termination or retirement could result in motivating senior executives to leave the Company early in order to realize the value that they helped to create. The proposal reduces the benefits of equity compensation to our executives by severely limiting their ability to diversify their portfolios, make charitable gifts or liquidate a portion of their holdings in order to meet expenses. In addition, there may be practical limitations on our ability to enforce the holding requirements after termination of employment. As a result, this proposal could make it more difficult and costly to attract, motivate and retain top management talent.

The Board believes that our stock ownership guidelines, coupled with the significant vesting periods for the Company’s equity awards, strikes the right balance between ensuring that our officers have a significant equity stake in the Company’s future and maintaining a competitive executive compensation program. We also believe that our stock ownership guidelines appropriately align the interests of our executive officers with the long-term interests of stockholders, while still allowing the Board to use equity as an incentive in a balanced approach that supports the recruitment and retention of top talent.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” STOCKHOLDER PROPOSAL #2.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 15, 2010 by: (i) each director, each of whom is a nominee to become director; (ii) our Chief Executive Officer, our Chief Financial Officer and each of our other three most highly compensated executive officers for the year ended December 31, 2009 (collectively, the Named Executive Officers); and (iii) all of our current directors, Named Executive Officers and executive officers as a group.

	Common Stock Beneficially Owned(1)(2)
Beneficial Owner	Number of Shares	Percent of Total
Non-Employee Directors and Nominees
David Baltimore	101,237	*
Frank J. Biondi, Jr.(3)	126,206	*
François de Carbonnel(4)	25,800	*
Jerry D. Choate(5)	132,557	*
Vance D. Coffman(6)	38,295	*
Frederick W. Gluck	93,637	*
Rebecca M. Henderson	0	*
Frank C. Herringer(7)	58,781	*
Gilbert S. Omenn(8)	251,526	*
Judith C. Pelham	92,637	*
J. Paul Reason(9)	112,332	*
Leonard D. Schaeffer(10)	57,659	*

Named Executive Officers
Kevin W. Sharer(11)	1,452,073	*
Robert A. Bradway	163,605	*
George J. Morrow(12)	564,757	*
Roger M. Perlmutter	617,513	*
Fabrizio Bonanni(13)	416,564	*
All directors and nominees, Named Executive Officers and executive officers as a group (22 individuals)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)(13)(14)	5,399,574	*

*	Less than 1%.

(1)	Information in this table is based on our records and information provided by directors, Named Executive Officers, executive officers and in public filings. Unless otherwise indicated in the footnotes and subject to community property laws, where applicable, each of the directors and nominees, Named Executive Officers and executive officers has sole voting and/or investment power with respect to such shares, including shares held in trust. There were 971,553,655 shares of our Common Stock outstanding as of March 15, 2010.

(2)	Includes shares which the individuals shown have the right to acquire (a) upon vesting of restricted stock units, or RSUs, where the shares are issuable as of March 15, 2010 or within 60 days thereafter, and (b) upon exercise of options that are vested as of March 15, 2010 or within 60 days thereafter as set forth in the table below. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.

Name	Options
David Baltimore	78,000
Frank J. Biondi, Jr.	122,000
François de Carbonnel	25,000
Jerry D. Choate	78,000
Vance D. Coffman	30,000
Frederick W. Gluck	78,000
Rebecca M. Henderson	0
Frank C. Herringer	45,000
Gilbert S. Omenn	78,000
Judith C. Pelham	78,000
J. Paul Reason	106,000
Leonard D. Schaeffer	50,000
Kevin W. Sharer	1,208,250
Robert A. Bradway	141,750
George J. Morrow	455,750
Roger M. Perlmutter	476,750
Fabrizio Bonanni	354,125

(3)	Excludes 8,931 shares that Mr. Biondi has the right to acquire pursuant to vested RSUs that have been deferred to a date later than 60 days after March 15, 2010.

(4)	Excludes 1,982 shares that Mr. de Carbonnel has the right to acquire pursuant to vested RSUs that have been deferred to a date later than 60 days after March 15, 2010.

(5)	Includes 4,000 shares held by the JDC Family Foundation, a 501(c)(3) non-profit charitable trust, for which Mr. Choate is the trustee with sole voting and investment power with respect to such shares. Mr. Choate disclaims any beneficial interest in such shares.

(6)	Excludes 4,355 shares that Dr. Coffman has the right to acquire pursuant to vested RSUs that have been deferred to a date later than 60 days after March 15, 2010. Includes 30 shares held by his spouse’s trust.

(7)	Excludes 7,288 shares that Mr. Herringer has the right to acquire pursuant to vested RSUs that have been deferred to a date later than 60 days after March 15, 2010. Includes 10,075 shares held by family trusts.

(8)	Excludes 4,355 shares that Dr. Omenn has a right to acquire pursuant to vested RSUs that have been deferred to a date later than 60 days after March 15, 2010.

(9)	Excludes 4,355 shares that Adm. Reason has a right to acquire pursuant to vested RSUs that have been deferred to a date later than 60 days after March 15, 2010.

(10)	Excludes 2,978 shares that Mr. Schaeffer has the right to acquire pursuant to vested RSUs that have been deferred to a date later than 60 days after March 15, 2010.

(11)	Includes 257,697 shares held by a trust and 4,326 shares (excluding fractional shares) in Amgen’s Retirement and Savings Plan, or 401(k) Plan.

(12)	Includes 2,717 shares (excluding fractional shares) in Amgen’s 401(k) Plan.

(13)	Includes 56,439 shares held by a family trust, for which Dr. Bonanni has shared voting and investment power.

(14)	Includes shares of 1,094,395 shares (excluding fractional shares) held by the five executive officers who are not Named Executive Officers and who have a right to acquire upon the vesting of RSUs that have not been deferred to a date later than 60 days after March 15, 2010 or upon exercise of vested options as of March 15, 2010 or within 60 days thereafter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the number of shares of our Common Stock owned by each person or entity known to the Company to be the beneficial owners of more than five percent of our Common Stock as of December 31, 2009, except as noted, based on a review of publicly available statements of beneficial ownership filed with the Securities and Exchange Commission, or SEC, on Schedules 13D and 13G through March 15, 2010.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Total(1)
BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10022	68,585,231	6.76%

(1)	The “Percent of Class” reported in this column has been calculated based upon the numbers of shares of Common Stock outstanding as of March 15, 2010 and may differ from the “Percent of Class” reported in statements of beneficial ownership filed with the SEC.

(2)	The amounts shown and the following information was provided by BlackRock, Inc. pursuant to a Schedule 13G filed with the SEC on January 29, 2010, indicating beneficial ownership as of as of December 31, 2009 of 68,585,231 shares of our Common Stock. BlackRock, Inc. reports that it has sole voting and dispositive power over all of these shares.

CORPORATE GOVERNANCE

Board of Directors Corporate Governance Highlights

The Board is governed by its corporate governance principles, which are amended from time to time to incorporate certain current best practices in corporate governance. The corporate governance principles may be found on the Company’s website at www.amgen.com(1) and are available in print upon written request to the Company’s Secretary. The Board’s corporate governance practices include the following:

•	Executive Sessions—The Company’s independent directors meet privately on a regular basis. The Chairman of the Governance and Nominating Committee, or Governance Committee, presides at such meetings.

•

Access to Management—The Company affords its directors ready access to the Company’s management. Key members of management attend Board and committee meetings to present information concerning various aspects of the Company, its operations and results. Committee members also have regular meetings with the Company’s Chief Compliance Officer and internal auditors.

•

Outside Advisors—The Board vests its committees with the authority to retain outside advisors. The Audit Committee has the sole authority to hire and terminate the independent registered public accountants. The Compensation and Management Development Committee, or Compensation Committee, has the sole authority to hire and terminate compensation advisors for senior management compensation review. The Governance Committee has the sole authority to hire and terminate search firms to identify director candidates and compensation advisors on directors’ compensation.

•

Limitation on Number of Boards—A director who is currently serving as the Company’s Chief Executive Officer should not serve on more than four public company boards. No director should serve on more than six public company boards.

•

Retirement Age—The Board has established a retirement age of 72. A director will retire from the Board on the day of the annual meeting of stockholders following his 72nd birthday. In December 2009, the Board waived the retirement age of 72 with respect to Mr. Gluck and Dr. Baltimore. Mr. Gluck is now entitled to stand for re-election to the Board until the 2011 annual meeting of stockholders and Dr. Baltimore is now entitled to stand for re-election to the Board until the 2012 annual meeting of stockholders.

•

Change in Circumstances—If a director has a substantial change in principal business or professional affiliation or responsibility, including a change in principal occupation, he or she shall offer his or her resignation to the Chairman of the Governance Committee. The Governance and Nominating Committee determines whether to accept the resignation based on what it believes to be in the best interests of the Company and its stockholders.

•

Board Evaluation—The Board has an annual evaluation process which focuses on the role and effectiveness of the Board. The Board completed such an evaluation in December 2009 and was satisfied with its performance. In addition, the Audit Committee, Compensation Committee, Corporate Responsibility and Compliance Committee, or Compliance Committee, and Governance Committee each conduct an annual evaluation of its respective committee’s effectiveness. The Audit Committee, Compensation Committee and Compliance Committee each completed its assessment in October and the Governance Committee completed its assessment in December. Each committee was satisfied with its performance.

•

Majority Votes—If an incumbent director up for re-election at a meeting of stockholders fails to receive a majority of affirmative votes in an uncontested election, the Board of Directors will adhere to the director resignation policy as provided in our Amended and Restated Bylaws.

(1)	This website is not intended to function as a hyperlink and the information contained on the Company’s website is not intended to be part of this proxy statement.

•

Outside Relationships—Without the prior approval of disinterested members of the Board, directors should not enter into any transaction or relationship with the Company in which they will have a financial or a personal interest or any transaction that otherwise involves a conflict of interest.

•

Conflicts of Interest—If an actual or potential conflict of interest arises for a director or a situation arises giving the appearance of an actual or potential conflict, the director must promptly inform the Chairman of the Board or the Chairman of the Governance Committee. All directors will recuse themselves from any discussion or decision found to affect their personal, business or professional interests.

Director Qualifications and Review of Board Diversity

Our Governance Committee is responsible for determining Board of Director membership qualifications and selects, evaluates and recommends to the Board nominees to fill vacancies as they arise. The Governance Committee does not maintain a diversity policy, but the Governance Committee considers diversity as one factor of many, as appropriate. The Governance Committee maintains, with the approval of the Board, guidelines for selecting nominees to serve on the Board and for considering stockholder recommendations for nominees. The Amgen Inc. Board of Directors Guidelines for Director Qualifications and Evaluations are included in this proxy statement as Appendix A. The Governance Committee makes recommendations to the Board regarding the size and composition of the Board. The Governance Committee reviews periodically with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations. The Governance Committee is responsible for ensuring that the composition of the Board of Directors accurately reflects the needs of the Company’s business and, in furtherance of this goal, proposing the addition of members to the Board. Among other things, Board members should possess demonstrated breadth and depth of management and leadership experience, financial and/or business acumen or relevant industry or scientific experience, integrity and high ethical standards, sufficient time to devote to the Company’s business, the ability to oversee, as a director, the Company’s business and affairs for the benefit of our stockholders, the ability to comply with the Amgen Board of Directors’ Code of Conduct and a demonstrated ability to think independently and work collaboratively. In addition, the Governance Committee considers, where necessary and appropriate, maintaining a Board of Directors that reflects diversity. Diversity includes race, ethnicity and gender and is also broadly construed to take into consideration many other factors, including industry knowledge, operational experience and scientific and academic expertise, geography and personal backgrounds. All of our non-employee directors are considered independent. Each nominee also brings a strong and unique background as more specifically described under “ITEM 1 ELECTION OF DIRECTORS” above.

Leadership Structure and Risk Oversight

Leadership Structure

The Company’s current leadership structure and governing documents permit the roles of Chairman of the Board, or Chairman, and Chief Executive Officer, or CEO, to be filled by the same or different individuals. The Board of Directors has currently determined that it is in the best interests of the Company to have one person serve as Chairman and CEO for the reasons stated below. As such, Mr. Sharer holds the position of Chairman and CEO.

Corporate Governance Structure. The Board believes the Company’s corporate governance structure, with its strong emphasis on Board independence and strong Board and committee involvement, provides sound and robust oversight of management.

Board Independence. At least annually, the Governance Committee reviews the independence of each non-employee director and makes recommendations to the Board and the Board affirmatively determines whether each director qualifies as independent. Each director must keep the Governance Committee fully and promptly informed as to any development that may affect the director’s independence.

Composition of the Board. Twelve out of the thirteen director nominees (over 93%) are independent as defined by The NASDAQ Stock Market LLC, or NASDAQ, listing standards and the requirements of the Securities and Exchange Commission, or SEC. All of our directors are elected annually.

Key Committees Comprised of Independent Directors. The Audit Committee, the Compensation Committee, the Compliance Committee, and the Governance Committee are each composed solely of independent directors and provide independent oversight of management. In addition, the Audit and Compensation Committees meet in executive session at all regular meetings, at least five times per year. Each of our committees effectively manages their Board delegated duties and communicates regularly with Mr. Sharer. In addition, the Compensation Committee has an effective process for monitoring and evaluating Mr. Sharer. The Chairperson for each committee reports to the full Board at each regular meeting of the Board.

Independent Directors Sessions. At each regularly scheduled Board meeting, the independent directors meet in an executive session without Mr. Sharer to review Company performance, management effectiveness, proposed programs and transactions and the Board meeting agenda items. These independent sessions are organized and chaired by the presiding independent director, Mr. Herringer, the chair of the Governance Committee. Mr. Herringer also serves as a regular communication channel between the independent directors and Mr. Sharer.

Current Leadership Structure. Mr. Sharer holds the position of Chairman and CEO. The Board currently believes that the Company and its stockholders are best served by having Mr. Sharer serve in both positions. Mr. Sharer is most familiar with our highly complex and long-cycle business and the unique challenges we face in the current environment. The Board believes Mr. Sharer is best situated to set the agenda items and lead discussions on the important matters affecting us. Mr. Sharer’s wealth of knowledge regarding Company operations and the industries and markets in which we compete positions him to best identify matters for Board review and deliberation. Additionally, the combined role of Chairman and CEO facilitates centralized Board leadership in one person so there is no ambiguity about accountability. This structure also eliminates conflict between two leaders and minimizes the likelihood of two spokespersons sending different messages. Other than Mr. Sharer, all members of the Board are independent and our key committees are comprised solely of independent Board members. In addition, at each regularly scheduled Board meeting, independent directors meet in an executive session without Mr. Sharer present to review Company performance, management effectiveness, proposed programs and transactions and the Board meeting agenda. These independent sessions are organized and chaired by a presiding independent director, Mr. Herringer, the chair of the Governance Committee.

In addition, the Board currently believes that a single person, acting in the capacities of Chairman and CEO, serves as a bridge between the Board and management and provides critical leadership for carrying out our strategic initiatives and confronting our challenges. Mr. Sharer’s day-to-day insight into our challenges facilitates a timely deliberation by the Board of important matters. In short, the Board currently believes that the Company can more effectively execute its strategy and business plans to maximize stockholder value if our Chairman is also a member of the management team.

In this regard, the Board’s current leadership structure is consistent with the practice at many large U.S. companies. There is no consensus in the U.S. that separating the roles is a governance best practice nor that combining the roles adversely affects corporate financial performance. American companies have historically followed a model in which the chief executive officer also serves as chairman of the board; this is particularly true for larger companies where the complexities of the issues often warrant a combined position to ensure effective and efficient board meetings, information flow, crisis management and long-term planning.

Flexibility of Board. The Board is committed to high standards of corporate governance. The Board also values its flexibility to select, on a case-by-case basis, the style of leadership best able to meet the Company’s and stockholders’ needs based on the qualifications of the individuals available and circumstances existing at the time.

The Board’s Role in Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, which is designed to support the achievement of the Company’s objectives, including strategic objectives to improve long-term financial and operational performance and enhance stockholder value. Our Board believes that a fundamental part of risk oversight is not only understanding the risks that we face, through regular communications with senior management during Board and committee meetings regarding risk management, control and mitigation, but also understanding what level of risk is appropriate for our Company and how that level of risk may change over time or due to circumstances. We believe that the risk management areas that are fundamental to the success of our annual and strategic plans include certainty of supply, the direction and productivity of our product development efforts, legal and regulatory compliance and the reliability of public and private reimbursement systems, all of which are managed cross-functionally by senior executive management reporting directly to our CEO. Our Board also engages in risk management discussions and considers risks to the Company as a part of the strategic planning process, the annual budget review and approval, the capital plan review and approval, the other approval processes, and through reviews of compliance issues in the appropriate committees of our Board as appropriate. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board are structured to oversee specific risks, as follows:

Committee	Primary Risk Oversight Responsibility
Audit Committee	• Oversees financial risk, capital risk and financial compliance risk and internal controls over financial reporting.

Corporate Responsibility and Compliance Committee	• Oversees non-financial compliance risk, such as regulatory risks and compliance with the staff member code of conduct.

Compensation and Management Development Committee

   •   Ensures that the right management talent is in place. Oversees the Company’s compensation policies and practices, including whether such policies and practices balance risk-taking and rewards in an appropriate manner as discussed further below.

Governance and Nominating Committee	• Oversees the assessment of each member of the Board’s independence, as well as the effectiveness of our Board of Directors Corporate Governance Principles and Board of Directors’ Code of Conduct.

At each regular meeting, or more frequently as needed, the Board of Directors considers reports from each of the committees above, which reports often provide considerable detail on risk management issues and management’s response.

Compensation Risk Management

In 2009, the Compensation Committee directed management to work with the Compensation Committee’s independent compensation consultant to conduct an assessment of the Company’s compensation policies and practices for all staff members for material risk to the Company. The results of this assessment were reviewed and discussed with the Compensation Committee. Based on this assessment, review and discussion, the Company believes that, through a combination of risk-mitigating features and incentives guided by relevant market practices and Company-wide goals, the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

In evaluating our Company’s compensation policies and practices, a number of factors were identified which the Company, the Compensation Committee and its independent consultant believe discourage excessive risk-taking, including the factors described below.

•

Our compensation programs consist of a mix of incentives that are tied to performance periods and are designed to balance our need to drive our current performance with the need to position the Company for longer-term success.

•

Of this mix of incentives, Company-wide results are the most important factor in determining the amount of an incentive award for each of our staff members. Additionally, we limit short-term incentives and make long-term incentive equity awards a component of compensation for all staff members. In particular, the CEO and the other Named Executive Officers participate in compensation plans that are designed to ensure that over 65% of their compensation is in the form of long-term equity awards to ensure that a significant portion of their compensation is associated with long-term outcomes rather than short-term outcomes, which aligns these individuals with stockholder interests.

•

We employ strong practices with respect to equity awards: we do not award mega-grants, discounted stock options or immediately vesting stock options or restricted stock units to staff members; we have grant guidelines that generally limit the time period in which we can make equity grants to two business days after our announcement of earnings and we prohibit staff members from hedging the economic risk of our Company’s Common Stock.

•	We have robust stock ownership guidelines for vice presidents and above that require significant investment by these individuals in our Company’s Common Stock.

•

For the portion of compensation that is based on individual performance, our Company values and leadership behaviors are an integral part of the performance assessments of our staff members and are particularly emphasized in our assessment tools at higher levels in the Company.

•	The Compensation Committee retains full discretion to reduce or eliminate annual cash incentive awards to our executive officers, and can and has modified awards downwards.

•

We have a clawback policy that allows us to recover past cash or equity compensation payouts to our executive officers in cases where the financial results on which the payouts were based are subsequently restated and the executive officer’s fraud or misconduct partially caused the restatement.

Code of Ethics and Business Conduct

Our Board has adopted two codes of business conduct and ethics, one that applies to our directors and the second which applies to all of our staff members, including our executive officers. To view our codes of conduct please visit our website at www.amgen.com(1). We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions, applicable to our directors and executive officers, at the same location on our website identified above. There were no waivers of either of the codes of conduct in 2009.

Board Independence

At least annually, the Governance Committee reviews the independence of each non-employee director and makes recommendations to the Board and the Board affirmatively determines whether each director qualifies as independent. Each director must keep the Governance Committee fully and promptly informed as to any development that may affect the director’s independence.

The Board has determined that each of our non-employee directors is independent under the listing standards of NASDAQ and the requirements of the SEC. Mr. Sharer is not independent based on his service as our CEO and President. Mr. Sharer is the only director who also serves us in a management capacity. In making

(1)	This website is not intended to function as a hyperlink and the information contained on the Company’s website is not intended to be part of this proxy statement.

its independence determinations, the Board reviewed transactions and relationships between the director, or any member of his or her immediate family, and us or one of our subsidiaries or affiliates based on information provided by the director, our records and publicly available information. Specifically, the Board considered the following types of relationships and transactions: (i) principal employment of and other public company directorships held by each non-employee director, which are set forth in “ITEM 1 ELECTION OF DIRECTORS” above; (ii) contracts or arrangements that are ongoing or which existed during any of the past three fiscal years between the Company and/or its subsidiaries or affiliates and any entity for which the non-employee director, or his or her immediate family member, is an executive officer or greater-than-10% stockholder; and (iii) contracts or arrangements that are ongoing or which existed during any of the past three fiscal years between the Company and/or its subsidiaries or affiliates and any other public company for which the non-employee director serves as a director. All identified transactions that appear to relate to the Company and/or its subsidiaries or affiliates and an entity with a known connection to a director are presented to the Board for consideration. The Board’s independence determinations included reviewing the following transactions and arrangements:

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Drs. Coffman, Henderson and Omenn and Messrs. Biondi and Schaeffer are members of the board of directors of companies with which the Company does business, but in such capacity did not provide advice or services to the Company.

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Drs. Baltimore, Coffman, Henderson and Omenn, Messrs. Gluck and Herringer and Ms. Pelham have each served as a professor, trustee, director or advisory board member for one or more colleges and universities. The Company has a variety of dealings with these institutions, including:

•	Research and facility-related services;

•	Charitable contributions;

•	Amgen Foundation grants; and

•	Outsourcing for product development, research and lab services.

None of our directors has any direct or indirect interest in any of these transactions and arrangements and the Board determined that these transactions and arrangements did not warrant a determination that the director was not independent.

Board Meetings

The Board held five meetings in 2009 and all of the directors attended at least 75% of the total number of meetings of the Board and committees on which they served. The independent members of the Board meet in executive session without management at all regularly scheduled meetings of the Board. The Chairman of the Governance Committee presides at such meetings. We and the Board expect all directors to attend our annual meetings of stockholders barring unforeseen circumstances or irresolvable conflicts. All of the then-current members of the Board, with the exception of Mr. Gluck, were present at our 2009 annual meeting of stockholders.

Board Committees and Charters

The Board’s standing committees are: Audit Committee, Compensation Committee, Compliance Committee, Equity Award Committee, Executive Committee and Governance Committee. The Board maintains charters for each of these standing committees. In addition, the Board has adopted a written set of corporate governance principles and a Board of Director’s code of conduct that generally formalize practices we have in place. To view the charters of the committees named above, the corporate governance principles and the Board of Directors’ code of conduct, please visit our website at www.amgen.com(1).

(1)	This website is not intended to function as a hyperlink and the information contained on the Company’s website is not intended to be part of this proxy statement.

Audit Committee

The Audit Committee met ten times in 2009. Mr. Biondi serves as Chairman and Ms. Pelham, Mr. de Carbonnel and Drs. Baltimore, Coffman and Omenn currently serve as members of the Audit Committee. All members of the Audit Committee meet the NASDAQ composition requirements, including the requirements regarding financial literacy and financial sophistication, and the Board has determined that each member is independent under the listing standards of NASDAQ and the rules of the SEC, regarding audit committee membership. The Board has determined that each of Messrs. Biondi and de Carbonnel and Dr. Coffman is an “audit committee financial expert” as defined by Item 407 of Regulation S-K.

The Audit Committee has sole authority for the appointment, compensation and oversight of the work of the independent registered public accountants, and responsibility for reviewing and discussing, prior to filing or issuance, with management and the independent registered public accountants (when appropriate) our audited consolidated financial statements to be included in our Annual Report on Form 10-K and earnings press releases.

Compensation and Management Development Committee

The Compensation Committee met six times in 2009. Mr. Gluck serves as Chairman and Adm. Reason, Messrs. Choate, Herringer and Schaeffer currently serve as members of the Compensation Committee, each of whom has been determined by the Board to be independent under the listing standards of NASDAQ and the requirements of the SEC.

The Compensation Committee assists the Board in fulfilling its fiduciary responsibilities with respect to the oversight of the Company’s compensation plans, policies and programs, especially those regarding executive compensation. The Compensation Committee is responsible for ensuring that the Company’s compensation programs are designed to encourage high performance, promote accountability and adherence to Company values and the staff member code of conduct and align with the interests of the Company’s stockholders. The Compensation Committee is also responsible for ensuring that the executive management development processes are designed to attract, develop and retain talented leadership to serve the long-term best interests of the Company. The Governance Committee is responsible for evaluating and making recommendations to our Board regarding non-employee director compensation.

The processes and procedures of the Compensation Committee for considering and determining compensation for our executive officers are as follows:

•	Compensation for our executive officers, including our Named Executive Officers, is generally determined annually in March.

•

With respect to our CEO, during the first calendar quarter of each year the Compensation Committee reviews and approves Company goals and objectives for the current year and evaluates the CEO’s performance in light of the Company goals and objectives established for the prior year. The Compensation Committee evaluates the performance of the CEO within the context of the overall performance of the Company, including a report of feedback from the CEO’s direct reports compiled by the Senior Vice President, Human Resources, considers competitive market data and establishes the CEO’s compensation based on this evaluation. The values of each component of total compensation (base salary, target annual cash incentive awards and equity awards) for the current year, as well as total annual compensation for the prior year (including the value of equity holdings, potential change of control payments and vested benefits under our Retirement and Savings Plan, Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan as of the end of the last fiscal year) are considered at this time. Final determinations regarding our CEO’s performance and compensation are made during an executive session of the Compensation Committee and are reported to and reviewed by the Board in an independent directors’ session.

•

Our Compensation Committee determines compensation for the other executive officers based on the recommendations of our CEO regarding base salary, annual cash incentives and annual equity awards. The Compensation Committee has typically followed these recommendations.

•

In setting executive compensation, the Compensation Committee compares the Company’s pay levels and programs to those of the Company’s competitors for executive talent and uses this comparative data as a guide in its review and determination of compensation. For each Named Executive Officer, the Compensation Committee reviews the compensation levels and practices of a peer group consisting of biotechnology and pharmaceutical companies.

•

During 2009, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (Cook & Co., or the consultant), an independent consultant, to provide advice regarding executive compensation, opinions on the appropriateness and competitiveness of our executive compensation programs relative to market practice, consult on various compensation matters and recommend compensation designs and practices. Cook & Co. reported directly to the Compensation Committee. Management interacts with the consultant to provide information or the perspective of management as requested by the consultant or Compensation Committee, coordinates payment to the consultant out of the Board of Directors’ budget, notifies the consultant of upcoming agenda items or makes the consultant aware of regular or special meetings of the Compensation Committee. Cook & Co. attends regularly scheduled meetings of the Compensation Committee (including meeting in executive session with the Compensation Committee, as requested).

•	The Compensation Committee has authority to delegate any of the functions described above to a subcommittee of its members. No delegation of this authority was made in 2009.

•	The Compensation Committee holds executive sessions (with no members of management present) at each of its regular meetings.

Equity Award Committee

The Equity Award Committee met four times in 2009. Mr. Gluck serves as Chairman and Messrs. Choate and Sharer currently serve as members of the Equity Award Committee. Our Board has delegated to the Equity Award Committee the responsibility for determining equity-based awards to vice presidents and below who are not Section 16 officers and the Equity Award Committee has the authority to make equity-based grants to such eligible staff members for purposes of compensation, retention, promotion and commencement of employment under the Company’s plans and programs, consistent with the equity grant guidelines by grade level reviewed annually by the Compensation Committee. In addition, the Equity Award Committee delivers a report to the Compensation Committee for report to the Board summarizing the equity-based awards made by the Equity Award Committee.

Governance and Nominating Committee

The Governance Committee met four times in 2009. Mr. Herringer serves as Chairman and Drs. Baltimore, Coffman and Henderson, Messrs. de Carbonnel, Choate and Gluck currently serve as members of the Governance Committee, each of whom has been determined by the Board to be independent under the listing standards of NASDAQ and the requirements of the SEC. Dr. Henderson was appointed to the Governance Committee in July 2009.

The Governance Committee is responsible for developing and overseeing the Board’s corporate governance principles and a code of conduct applicable to members of the Board and for monitoring the independence of the Board. The Governance Committee also determines Board membership qualifications, selects, evaluates and recommends to the Board nominees to fill vacancies as they arise, reviews the performance of the Board and its committees and is responsible for director education. The Governance Committee maintains, with the approval of the Board, guidelines for selecting nominees to serve on the Board and considering stockholder recommendations for nominees. Such guidelines are included in this proxy statement as Appendix A. Stockholders wishing to communicate with the Governance Committee regarding recommendations for director nominees should follow the procedure described in “—Communication with the Board” below. Additionally, the Governance Committee recommends to the Board nominees for appointment as executive officers and certain other officers.

The Governance Committee also oversees the corporate governance and Board membership matters of the Company. Among the Governance Committee’s responsibilities, the Governance Committee evaluates and makes recommendations to our Board regarding compensation for non-employee Board members. Any Board member who is also an employee of the Company does not receive separate compensation for service on the Board.

The processes and procedures of the Governance Committee for considering and determining director compensation are as follows:

•

The Governance Committee has authority to evaluate and make recommendations to our Board regarding director compensation. The Governance Committee conducts this evaluation periodically by reviewing our director compensation practices against the practices of an appropriate peer group and the Governance Committee may determine to make recommendations to our Board regarding possible changes to director compensation. The Governance Committee has authority to delegate any of these functions to a subcommittee of its members. No delegation of this authority was made in 2009.

•

The Governance Committee has the authority to retain consultants to advise on director compensation matters. No executive officer has any role in determining or recommending the form or amount of director compensation.

•	The Governance Committee reviewed an analysis of the current director compensation program in 2006 and determined at that time to make no changes.

In 2007, the Governance Committee recommended to the Board that it amend our Director Equity Incentive Program to align the timing of equity grants to directors with our equity awards policy for our staff members and the Board so amended this program. In March 2009, the Board adopted a slightly modified Director Equity Incentive Program in connection with our 2009 Equity Incentive Plan approved by stockholders at our 2009 annual meeting of stockholders. The details of this program are discussed below under “DIRECTOR COMPENSATION.”

Corporate Responsibility and Compliance Committee

The Compliance Committee met five times in 2009. Mr. Schaeffer serves as Chairman and Drs. Henderson and Omenn, Ms. Pelham and Adm. Reason serve as members of the Compliance Committee. Dr. Henderson was appointed to the Compliance Committee in July 2009.

The Compliance Committee is responsible for overseeing our compliance program and reviewing our programs in the areas of ethical conduct, environmental protection, health and safety, human resources and government affairs. Additionally, the Compliance Committee receives regular updates on political, social and environmental trends and public policy issues that may affect our business or public image, and reviews our political and charitable activities.

Our compliance program is designed to promote ethical business conduct and ensure compliance with applicable laws and regulations. We have codes of conduct for our officers, staff and suppliers that delineate standards for ethical business conduct and legal and regulatory compliance as well as a business conduct hotline through which anonymous reports of misconduct can be made to our Chief Compliance Officer. Our Chief Compliance Officer, who reports to the Compliance Committee, oversees the ongoing operations of the compliance program. The key objectives of our compliance program operations include providing ongoing compliance training and education, auditing and monitoring of compliance risks, maintaining and promoting the business conduct hotline, conducting investigations, responding appropriately to any compliance violations and taking appropriate steps to detect and prevent recurrence.

Executive Committee

The Executive Committee did not meet in 2009. Mr. Sharer serves as Chairman and Messrs. Biondi, Choate, Gluck, Herringer and Schaeffer currently serve as members of the Executive Committee. The Executive Committee has all the powers and authority of the Board in the management of our business and affairs, except with respect to certain enumerated matters, including Board composition and compensation, changes to our

Restated Certificate of Incorporation, as amended, or any other matter expressly prohibited by law or our Restated Certificate of Incorporation, as amended.

Communication with the Board

Our annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, any committee of the Board, or the directors as a group, by sending such written communication to our Secretary at our principal executive office, One Amgen Center Drive, Thousand Oaks, California 91320-1799, Mail Stop 38-5-A. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to our business or communications that relate to improper or irrelevant topics. The Secretary or his designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company staff members or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning potential director nominees submitted by any of our stockholders will be forwarded to the Chairman of the Governance Committee.

Compensation Committee Report(1)

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2010 Annual Meeting proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

Compensation Committee

of the

Board of Directors

Frederick W. Gluck, Chairman

Jerry D. Choate

Frank C. Herringer

J. Paul Reason

Leonard D. Schaeffer

Forward-Looking Statements

This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those set forth in the statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements of revenues, adjusted earnings per share and other financial metrics, expected political, clinical or regulatory results or practices, the development of Amgen’s product candidates, including anticipated product approvals, planned international expansion and other such estimates and results. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements involve significant risks and uncertainties, including those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009 and in our most recent periodic reports on Form 10-Q and Form 8-K filed with the SEC, and actual results may vary materially.

(1)	The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our compensation strategy, policies, programs and practices for our Named Executive Officers identified in the “Summary Compensation Table.” Our Named Executive Officers consist of our Chief Executive Officer, or CEO, our Chief Financial Officer, or CFO, and the three next most highly paid executive officers of the Company. The Compensation Management and Development Committee is generally referred to as the Compensation Committee.

2009 COMPENSATION HIGHLIGHTS

Most of our compensation decisions are made at the commencement of the year, after review of our performance over the past year. Our compensation of our Named Executive Officers for 2009 aligned well with our executive compensation objectives and with our performance:

•

Delivery of strong results against our 2009 Company goals resulted in above-target annual cash incentive award payouts. As described below, performance against the 2009 Company goals set by the Compensation Committee yielded a composite score of 151.2% for our annual cash incentive award programs.

•

Our stock price performance over the 2007-2009 performance period resulted in significantly below-target performance unit payouts under our Performance Award Program. Because our actual 2007-2009 performance period compound annual total shareholder return (TSR) was less than our threshold goal of 5%, our performance unit payout for this performance period was reduced to 47.4% of performance units granted (versus a maximum of 225%).

•

We continued to deliver the largest portion of Named Executive Officer target total direct compensation in the form of long-term incentive (LTI) equity awards. In 2009, more than two-thirds of the total target value of the three primary elements of Named Executive Officer compensation – base salaries, annual cash incentive awards and LTI equity awards – was delivered in the form of LTI equity awards, continuing our emphasis on long-term pay-for-performance.

•

A continued emphasis on total shareholder return was coupled with a greater emphasis on financial performance in setting the performance goals for the 2009-2011 Performance Award Program. Our goals for the 2009-2011 performance period returned Company financial performance measures to the performance goal mix and introduced a relative TSR multiplier (in place of absolute TSR) to measure the multi-year return to our stockholders relative to a group of comparator companies.

EXECUTIVE COMPENSATION OBJECTIVES

Our compensation programs have been designed to achieve the following objectives, as we believe that our executive compensation programs should:

•

Pay-for-performance in a manner that strongly aligns with stockholder interests by rewarding and encouraging our performance on both a short- and long-term basis. Other than the base salary program and restricted stock units, all of our executive cash and equity compensation programs for 2009 are directly dependent upon the achievement of our performance goals, growth in the price of our Common Stock or both. We generally do not offer plans that deliver significant value to our executives without regard to their individual performance or the performance of the Company, such as defined benefit or traditional executive supplemental defined benefit pension plans;

•

Attract, motivate and retain the highest level of executive talent by paying them competitively, consistent with their roles and responsibilities, our success, and their contributions to this success. To attract and retain executive talent with proven skills and experience, we believe that our compensation programs must be competitive and compare favorably with those offered by other companies with which we compete for a limited pool of executive talent; and

•

Consider all Amgen staff members by taking into account their compensation treatment in the design of our executive compensation programs, so that we have a comprehensive and thoughtful approach to rewarding all staff members who contribute to our success. This approach has resulted in virtually all Amgen staff members being eligible for and receiving annual cash incentive awards and annual equity grants based on our performance and their contributions to our performance.

We intend that our compensation programs reward actions and outcomes that are consistent with the sound operation of our Company and are aligned with the creation of long-term stockholder value. We have in place certain key safeguards, such as our clawback policy (which applies to bonuses and other incentive and equity compensation awarded to executive officers) and our executive stock ownership guidelines which are designed to require executives to hold significant amounts of the Company’s equity and further align executive officers with the interests of our stockholders and our long-term success.

PRIMARY ELEMENTS OF NAMED EXECUTIVE OFFICER COMPENSATION

Our executive compensation program, in which all of our Named Executive Officers participate, is comprised of three primary elements – base salaries, annual cash incentive awards, and LTI equity awards. The sum of these three elements at target levels of our performance is referred to as target total direct compensation (Target TDC). The following table displays our 2009 Target TDC weightings for our Named Executive Officers, or NEOs. Above-target awards from our annual cash incentive award program are realized only if the Company exceeds target levels of achievement for the Company goals discussed below.

Primary Elements of Named Executive Officer Compensation(1)	Purpose
Base Salaries – Base salary levels for Named Executive Officers are typically set on an annual basis, but may also be adjusted at the time of a promotion or job change.	• Provide a degree of financial certainty and stability. • Increases recognize competitive market conditions and can reward individual performance.

Annual Cash Incentive Awards – Awards are made under the Executive Incentive Plan (EIP), and are determined by the Compensation Committee generally using Global Management Incentive Plan (GMIP) pre-established Company goals and results.

•    Motivate our Named Executive Officers to meet or exceed annual Company goals, drive our current performance and position us for longer-term success.

•    Align staff members with these GMIP Company goals, as virtually every staff member worldwide is eligible to earn an annual cash incentive award based on these same GMIP Company goals.

LTI Equity Awards – LTI equity awards for our Named Executive Officers consist of performance units, stock options and restricted stock units. The weightings of each award type at the time of grant, based on internal valuations, are 40% performance units, 40% stock options, and 20% restricted stock units.

•    LTI equity awards provide incentive for the achievement of strategic and financial objectives and the resulting increase in our Common Stock price over the long-term.

•    The significance of the proportion of Target TDC in the form of LTI equity awards (67-70%) places greater emphasis on risk-based pay, alignment with stockholder interests and long-term retention.

(1)	Calculated using (i) the “Salary” column from the “Summary Compensation Table,” (ii) the target annual cash incentive award in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards – Target” column in the table in footnote 2 to the “Grants of Plan-Based Awards” table, (iii) the grant date fair value of stock options and restricted stock units granted in 2009 in the “Grant Date Fair Value of Stock and Option Awards” column of the “Grants of Plan-Based Awards” table, and (iv) the target number of performance units granted in Fiscal 2009 in the “Estimated Future Payouts Under Equity Incentive Plan Awards – Target” column in the “Grants of Plan-Based Awards” table multiplied by the grant date fair value per unit.

HOW COMPENSATION DECISIONS ARE MADE FOR OUR NAMED EXECUTIVE OFFICERS

The table below delineates the responsible parties and their respective roles in the determination of our executive compensation for our Named Executive Officers.

Responsible Party	Roles and Responsibilities
Compensation Committee (Comprised solely of independent directors and reports to the Board of Directors)

      •  Evaluates the performance of the CEO within the context of the overall performance of the Company, including:

¡   a report of feedback from the CEO’s direct reports obtained through interviews with these individuals by the Senior Vice President, Human Resources considered in conjunction with other information including a summary of the Company’s performance compared to the GMIP Company goals;

¡   a listing of additional accomplishments; and

¡   a listing and analysis of challenges or issues encountered during the year.

      •  Sole authority to determine and approve compensation packages for our CEO and our other Named Executive Officers.

      •  Oversees our benefit and incentive plans and reviews and approves all programs in which our Named Executive Officers participate.

Consultant to the Compensation Committee (Frederic W. Cook & Co. – retained directly by the Compensation Committee to assist it in performing its responsibilities)

      •  Regularly attends Compensation Committee meetings (including meeting in executive session with the Compensation Committee, as requested).

      •  Provides, at the Compensation Committee’s request, opinions on the appropriateness and competitiveness of our compensation programs relative to market practice, consults on various compensation matters and recommends compensation program designs and practices.

Chairman and CEO (Assisted by the Senior Vice President, Human Resources and other Company staff members)	• Conducts performance reviews for the other Named Executive Officers, and makes recommendations to the Compensation Committee with respect to the other Named Executive Officers’ compensation.

Use of Compensation Committee Consultant

To assist the Compensation Committee in its review and determination of 2009 and 2010 executive compensation, the Compensation Committee sought advice from Frederic W. Cook & Co., or Cook & Co., an independent consultant, throughout 2009. A Cook & Co. consultant worked directly with the Compensation Committee in the role described in the table above.

In addition to the services directed by the Compensation Committee related to executive compensation, Cook & Co. also provides services to the Governance and Nominating Committee related to director compensation at their request, although no such services were performed in 2009. The Company purchases proprietary survey data from Cook & Co. on a periodic basis, but does not engage Cook & Co. in the provision of any other services to the Company. The surveys purchased by the Company are not customized. During 2009, the Compensation Committee, as in past years, directed the nature of the communications and interchange of data between Cook & Co. and our staff members.

Peer Group Company Market Information

The Compensation Committee believes that, given the unique complexity of our industry and our industry’s long product development cycle and focus on innovation, Peer Group (as defined below) company market information (as contrasted to market information from a broader group of large companies) is currently the most appropriate standard of measuring the competitive market for our executive talent. The Compensation Committee compares our pay levels and programs to those of our Peer Group, and uses this comparative data as a reference point in its review and determination of compensation. Our approach also considers competitive compensation practices and other relevant factors in setting pay rather than establishing compensation at very specific benchmark percentiles. Information regarding the composition and selection of our Peer Group is set forth later in this Compensation Discussion and Analysis.

Target Annual Cash Compensation

Target annual cash compensation is the sum of the executive officer’s base salary and target annual cash incentive award and is typically set for the year in March, unless an executive officer is subsequently promoted to a higher level position later in the year. While the Compensation Committee makes separate base pay and target annual cash incentive award decisions for each Named Executive Officer based upon criteria described herein, its practice is to review the resulting combination of the decisions, or the target annual cash compensation, as a key metric for comparing short-term compensation to the Peer Group. In general, the Compensation Committee sets the base salary for a person who remains in the same position within the salary range for that grade level (based on a number of factors described below) in combination with the target annual cash incentive award for the grade level around the Peer Group median in order to properly balance fixed compensation (base salary) and performance-based compensation (the target annual cash incentive award). The Compensation Committee compares target annual cash compensation for each Named Executive Officer to the most recent Peer Group market data for comparable positions available at that time.

In general, the practice of the Compensation Committee for 2009 was to manage the target annual cash compensation for each Named Executive Officer around the Peer Group median as follows:

Named Executive Officer	2009 Amgen Target Annual Cash ($)	Peer Group Median Target Annual Cash ($)		Difference vs. Peer Group Median Over/(Under) (%)
Kevin W. Sharer	4,250,000	4,500,000		(5.6)
Robert A. Bradway	1,611,000	1,612,980		(0.1)
George J. Morrow	1,785,600	n/a	(1)	n/a(1)
Roger M. Perlmutter	1,683,000	1,686,250		(0.2)
Fabrizio Bonanni	1,440,000	n/a	(1)	n/a(1)

(1)	No comparable job included in the 2008 PHRA Executive Compensation Survey.

ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS

Base Salaries

The base salary for each staff member, including Named Executive Officers, is managed within the range of base salaries set for that staff member’s level. Generally, in March of each year, the base salary range for each grade level (including the levels applicable to the Named Executive Officers) and the specific base salaries for the Named Executive Officers are set based upon the Compensation Committee’s review of the available base salary Peer Group (as defined below) data for each available Named Executive Officer position, which typically includes the 25th, 50th and 75th percentile data, our performance, market conditions and such other factors the Compensation Committee deems relevant. Additionally, our CEO engages in a discussion with the Compensation Committee concerning his assessment of the performance of each of our other Named Executive Officers and his recommendations regarding any salary adjustments for them. The Compensation Committee then uses our CEO’s evaluation of each of our other Named Executive Officer’s performance, information with respect to each person’s experience and other qualifications, and the base salary adjustment recommendation made by the CEO in determining each of our other Named Executive Officer’s base salary within the salary range. For the CEO, the Compensation Committee received a report from the Senior Vice President of Human Resources, based on his interviews of the CEO’s direct reports, which is used as input by the Compensation Committee in determining the CEO’s performance and base salary adjustment. Named Executive Officers have no expectation or guarantee of a base salary increase based on a pre-determined percentage or otherwise and no pre-established formulaic base salary increases are granted.

In March 2009, the Compensation Committee engaged in extensive discussions regarding executive compensation and assessed the market competitiveness of each Named Executive Officer’s base salary and such officer’s performance as well as, but to a lesser degree, the Company’s overall performance, which resulted in the following actions:

•

Mr. Sharer received a salary increase of approximately 10% to improve his competitive positioning for target annual cash within the Peer Group (which had decreased in part because he received no salary increase in 2008), which also recognizes his performance in successfully leading the Company during 2008 and over his tenure as CEO.

•

Mr. Bradway, who was significantly below the median of our Peer Group for target annual cash in his role as CFO, received a salary increase of approximately 12% to improve his competitive position within the Peer Group, which also recognizes his continued contributions to our success in 2008.

•

Mr. Morrow and Dr. Perlmutter each received a base salary increase of approximately 3% consistent with the general approach taken for the Company’s U.S.-based staff member population, which was in alignment with the median increase for our Peer Group, and to maintain their relative positions.

•	Dr. Bonanni received a base salary increase of approximately 7% based upon the broad scope of his role and the continuation of his contributions to the success of our operations in 2008.

The base salary adjustments approved and implemented in March 2009 are shown in the table below:

Named Executive Officer	2008 Base Salary ($)	2009 Base Salary Range ($)	2009 Base Salary ($)	2009 Base Salary Increase (%)	2008 Base Salary Increase (%)
Kevin W. Sharer	1,550,000	1,132,000 – 2,490,400	1,700,000	9.7	0.0
Robert A. Bradway	800,000	591,600 – 1,301,500	895,000	11.9	6.7
George J. Morrow	963,000	591,600 – 1,301,500	992,000	3.0	0.0
Roger M. Perlmutter	908,000	591,600 – 1,301,500	935,000	3.0	0.0
Fabrizio Bonanni	750,000	591,600 – 1,301,500	800,000	6.7	15.4

In March 2010, each Named Executive Officer received a base salary increase ranging between 2.5% and 2.9%. The size of these increases was consistent with the increases granted to our U.S.-based staff members, and is generally intended to maintain each Named Executive Officer’s relative positioning as compared to the Peer Group.

Annual Cash Incentive Awards

Annual cash incentive awards to our Named Executive Officers are made under the Executive Incentive Plan, or EIP, which employs a formula that generates a maximum award for each participant. The maximum award for each participant is based on our adjusted net income, as defined in the EIP. The maximum award payable to our CEO for 2009 was set at 0.125% of the defined amount, with the maximum award payable to each of our other Named Executive Officers set at 0.075% of the defined amount. The Compensation Committee’s practice has been to exercise negative discretion from the calculated EIP maximum award payable to each individual by using the GMIP Company goals score and the participant’s target annual cash incentive award in making its determination of the actual award amount paid. This approach is not purely formulaic, as the Compensation Committee also considers the contributions of each participant to our success during the performance period. The EIP definition of adjusted net income, the maximum award payable to each participant under the EIP, the GMIP Company goals, and the target annual incentive award for the CEO and each Named Executive Officer are determined by the Compensation Committee during the first 90 days of the applicable calendar year. Annual cash incentive awards are paid in March of the year following the performance period.

In March 2009, the Compensation Committee increased the 2009 target annual cash incentive award percentages for the CEO from 140% of base salary to 150% of base salary, and for the other Named Executive Officers from 75% of base salary to 80% of base salary. This was done to bring their target annual total cash compensation (comprised of base salary and target annual cash incentive award) closer to a median position within the Peer Group, as reflected in the compensation surveys reviewed by the Compensation Committee in early 2009. The Compensation Committee believed that this was an appropriate position for Mr. Sharer relative to the other Named Executive Officers with the mix of base salary and target annual cash incentive award more dependent on our performance, for which the CEO position bears ultimate accountability.

2009 GMIP Company Goals

The Compensation Committee approved the 2009 GMIP Company goals for 2009 consisting of the goals set forth in the table below, which table also illustrates the weighting of each goal and our actual performance for 2009:

Deliver Financially (60%)—Achieved 141.0%
	Threshold	Target	Maximum	Achieved
Revenue Growth (30%)	$14,250 million	$15,000 million	$15,750 million	$14,642 million revenue Achieved – 57%
GMIP Adjusted Earnings Per Share (EPS) Growth* (30%)	$4.40	$4.65	$4.90	$4.91 Adjusted EPS Achieved – 225%

*	Adjusted EPS is the same measurement discussed in detail in our Form 8-K dated as of January 25, 2010.

Deliver the Best Pipeline (20%)—Achieved 181.5%
	Result	Achieved

Execute Key Clinical Studies/Activities (10%)	• Achieved 23 of 26 key milestones	163%

Early Pipeline Advancement (10%)	• Advanced 8 new Product Strategy Teams • Initiated 4 First-in-Human studies • Two programs moved through the early-to-late portal	200%

Advance Denosumab (15%)—Achieved 131.7%
	Result	Achieved
Research and Development (Achieve Key Filings and Approvals) (5%)	• Completed 136 and 244 denosumab clinical trial study reports • Received positive Advisory Committee results for post-menopausal osteoporosis	150%
Commercial (5%)	• Fully met hiring objectives • Designed, tested and executed comprehensive U.S. reimbursement/access/fulfillment /adherence “hub plan” • Executed robust global ally development program • Entered into GlaxoSmithKline partnership July 2009	100%
Operations (5%)	• Completed pre-approval inspections, bulk process technology transfers, product launch plans	145%

Improve Compliance Infrastructure (5%)—Achieved 210.0%
	Result	Achieved
Global Product Safety Surveillance (2%)	Exceeded all objectives	225%
Healthcare Compliance Improvement Plan (1%)	Exceeded all objectives	225%
Enterprise Records and Information Management (1%)	Met or exceeded all objectives	150%
Quality Management System (1%)	Exceeded all objectives	225%

These Company goals were selected to retain the emphasis on financial performance (60% weighting), while focusing the remaining goals on other critical success factors. While all of these goals measure single-year performance, taken as a whole, they are intended to positively position us for both short-and long-term success:

•

The 2009 “Deliver Financially” goals (Revenue and Adjusted EPS growth) are equally focused on top- and bottom-line growth, and were assigned the largest weighting of any goal category, consistent with the fundamental importance of financial performance to us and to stockholders over the longer-term.

•

Our 2009 “Deliver the Best Pipeline” goals measure progress on both early and later-stage product candidates to focus us on delivering a robust pipeline at all stages of the development continuum, which we believe is critical to our continued success over the longer-term.

•

The “Advance Denosumab” goals for 2009, comprised of clinical, commercial and operational objectives, were chosen to focus a number of our key functional areas on accomplishing the steps necessary to position our most significant near-term product candidate for success over the near- and longer-term.

•

“Improve Compliance Infrastructure” was chosen as a 2009 goal category to highlight the importance of accomplishing a series of current-year objectives required to build best-in-class systems and processes in support of our compliance efforts over the near- and longer-term.

All of these goal categories are relevant to the creation of stockholder value both in the near- and longer-term, and, especially in the area of compliance, are mindful of the protection and preservation of stockholder value.

Our performance against the 2009 GMIP Company goals (as shown in the table above) yielded a composite score of approximately 151.2%. In light of the Company’s successful performance compared to our 2009 GMIP Company goals, the Compensation Committee exercised its discretion under the EIP to reward the CEO and the other Named Executive Officers for their contributions to Company results. For 2009, the Compensation Committee did not deviate from the GMIP Company goals composite score in determining the actual award for Mr. Sharer or the other Named Executive Officers.

The following actual annual cash incentive awards were paid to our Named Executive Officers under the EIP:

Named Executive Officer	Target 2009 Award ($)	Actual 2009 Award ($)	% of Target
Kevin W. Sharer	2,506,731	3,790,000	151%
Robert A. Bradway	701,385	1,060,000	151%
George J. Morrow	789,139	1,195,000	151%
Roger M. Perlmutter	743,846	1,125,000	151%
Fabrizio Bonanni	632,308	955,000	151%

In March 2010, the Compensation Committee approved GMIP Company goal categories for 2010 performance that are substantially consistent with the 2009 Company goal categories, except the 2010 goal categories replaced “Improve Compliance Infrastructure” with “Expand Internationally.”

Long-Term Incentive Equity Awards

LTI equity awards are granted to nearly all of our staff members worldwide, including our Named Executive Officers. Annual LTI equity award grants made in 2009 to our Named Executive Officers consisted of time-vested restricted stock units and stock options and three-year performance units, with the restricted stock units and stock options that generally vest in four equal annual installments. Performance units are earned and converted into shares of our Common Stock at the end of the three-year performance period based on the extent to which the performance goals for the applicable period are met.

In 2007, Cook & Co. performed a comprehensive review of our executive compensation programs, including LTI equity awards. The LTI equity award portion of this study was updated in December of 2008. Based on these reviews, the Compensation Committee targeted in 2009 an annual total LTI equity award budget for the pool of equity awards to be made to our staff members as a group, including our Named Executive Officers, that approximated the 75th percentile of the Peer Group, as measured by shareholder value transferred. LTI equity award grants for each Named Executive Officer, including the CEO, are generally sized to approach the 75th percentile of the Peer Group values as measured at the time of grant, although fluctuations occur year-to-year due to marketplace volatility and the large number of other variables that affect the value of LTI equity awards at grant. The Compensation Committee believes that this 2009 total LTI equity award budget was appropriate because we do not have other forms of long-term wealth creation and retention programs, such as a defined benefit pension plan or traditional Company-provided retiree medical plans that are common among our Peer Group. Additionally, this use of equity further aligns with stockholder interests by further emphasizing long-term Company performance.

Determining Award Amounts

Equity grant guidelines are set for each executive officer level, based on the size of the annual total LTI equity award budget and Peer Group data. Commencing in 2008 and continuing in 2009, the annual LTI equity award grant for each Named Executive Officer has been allocated among restricted stock units (20%), stock options (40%) and performance units (40%). The Compensation Committee chose this mix of awards to address dual objectives of pay-for-performance and retention of key talent over the longer-term, with awards based solely on stock price performance, Company financial performance, or both, representing 80% of the mix. In determining the number of each type of equity award to be granted, restricted stock units and performance units are valued relative to stock options using a ratio of 1 to 3.5 (meaning that each restricted stock unit or performance unit is considered equal in value to 3.5 stock options at the time of grant). This ratio reflects the higher value as measured at the time of grant of these awards as compared to stock options. Given the design of each award type, however, there is no guarantee of any value realized from grants of performance units or stock options because they are dependent on our financial and/or stock price performance.

Restricted Stock Units

Beginning with the 2008 annual grant, the Compensation Committee added time-vested restricted stock units, which generally vest in equal installments over four years, to the LTI equity award mix for executives and officers, including our Named Executive Officers. Using restricted stock units as the smallest portion (20%) of the annual LTI equity award mix for executives and officers preserves our focus on paying for performance while serving as an effective retention tool, because restricted stock units have clear value from the date of grant forward.

Stock Options

The Compensation Committee grants time-vested stock options to tie compensation to increases in stockholder value over multi-year periods. Stock options are rights to purchase our Common Stock on or after the vesting date at the closing price of our Common Stock on the date of grant. Unlike restricted stock units, our stock price must increase over the exercise price set at the date of grant in order for stock options to have any value. Our stock options generally vest in equal installments over four years. The four-year vesting period for our annual grants of stock options was selected to encourage the retention of talented staff members and to provide an incentive and reward for their longer-term contributions to our success. In October 2009, the Compensation Committee extended the stock option term from seven to ten years beginning with the 2010 annual grant for all staff members. This change was made to align our stock option grants with the competitive practice in place at our Peer Group companies, and in recognition of the fact that we are engaged in a long-cycle business, where Company performance that drives stockholder value is often realized over significant periods of time. The additional period in which to exercise the vested options also facilitates personal financial planning, particularly in times of market volatility.

Performance Units

The Compensation Committee grants performance units to tie LTI equity award compensation to both our financial performance and stock price performance. Performance units are rights to receive our Common Stock, based on pre-established performance goals achieved over a performance period, generally three years. Except for the 2007-2009 performance period, which was two and a half years, we have granted three-year performance units every year since 2004, with performance goals that have been comprised of one or more of the following elements: revenue; adjusted EPS; and TSR (measured absolutely or relatively). These performance goals have been selected to align awards paid under our performance award programs with the returns experienced by our stockholders over the performance periods.

Performance Award Program – Units Earned for the 2007-2009 Performance Period. Performance unit awards were paid in March 2010 for the 2007-2009 performance period based on the following pre-established goals and actual results:

Performance Goals for the 2007-2009 Performance Period and Associated Award Payout Percentages
Measure	Threshold	Target	Actual	Payout

Compound Annual Three-Year Revenue Performance	(1.5%) earns 25%	1.5% earns 50%	0.9%	44.7%

Compound Annual Three-Year Adjusted EPS Performance	0.0% earns 25%	3.0% earns 50%	8.0%	50.0%

2007-2009 Performance Period Absolute TSR Multiplier
Measure	Threshold	Target	Maximum	Actual	Multiplier

Compound Annual TSR for the 2007-2009 Performance Period	5% or lower earns 50%	8% earns 100%	15% or higher earns 225%	(0.3%)	50%

Payout Calculation:

(Revenue Performance Payout % (44.7%) + Adjusted EPS Performance Payout % (50.0%)) x TSR Multiplier (50.0%) =

Total Award Payout of 47.4% of the Performance Units Granted

Each performance unit earned entitles the participant to one share of the Company’s Common Stock. The actual results for the 2007-2009 performance period resulted in the Common Stock amounts earned as follows:

Named Executive Officer	Number of Units Granted (Target)	Number of Shares of our Common Stock Earned	% of Target
Kevin W. Sharer	78,000	36,972	47.4%
Robert A. Bradway	26,000	12,324	47.4%
George J. Morrow	26,000	12,324	47.4%
Roger M. Perlmutter	26,000	12,324	47.4%
Fabrizio Bonanni	17,400	8,247	47.4%

Performance Award Program – 2009–2011 Performance Period

The performance goals for the 2009-2011 performance period represent a change from the performance goals for the 2008-2010 performance period, which were based solely on the Company’s 2008-2010 absolute TSR performance. The design of the 2008-2010 performance goals was chosen, in part, because of the difficulty in setting multi-year Company financial goals in an uncertain economic and operating environment. The return of Company financial performance measures to the program for the 2009-2011 performance period was accomplished by using single-year 2009 measures for our revenue and adjusted EPS performance, in alignment with our 2009 GMIP Company goals, allowing the program to be consistently based on measures of both our top- and bottom-line financial performance even as the uncertain economic environment remained. A relative TSR multiplier was chosen as the third performance measure for the 2009-2011 performance period because the Compensation Committee believes that it appropriately measures management’s performance in a still unsettled market, by requiring a multi-year return to our stockholders relative to a group of comparator companies. An incentive for absolute TSR is also embedded in the 2009-2011 performance period, as each performance unit earned is converted to a share of our Common Stock and a higher stock price yields a higher award value at the time of delivery. The maximum number of performance units that may be earned is 200% of the performance units granted for the 2009-2011 performance period. Each performance unit earned entitles the participant to one share of the Company’s Common Stock.

The 2009-2011 performance period performance goals include Company revenue and adjusted EPS results for 2009. The performance results for these measures in 2009 and the resulting payout percentages earned are as follows:

Performance Goals for the 2009-2011 Performance Period
Measures	Threshold	Target	Maximum	Earned
2009 Revenue	$14.25 billion earns 0%	$15.00 billion earns 50%	$15.75 billion earns 62.5%	28.5%

2009 Adjusted EPS	$4.40 earns 0%	$4.65 earns 50%	$4.90 earns 62.5%	62.5%

Overall Percentage	0%	100%	125.0%	91.0%

The score (91%) resulting from our 2009 revenue and adjusted EPS performance will be modified (up or down) based on the ranking of our TSR results compared to the TSRs of the companies in a comparator group of other large companies in our industry (the Comparator Group) for the 2009-2011 performance period. The members of this Comparator Group are the same as those in our Peer Group, except that Roche Group acquired Genentech, Inc. in March 2009, Merck & Co. acquired Schering-Plough Corp. in November 2009 and Pfizer Inc. acquired Wyeth in October 2009 and thus the resulting combined companies to such acquisitions replaced the companies acquired as members of the Comparator Group for the 2009-2011 performance period. The table below describes how this relative TSR multiplier is determined. The relative TSR multiplier, however, shall not exceed 100% regardless of our ranking among the Comparator Group, if our ending Common Stock price (plus any dividends as if reinvested) for the 2009-2011 performance period is at or below a pre-established minimum dollar amount.

Relative TSR Multiplier for the 2009-2011 Performance Period
Measure	Threshold	Target*	Maximum*

Based on Relative TSR Among the Company and Comparator Group Companies	50% for a ranking of 11th through 13th	100% for a ranking of 7th through 10th	160% for a ranking of 1st

*	Interpolated if we rank between the 1st and 7th ranking.

Consistent with our philosophy of Mr. Sharer having a greater percentage of compensation at risk than our other Named Executive Officers, Mr. Sharer’s performance unit grant for the 2009-2011 performance period represented approximately 8.1% of all performance units granted for such performance period (an increase from 7.7% for the 2008-2010 performance period), while Messrs. Bradway and Morrow and Drs. Perlmutter and Bonanni were each granted approximately 2.7% (an increase from 2.5% for the 2008-2010 performance period) of all performance units granted for the 2009-2011 performance period.

Performance Award Program – 2010–2012 Performance Period

In March 2010, the Compensation Committee approved retaining the same performance goal design for the 2010-2012 performance period as had been approved for the 2009-2011 performance period. Accordingly, the performance goals for the 2010-2012 performance period consist of 2010 revenue and adjusted EPS performance measures, in alignment with our 2010 GMIP Company goals, modified (up or down) by a relative TSR multiplier based on the ranking of our TSR results compared to the TSRs of the companies in the Comparator Group for the 2010-2012 performance period. The performance goal weightings and percentage payouts that may be earned based on our financial performance and relative TSR are substantially the same as those for the 2009-2011 performance period performance goals. The Compensation Committee approved the same number of performance units to be granted to the Named Executive Officers for the 2010-2012 performance period, as was granted to them for the 2009-2011 performance period, with the exception of our CEO who received an approximately 25% increase in performance units granted. The increase in performance units granted to the CEO was part of an overall increase in the size of his 2010 LTI equity award grant, and was made to improve the competitive positioning of his 2010 LTI equity award grant relative to the Peer Group. After this increase for the CEO, all of the Named Executive Officers, including the CEO, are projected to receive 2010 LTI equity award grants that approach the 75th percentile of the Peer Group LTI equity award grant values.

Perquisites

Perquisites are intended to be limited, however, we believe that offering our Named Executive Officers certain perquisites facilitates the operation of our business, allows our Named Executive Officers to better focus their time, attention and capabilities on our business, alleviates safety and security concerns and assists us in recruiting and retaining key executives. We also believe that the perquisites offered to our Named Executive Officers are generally consistent with practices among companies in our Peer Group, as well as with those of large companies from broader industry segments.

The perquisites provided to our Named Executive Officers include an allowance for personal financial planning and tax preparation services (not to exceed $15,000 annually combined), annual physical examinations, and Company-paid moving and relocation expenses when they are required to move to a new location. Certain of our Named Executive Officers also have access to the personal use of a Company car and driver and the use of the Company aircraft. Our CEO is encouraged to use our private aircraft for all of his travel (business and personal) for safety, security and efficiency reasons as the Compensation Committee believes that the value to us of making the aircraft available to our CEO, in terms of safety, security and efficiency, is greater than the incremental cost that we incur to make the aircraft available.

It is the Compensation Committee’s intention to continually assess business needs and evolving practices to ensure that perquisite offerings are competitive and in the best interests of our stockholders. Commencing with 2007, the Compensation Committee eliminated tax gross-up reimbursements for Named Executive Officers, except in connection with reimbursement of moving and relocation expenses, consistent with our other staff members.

COMPENSATION ANALYSIS TOOLS

Peer Group Determination

To the extent available for each of our Named Executive Officers, the Compensation Committee reviews the compensation levels and practices of a peer group consisting of biotechnology and pharmaceutical companies given the significant industry-specific characteristics of the positions. Based on assessments of a number of relevant financial and performance metrics, including revenue, net income, market capitalization and employee count, the Compensation Committee approved the biotechnology and pharmaceutical companies set forth below to comprise our Peer Group for 2009. As compared to the Peer Group data for 2008 set forth below, our annual revenues were in the first (lowest) quartile, net income was in the second quartile, market capitalization was in the second quartile and employee count was in the first quartile. In general, the Compensation Committee believes that this list of companies reflects our primary competitors for executive talent:

Peer Group(1)

	2008
Name	Revenue ($ billions)	Net Income (Loss) ($ billions)	Market Capitalization ($ billions)	Employee Count
Abbott Laboratories	29.5	4.9	82.8	69,000
Amgen Inc.	15.0	4.2	61.2	16,900
AstraZeneca PLC	31.6	6.1	59.4	65,000
Biogen Idec Inc.(2)	4.1	0.8	13.9	4,700
Bristol-Myers Squibb Company	20.6	5.2	46.0	35,000
Eli Lilly and Company	20.4	(2.1)	45.8	40,500
Genentech, Inc.(2)(3)	13.4	3.4	87.2	11,200
GlaxoSmithKline plc	45.1	8.7	96.7	99,000
Johnson & Johnson	63.7	12.9	166.0	118,700
Merck & Co., Inc.(4)	23.9	7.8	64.3	55,200
Novartis AG	42.6	8.2	131.5	96,700
Pfizer Inc.(5)	48.3	8.1	119.4	81,800
Roche Group(3)	42.1	10.0	132.1	80,100
Sanofi-Aventis	40.5	6.3	84.6	98,200
Schering-Plough Corp.(4)	18.5	1.9	27.7	51,000
Wyeth(5)	22.8	4.4	49.9	47,400

(1)	Amgen Inc. has been included in the table above for reference purposes. Amgen Inc. is not a member of our Peer Group. Reflects data for 2008 from filings with the SEC, except for Roche which was obtained from data disclosed on their website. Revenue and net income for Roche were converted into U.S. dollars using the average of daily exchange rates for 2008 as provided by Bloomberg L.P. Revenue and net income for GlaxoSmithKline plc and Sanofi-Aventis were converted into U.S. dollars using the average exchange rate for 2008 disclosed within their SEC filings. Market capitalization was determined as of the last trading day of the year as provided by Bloomberg L.P.

(2)	Not included in 2008 and 2009 Towers Perrin Pharmaceutical Human Resources Association (PHRA) Executive Compensation Surveys. Compensation information was obtained from filings with the SEC.

(3)	Roche Group acquired Genentech, Inc. in March 2009.

(4)	Merck & Co., Inc. acquired Schering-Plough Corp. in November 2009.

(5)	Pfizer Inc. acquired Wyeth in October 2009.

The Compensation Committee used the above Peer Group in determining the cash and equity compensation for our Named Executive Officers in 2009. This Peer Group was the same Peer Group as the Compensation Committee used for 2008. In response to the reduction in the number of Peer Group companies resulting from the merger activity described above, for 2010, Gilead Sciences Inc. was added to the Peer Group. Gilead Sciences Inc. was chosen because they were the biotechnology company who, based on the above criteria and in the opinion of the Compensation Committee, best fit with the existing Peer Group companies.

To determine compensation levels for comparable positions in our Peer Group, we gather information about executive compensation and practices for the Peer Group using publicly available information as well as published compensation surveys. Our primary data sources for evaluating all elements of compensation for our CEO and our other Named Executive Officers’ compensation against the Peer Group in 2009 were the 2008 Towers Perrin PHRA Executive Compensation Survey and the available 2008 proxy data from 2009 filings with the SEC for the Peer Group as compiled by Equilar, Inc. However, not every Peer Group company reports information for executive positions that are similar to ours. In general, Peer Group information is not available for two Named Executive Officer positions, our Executive Vice President, Operations and our Executive Vice President, Global Commercial Operations.

Tally Sheets and Impact of Elements of Compensation to Other Elements of Compensation

As part of its executive compensation review conducted annually in March, the Compensation Committee reviews a tally sheet setting forth all components of compensation, including compensation paid at termination, retirement or at the time of a change of control, to our CEO and to each of our Named Executive Officers. The tally sheet also includes a summary of both the number of shares and the value at a given price of the equity awards held by each Named Executive Officer as well as their individual cumulative account balances in our benefit plans. These tools are employed by the Compensation Committee as a useful check on total annual compensation and the cumulative impact of our long-term programs, and are considered important to understand the overall impact of compensation decisions.

In its review of the tally sheets, the Compensation Committee may increase or decrease certain individual elements of compensation to align total compensation with Peer Group data and to promote internal equity among our non-CEO Named Executive Officer group. No material adjustments to total compensation were made in 2009 as a result of the review of these tally sheets by the Compensation Committee.

COMPENSATION POLICIES AND PRACTICES

Clawback Policy

In 2007, we adopted a clawback policy that requires our Board to consider recapturing past bonuses and other incentive and equity compensation awarded to our executive officers, including our CEO and other Named Executive Officers, if it is subsequently determined that the amounts of such compensation were determined based on financial results that are later restated and the executive officer’s fraud or misconduct caused or partially caused such restatement.

Stock Ownership Guidelines

Our stock ownership guidelines are designed to require our executives to hold a meaningful amount of our stock and further align their interests with those of our stockholders. Executives are required to comply with these guidelines on or before December 31st of the year in which the fifth anniversary of their attainment of their current job level falls. Once these ownership guidelines are met, executives are expected to maintain such ownership until they are promoted to a level that corresponds with a higher ownership guideline, or until they leave the employment of the Company. The compliance date for each of our executive officers was December 31, 2007, except for Dr. Bonanni, whose compliance date is December 31, 2010 and for Mr. Bradway, whose compliance date is December 31, 2014. Based on annual stock ownership certifications, as of November 6, 2009, all executive officers, including our Named Executive Officers, met or continued to meet their applicable ownership guidelines.

The stock ownership guidelines are based on job title and the recommended level of ownership amount of shares is a multiple of base salary as of March 31st of the certification year, or a fixed number of shares, as follows:

Position	Stock Ownership Requirement
Chairman and CEO	Five times base salary*
Executive Vice President	Three times base salary*
Senior Vice President	13,500 shares
Vice President	4,500 shares

*	Salary as of March 31st of the certification year.

The following holdings will count towards satisfying these stock ownership requirements:

•	issued and outstanding shares of our Common Stock that are not subject to forfeiture restrictions and are beneficially held;

•	issued and outstanding shares of our Common Stock held through a 401(k) plan or other qualified pension or profit-sharing plan for the benefit of the officer; and

•	funds allocated under our Employee Stock Purchase Plan on the certification date.

Policies for Grants of Equity Awards

Under our Equity Awards Policy, adopted by the Board in March 2007, our annual grants of equity awards are typically approved at an in-person or telephonic meeting of the Compensation Committee (for grants of equity awards to executive officers, including our Named Executive Officers) or the Equity Award Committee (for grants to all other staff members). In unusual and compelling circumstances, LTI equity awards may be approved by the Compensation Committee or Equity Award Committee by unanimous written consent.

The Compensation Committee typically approves the annual equity awards and performance unit awards made to our executive officers during its March meeting. The grant date for awards of stock options and restricted stock units is the third business day after the release of our first fiscal quarter earnings. For stock options, the exercise price is equal to the closing price of the Company’s Common Stock on the grant date. Our executive officers may also receive special awards of stock options or restricted stock units on an ad hoc basis as determined by the Compensation Committee for retention, promotional or other purposes. No additional equity awards were made to our executive officers in 2009.

NON-DIRECT COMPENSATION AND EVENTS IN CERTAIN CIRCUMSTANCES

Employment Agreements and Other Arrangements

We do not generally enter into employment agreements and none of our Named Executive Officers is subject to an employment agreement and none of our Named Executive Officers, including our CEO, are covered by contractual arrangements that provide for severance or other payments in the event of termination, but all are participants in our Change of Control Severance Plan discussed below.

Retirement Benefits, Savings and Deferred Compensation Plans

Market Comparison

Our health, retirement and other benefits programs are typically targeted to align in value with the Peer Group on a total company basis, with no specific comparisons made for benefits provided to our Named Executive Officers to the named executive officers at the Peer Group. The primary survey used to make this total company comparison is the Hewitt’s Benefit Index®, last updated as of May 2008. Management’s 2008 sample from the Hewitt’s Benefit Index® was comprised of fourteen companies and the difference between it and our Peer Group (fifteen companies) is that data for Biogen Idec Inc. was not available. This sample from the survey was selected because it offered an appropriate sample size and it had the greatest representation from our Peer Group. The data generated from this survey is used by the Compensation Committee and management in evaluating the competitive positioning of our U.S. health, retirement and other benefit programs that pertain to all U.S. staff members, including our Named Executive Officers. It also provides program design and practice information that is most often used in evaluating potential changes to these programs. Sample results are shared with the Compensation Committee for their use in the oversight of these programs. We believe that our retirement benefits serve an important role in the retention of our Named Executive Officers. Each of our retirement benefit plans has been designed to be effective in competing within our Peer Group.

Retirement and Savings Plan, Nonqualified Deferred Compensation Plan and Supplemental Retirement Plan

Our Retirement and Savings Plan, or 401(k) Plan, is available to all regular staff members of the Company and participating subsidiaries. All 401(k) Plan participants are eligible to receive the same level of matching and core contributions from us. We credit to our Supplemental Retirement Plan, or SRP, which is available to all 401(k) Plan participants, Company core and matching contributions that cannot be made to the 401(k) Plan because they relate to compensation that is in excess of the maximum amount of recognizable compensation allowed under the Internal Revenue Code’s qualified plan rules. The SRP credit enables us to provide the same percentage of base salary and annual cash incentive award as a retirement contribution to U.S.-based staff members at all levels. We also credit staff members in the SRP for lost 401(k) Plan Company match and core contributions resulting from making a deferral into the Nonqualified Deferred Compensation Plan. The Nonqualified Deferred Compensation Plan offers all U.S.- and Puerto Rico-based staff members at director level and above the opportunity to defer eligible base salary and bonus, up to maximum amounts typical at Peer Group companies. We also have the discretion to make contributions to this plan, which we do not do on a regular basis. We did not make any contributions in the Nonqualified Deferred Compensation Plan to our Named Executive Officers in 2009. We believe that offering the Nonqualified Deferred Compensation Plan is appropriate because it provides executives the opportunity to save for retirement in a tax-effective fashion that is not readily available without our sponsorship and also helps us to compete effectively in the marketplace for executive talent within our Peer Group.

Executive Nonqualified Retirement Plan

As part of their initial employment offers in 2001, we agreed to provide Mr. Morrow and Dr. Perlmutter with supplemental retirement benefits based on their length of employment with us as a replacement for pension benefits foregone from their previous employers. The benefits are provided through their participation in our Executive Nonqualified Retirement Plan, in which Mr. Morrow and Dr. Perlmutter are the only participants. We credited a special retirement account under the plan with $15,000,000 for Mr. Morrow’s benefit on January 19, 2006, and with $10,000,000 for Dr. Perlmutter’s benefit on September 16, 2007. The amount of interest earned varies based on whether Mr. Morrow and Dr. Perlmutter continue to be actively employed by us until March 2, 2012 and September 16, 2012, respectively.

Retiree Medical Savings Account Plan and Retiree Health Access Plan for all U.S.-based Staff members

While we do not offer a traditional Company-paid retiree medical plan to our Named Executive Officers or other U.S.-based staff members, in 2009 we implemented a Retiree Medical Savings Account Plan, available to all U.S.-based staff members, that allows staff members to make after-tax deferrals to be used post-termination to reimburse for eligible medical expenses. The Company credits all eligible staff members with an annual contribution ($1,000) and makes a matching contribution (up to $1,500) for those who contribute. Company credits can be accessed to reimburse eligible medical expenses by staff members who terminate having fulfilled the Company’s retirement criteria.

For 2009, we implemented a high deductible health plan, referred to as the Retiree Health Access Plan, for all U.S.-based staff members who retire after attaining age 55 and ten years of service and who are not eligible for Medicare. The Retiree Health Access Plan is designed to be paid for entirely by employee contributions.

Change of Control Benefits

Change of Control Severance Plan

Our Change of Control Severance Plan provides a lump sum payment and certain other benefits for each participant in the plan who separates from employment with us in the event of certain changes of control. When the Change of Control Severance Plan was adopted in 1998 by the Board upon the recommendation of the Compensation Committee, the Compensation Committee’s recommendation of a three-year severance term for our Named Executive Officers and tax gross-up payments was based on a market survey performed by Towers Perrin that found that such term was competitive. However, to moderate the total value received by an employee under this plan, the Compensation Committee also recommended, and the Board adopted, a provision that the lump sum cash severance payments under the plan would be offset by the value of stock option acceleration (as determined in accordance with Section 280G of the Internal Revenue Code) that would result from a change of control. This stock option acceleration offset is a unique reduction that is not common in the market.

The payments and benefit levels under the Change of Control Severance Plan do not influence and were not influenced by other elements of compensation. The Change of Control Severance Plan was adopted, and is continued, to reinforce and encourage the continued attention and dedication of members of management to their assigned duties without the distraction arising from the possibility of a change of control, to enable and encourage management to focus their attention on obtaining the best possible deal for our stockholders and making an independent evaluation of all possible transactions, without being influenced by their personal concerns regarding the possible impact of various transactions on the security of their jobs and benefits, and to provide severance benefits to any participant who incurs a termination of employment under the circumstances described within a certain period following a change of control in recognition of their contribution to our success. The Compensation Committee believes that this program provides important retention incentive and job security for the participants.

In the event of a change of control and a qualifying termination, our Change of Control Severance Plan provides severance payments to approximately 1,670 staff members (as of December 31, 2009), including each Named Executive Officer. The plan was structured so that payments and benefits are provided only if there is both a change of control and a termination of employment, either by us other than for “cause” or “disability” or by the participant for “good reason” (as each is defined in the plan)—sometimes referred to as a “double-trigger”—because the intent of the plan is to provide appropriate severance benefits in the event of a termination following a change of control, rather than to provide a change of control bonus. The Compensation Committee believes that the Change of Control Severance Plan continues to be competitive and market-based.

Stock Options, Restricted Stock and Restricted Stock Units

Our stock plans (other than our 2009 Equity Incentive Plan) and the grant agreements approved for use under our 2009 Equity Incentive Plan provide that all unvested stock options, restricted stock and restricted stock units vest in full upon a change of control (as defined in the stock plans), irrespective of the scheduled vesting date for these LTI equity awards. The full acceleration upon a change of control element of our stock plans was designed to be market competitive when the provision was adopted in 1995 and to provide all staff members, including our Named Executive Officers, immediate access to prior years’ compensation granted in the form of stock awards as part of their LTI equity award compensation.

Performance Units

The Compensation Committee established change of control features for each of the performance periods under our performance award programs to ensure that these programs reward executives for our performance up until the time that the change of control occurs. Payment calculation methods differ according to performance period and whether change of control occurs in the first year (in which case we generally pay at target) of the period versus the second or third year (in which case we generally pay based on the actual performance for such shortened period).

TAXES AND ACCOUNTING STANDARDS

Tax Deductibility Under Section 162(m) of the Internal Revenue Code

We intend to develop compensation programs that provide for compensation that is tax deductible to us, but we recognize that our best interests and the best interests of our stockholders may at times be better served by compensation arrangements that are not tax deductible.

Section 162(m) of the Internal Revenue Code places a $1,000,000 limit on the amount of compensation that we may deduct for tax purposes for any year with respect to our CEO and any of our three other most highly compensated executive officers, other than our CFO. The $1,000,000 limit does not apply to performance-based compensation, as defined under Section 162(m). Our executive compensation program is designed to maximize the deductibility of compensation. However, when warranted due to competitive or other factors, the Compensation Committee may decide in certain circumstances to exceed the deductibility limit under Section 162(m) or to otherwise pay non-deductible compensation. These circumstances have included the following:

•	To maintain a competitive base salary for the CEO position, the base salary provided to our CEO in 2009 exceeded the tax-deductible limit;

•

As previously referenced, the introduction in 2008 of restricted stock units as part (20%) of the annual LTI equity award mix for executives and officers is focused primarily on the attraction and retention of the talent needed to drive our long-term success. While this component of the LTI equity award program is not performance-based compensation under Section 162(m) of the Internal Revenue Code, 80% of the annual LTI equity award grant and 100% of the annual cash incentive award payments remain deductible as performance-based compensation. The fiscal impact for 2009 of the restricted stock units not being performance-based is approximately $2.7 million, assuming no increase in our Common Stock price from the closing price of $56.57 on December 31, 2009 and an effective tax rate of 38%; and

•

To attract highly qualified executives to join us and to promote their retention, we may offer other compensation elements that are not performance-based compensation under Internal Revenue Code Section 162(m), such as retention bonuses, as part of their initial employment offers. We currently do not have any such arrangements in place that are not deductible under Internal Revenue Code Section 162(m).

Through 2007, a limited number of incentive stock options, or ISOs, which are not tax deductible at the time of grant, exercise or upon a subsequent qualifying disposition of the underlying shares, were granted to our Named Executive Officers as part of the stock option portion of their annual LTI equity award grants. Effective as of 2008, ISOs are no longer granted.

Section 409A of the Internal Revenue Code

Internal Revenue Code Section 409A requires programs that allow executives to defer a portion of their current income—such as our deferred compensation plans—to meet certain requirements regarding risk of forfeiture and election and distribution timing (among other considerations). With respect to our compensation and benefit plans that are subject to Section 409A, in accordance with Section 409A and regulatory guidance issued by the Internal Revenue Service, we are currently operating such plans in compliance with Section 409A of the Internal Revenue Code. Pursuant to that regulatory guidance, we have amended our plans and arrangements to either make them exempt from or have them comply with Section 409A.

Accounting Standards

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, restricted stock, restricted stock units and performance units under our equity incentive award plans are accounted for under FASB ASC Topic 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. The Compensation Committee took these accounting standards into account when discontinuing grants of ISOs. In addition, we modified our Employee Stock Purchase Plan to make it non-compensatory under the “safe harbor” provisions of the accounting rules and therefore no longer recognize compensation expense under this plan. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Executive Compensation Website

We have implemented a website, accessible at www.amgen.com/executivecompensation(1), which provides a link to this proxy statement and invites our stockholders to fill out a survey to provide input and feedback to the Compensation Committee regarding our executive compensation policies and practices. All input from our stockholders is valuable and the Compensation Committee appreciates your time and effort in completing the survey.

(1)	This website is not intended to function as a hyperlink and the information contained in the Company’s website is not intended to be part of this proxy statement.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth summary information concerning the compensation awarded to, paid to, or earned by each of our Named Executive Officers for all services rendered in all capacities to us in Fiscal 2009.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)(4)	Option Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
			Restricted Stock Units and Performance Units	Stock Options	EIP

Kevin W. Sharer	2009	1,682,308	4,418,324	4,663,347	3,790,000	0	791,738	15,345,717
Chairman of the Board, Chief Executive Officer and President	2008	1,561,923	4,253,240	3,559,629	3,875,000	0	530,697	13,780,489
	2007	1,547,308	5,569,980	3,703,928	1,530,000	0	894,210	13,245,426

Robert A. Bradway	2009	883,096	1,444,308	1,530,161	1,060,000	0	224,940	5,142,505
Executive Vice President and Chief Financial Officer	2008	797,692	1,391,400	1,168,003	1,200,000	0	175,285	4,732,380
	2007	664,322	1,856,660	1,234,643	545,000	0	446,134	4,746,759

George J. Morrow	2009	991,131	1,444,308	1,530,161	1,195,000	270,451	242,844	5,673,895
Executive Vice President, Global Commercial Operations	2008	970,408	1,391,400	1,168,003	1,290,000	114,070	179,072	5,112,953
	2007	961,858	1,856,660	1,234,643	640,000	89,721	278,323	5,061,205

Roger M. Perlmutter	2009	934,235	1,444,308	1,530,161	1,125,000	41,879	266,986	5,342,569
Executive Vice President, Research and Development	2008	914,985	1,391,400	1,168,003	1,220,000	12,182	183,419	4,889,989
	2007	908,377	1,856,660	1,234,643	605,000	0	1,564,195	6,168,875

Fabrizio Bonanni	2009	795,000	1,444,308	1,530,161	955,000	0	208,550	4,933,019
Executive Vice President, Operations	2008	738,846	1,391,400	1,168,003	1,100,000	0	146,874	4,545,123
	2007	601,469	1,242,534	1,373,829	550,000	0	159,249	3,927,081

(1)	Reflects base salary earned in each bi-weekly pay period (or portion thereof) during each fiscal year before pre-tax contributions and, therefore, includes compensation deferred under our qualified and nonqualified deferred compensation plans. Under payroll practices for our U.S.-based salaried staff members, including our Named Executive Officers, base salary earned in a pay period is computed by dividing the annual base salary then in effect by 26, which is the number of full bi-weekly pay periods in a fiscal year.

(2)	Includes the grant date fair value of restricted stock units (RSUs) granted during Fiscal 2009 determined in accordance with Financial Accounting Standards Board (FASB) principles regarding the measurement of stock-based compensation, excluding the effect of forfeitures. Under these principles, the grant date fair value of RSUs is based on the intrinsic value of each unit, which equals the closing price of our Common Stock on the grant date of $50.44.

Also includes the grant date fair value of performance units granted for the 2009-2011 performance period determined in accordance with FASB principles regarding the measurement of stock-based compensation, excluding the effect of forfeitures. The grant date fair value of these awards is based on the number of performance units granted (which equals the target number of units of the award) multiplied by: (i) 72.5% which is the sum of the revenue and adjusted earnings per share (EPS) performance percentages based on the estimated probable outcomes against the performance measures regarding Fiscal 2009 revenue and adjusted EPS as of the grant date; and (ii) the grant date fair value per unit of $48.22 which reflects the impact of the relative total shareholder return (TSR) multiplier, which is a market condition. The grant date fair value per unit was calculated using a Monte Carlo simulation model with the following key assumptions: risk-free interest rate of 1.2%; volatility of the price of our Common Stock of 34%; dividend yield on our Common Stock of 0%; the closing price of our Common Stock on the grant date of $47.63 per share; volatilities of the prices of the stocks of the comparator group of companies; and the correlations of returns of our Common Stock and the stock of the comparator group of companies to simulate TSRs and their resulting impact on the relative TSR multiplier based on contractual terms.

The grant date fair value of these performance units determined in accordance with FASB principles regarding the measurement of stock-based compensation, except for assuming the achievement of maximum performance against the performance measures (and excluding the impact of forfeitures), equals the number of performance units granted multiplied by: (i) 125% which is the sum of the maximum performance percentages regarding the performance measures for Fiscal 2009 revenue and adjusted EPS; and (ii) the grant date fair value per unit of $48.22 as described above. If the grant date fair value assuming maximum performance against the performance measures were reflected in the table above for Fiscal 2009 (instead of using the estimated probable outcomes of the performance measures at the grant date), the amounts for “Stock Awards” would be $6,266,355 for Mr. Sharer and $2,051,880 for each of the other Named Executive Officers. The actual maximum number of units for the 2009-2011 performance period that may be earned after giving effect to maximum performance against the performance measures (Fiscal 2009 revenue and adjusted EPS) and the maximum relative TSR multiplier is 200% of the performance units granted; see the “Grants of Plan-Based Awards” table for more information.

(3)	Reflects the grant date fair value of stock options granted during Fiscal 2009 determined in accordance with FASB principles regarding the measurement of stock-based compensation, excluding the effect of forfeitures. The grant date fair value of these stock options, which is based on an estimated fair value of approximately $18.22 per option, was determined using a Black-Scholes option valuation model with the following assumptions: risk-free interest rate of 2.1%; expected life of 4.6 years; expected volatility of the price of our Common Stock of 40%; dividend yield on our Common Stock of 0% and exercise price of $50.44 per option.

(4)	In order to present prior year compensation amounts on a comparable basis with compensation amounts for Fiscal 2009 as required by recently issued Securities and Exchange Commission, or SEC rules, the amounts previously reported in the “Summary Compensation Table” for Fiscal 2008 and Fiscal 2007 have been revised to reflect the grant date fair values of RSUs, performance units and stock options granted in each fiscal year determined in accordance with FASB principles regarding the measurement of stock-based compensation, excluding the effect of forfeitures.

For Fiscal 2008, the amounts that may be earned for performance units for the 2008-2010 performance period are based solely on an absolute TSR multiplier. The grant date fair value of these awards equals the number of units granted multiplied by the grant date fair value per unit. The grant date fair value per unit reflects the impact of the TSR multiplier, which is a market condition, and was calculated using a lattice valuation model. Since these awards do not have any performance measures, there is no separate valuation assuming maximum performance.

For Fiscal 2007, the amounts that could have been earned for performance units for the 2007-2009 performance period were based on performance measures (revenue and adjusted EPS over the performance period) and an absolute TSR multiplier over the performance period. The grant date fair value of these awards equals the number of units granted multiplied by: (i) the sum of the revenue and adjusted EPS performance percentages based on the estimated probable outcomes against the performance measures as of the grant date; and (ii) the grant date fair value per unit. The grant date fair value per unit reflects the impact of the absolute TSR multiplier, which is a market condition, and was calculated using a lattice valuation model. The units to be earned based on the estimated probable outcomes of performance measures at the grant date equal the maximum number of units that could be earned based on achieving maximum performance against the performance measures.

(5)	Reflects amounts that were earned under our Executive Incentive Plan, or EIP, for Fiscal 2009 performance which was determined and paid in March 2010. For a description of our EIP, see “COMPENSATION DISCUSSION AND ANALYSIS—ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Annual Cash Incentive Awards” above.

(6)

Reflects interest (calculated at the rate of 125% of the 10-year moving average yield on 10-year U.S. Treasury notes, adjusted annually and compounded annually) in excess of 120% of the applicable long-term federal rate accrued for Mr. Morrow and Dr. Perlmutter under our Executive Nonqualified Retirement Plan.

See “EXECUTIVE COMPENSATION TABLES—Nonqualified Deferred Compensation—Executive Nonqualified Retirement Plan” for a description of this plan.

(7)	See “EXECUTIVE COMPENSATION TABLES—Summary Compensation Table—All Other Compensation—Perquisites and Other Compensation” below.

All Other Compensation—Perquisites and Other Compensation

Perquisites. The amounts reported reflect the aggregate incremental cost of perquisites and other personal benefits provided to our Named Executive Officers. The following table sets forth the perquisites provided and all of the associated tax gross-up reimbursements made to our Named Executive Officers in 2009. Tax gross-ups are only provided with respect to moving and relocation expenses. The amounts below are included in the “All Other Compensation” column of the “Summary Compensation Table.”

	Personal Use of Company Aircraft(1)	Personal Use of Company Car and Driver(2)	Personal Financial Planning Services	Moving and Relocation Expenses(3)		Other(4)
Name	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Tax Gross- Up($)	Aggregate Incremental Cost($)	Total($)
Kevin W. Sharer	177,795	42,038	15,000	0	0	2,290	237,123
Robert A. Bradway	0	102	15,000	311	196	1,658	17,267
George J. Morrow	0	202	15,000	0	0	0	15,202
Roger M. Perlmutter	0	52,005	0	0	0	0	52,005
Fabrizio Bonanni	0	1,112	15,000	0	0	3,400	19,512

(1)	The aggregate incremental cost of use of our aircraft for personal travel by our Named Executive Officers was allocated entirely to the highest ranking Named Executive Officer present on the flight. The aggregate incremental cost for personal use of our aircraft is calculated based on our variable operating costs, which include the cost of crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs, fuel, trip specific maintenance and other smaller variable costs. In determining the incremental cost relating to fuel, we applied standardized rates to estimate fuel and trip-related maintenance expenses through June 30, 2009 and, beginning July 1, 2009, we applied our actual average fuel and trip-related maintenance costs. We revised the methodology for calculating fuel and maintenance costs in order to capture current fuel prices in a more timely manner. We believe that the use of these methodologies for Fiscal 2009 is a reasonably accurate method for calculating fuel and trip-related maintenance costs. Because our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, our aircraft purchase costs and the cost of maintenance not related to trips.

(2)	The aggregate incremental cost for personal use of a car and driver provided by us is calculated by allocating the costs of operating the car and compensating the driver between personal and business use. The cost of operating the car is allocated to personal use on the basis of miles driven for personal use to total miles driven. The cost of compensating the driver is allocated to personal use on the basis of driver hours related to personal use to the total number of driver hours.

(3)	The costs for moving and relocation expenses include actual travel costs incurred by us. The tax gross-up reimbursements shown above were made to reimburse Mr. Bradway for his income taxes incurred in connection with his relocation expenses. Mr. Bradway’s tax gross-up was part of his initial offer letter when he was hired.

(4)	Other expenses include the cost of executive physical examinations and expenses related to guests accompanying Named Executive Officers while on business travel.

Other Compensation. The following table sets forth amounts for other compensation to our Named Executive Officers for Fiscal 2009 included in the “All Other Compensation” column of the “Summary Compensation Table.”

Name	Company Contributions to 401(k) Retirement and Savings Plan($)(1)	Company Credits to Supplemental Retirement Plan($)(1)	Total($)
Kevin W. Sharer	24,500	530,115	554,615
Robert A. Bradway	24,500	183,173	207,673
George J. Morrow	24,500	203,142	227,642
Roger M. Perlmutter	24,500	190,481	214,981
Fabrizio Bonanni	24,500	164,538	189,038

(1)	See “EXECUTIVE COMPENSATION TABLES—Nonqualified Deferred Compensation” for a description of these plans.

Narrative Description to the Compensation Tables—Performance Units

Performance units are granted to our Named Executive Officers annually during the first year of a performance period and are paid out at the end of the performance period based on our level of achievement of the applicable performance goals established by the Compensation and Management Development Committee, or Compensation Committee, for such performance period for each grant. Our performance periods are typically three years in duration. The performance goals for the relevant performance period are set forth below.

The number of performance units earned is determined by the Compensation Committee at the end of the performance period based on the pre-established formula for such performance period, and is currently paid out in shares of our Common Stock at a ratio of one share of Common Stock for each performance unit earned.

Performance units are generally forfeited unless a participant is continuously employed through the last business day of the performance period. The underlying principle is that the participant needs to have been an active employee during the entire performance period in order to have contributed to the results on which the earned awards are based. Exceptions to this treatment occur in connection with a termination of employment or the death or retirement of a participant as discussed in the section “EXECUTIVE COMPENSATION TABLES—Potential Payments Upon Termination or Change of Control—Long-Term Incentive Equity Awards.”

Performance Units Earned for the 2007-2009 Performance Period

Performance unit awards were paid in March 2010 for the 2007-2009 performance period that began on July 1, 2007 and ended on December 31, 2009 (2007-2009 Performance Period). The performance goals for the 2007-2009 Performance Period were based on compound annual revenue performance and adjusted EPS performance over the three-year period that ended on December 31, 2009, modified by a multiplier based on our compound annual TSR over the 2007-2009 Performance Period. The following is the formula used to determine the number of performance units earned at the end of the 2007-2009 Performance Period:

Performance Units Earned	=	[	(performance units granted)	×	(internal revenue performance percentage + internal adjusted EPS performance percentage)	×	(absolute TSR multiplier)	]

The absolute TSR multiplier is based on the compound annual growth rate of our Common Stock price over the 2007-2009 Performance Period as compared to the threshold, target and maximum TSR goals established by the Compensation Committee. TSR is determined in accordance with the following formula:

Total Stockholder Return	=	[	ending Common Stock price	–	beginning Common Stock price	+	dividends, if any, per share of Common Stock as if reinvested, applicable to the performance period	]

beginning Common Stock price

For purposes of this formula, the beginning Common Stock price is the average of the daily closing prices of our Common Stock on the last 20 trading days ending immediately prior to the first day of the 2007-2009 Performance Period and the ending Common Stock price is the average of the daily closing prices of our Common Stock on the last 20 trading days immediately preceding the last day of the 2007-2009 Performance Period.

The number of performance units actually earned for the 2007-2009 Performance Period is based on the number of performance units granted multiplied by 94.7%, which is the sum of the performance percentages with respect to our compound annual revenue performance (44.7%) and our compound annual adjusted EPS performance (50%) for the three-year period that ended on December 31, 2009, multiplied by an absolute TSR multiplier of 50% for the 2007-2009 Performance Period. The absolute TSR multiplier was the result of the compound annual TSR of our Common Stock over the 2007-2009 Performance Period being less than the threshold level of compound annual TSR. There were no forfeitures for our Named Executive Officers in the 2007-2009 Performance Period.

Performance Units for the 2008-2010 Performance Period

The 2008-2010 performance period began on January 1, 2008 and will end on December 31, 2010. The performance goal established by the Compensation Committee is based solely upon our compound annual TSR over the 2008-2010 performance period. TSR is determined in the same manner as it is for the 2007-2009 performance units.

The number of units to be earned based on achieving threshold, target and maximum TSR levels for the 2008-2010 performance period is summarized in the table below:

2008-2010 Performance Period Absolute TSR Multiplier

Measure	Less than Threshold	Threshold	Target	Maximum

Compound Annual TSR	0%	50%	100%	200%

If the level of TSR achieved is between the threshold and target levels or the target and maximum levels, the TSR multiplier is determined by interpolating linearly between the applicable levels.

Performance Units for the 2009-2011 Performance Period

Performance goals for the 2009-2011 performance period that began on January 1, 2009 and will end on December 31, 2011 are based upon our Fiscal 2009 revenue and Fiscal 2009 adjusted EPS, weighted equally, in alignment with our 2009 Company goals under our Global Management Incentive Plan (GMIP), and modified at the end of the three-year performance period by a relative TSR multiplier measured over the 2009-2011 performance period. The number of performance units earned at the end of the performance period will range from 0% to 200% of the number of performance units granted and is determined in the manner set forth in the following formula:

Performance Units Earned	=	[	(performance units granted)	×	(2009 revenue performance percentage + 2009 adjusted EPS performance percentage)	×	(relative TSR multiplier over the performance period)	]

The relative TSR multiplier is based on the ranking of our three-year TSR compared with the three-year TSRs of the 12 companies in the comparator group (adjusted to reflect merger activity) described under “COMPENSATION DISCUSSION AND ANALYSIS—ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Long-Term Incentive Equity Awards—Performance Units—Performance Award Program—2009-2011 Performance Period” (the Comparator Group). Our TSR is determined in the same manner as TSR is determined for the 2007-2009 Performance Period. Each Comparator Group company’s TSR is determined in a similar manner to that used to determine our TSR, except that it is based on the stock of the related Comparator Group company. The relative TSR multiplier is expressed as a percentage and varies depending on our ranking within the Comparator Group companies, as shown below. The maximum TSR multiplier that can be achieved is 160%.

Performance Award Program—2009 Financial Performance for the 2009-2011 Performance Period: The 2009-2011 performance period performance goals include Company revenue and adjusted EPS results for 2009. The performance results for these measures in 2009 and the resulting percentages earned are as follows:

Performance Goals for the 2009-2011 Performance Period

Measures	Threshold	Target	Maximum	Earned
2009 Revenue	$14.25 billion earns 0%	$15.00 billion earns 50%	$15.75 billion earns 62.5%	28.5%

2009 Adjusted EPS	$4.40 earns 0%	$4.65 earns 50%	$4.90 earns 62.5%	62.5%

Overall Percentage	0%	100%	125.0%	91.0%

The score (91%) resulting from our 2009 revenue and adjusted EPS performance will then be modified (up or down) based on our TSR relative to the TSRs of the Comparator Group companies for the 2009-2011 performance period. The table below describes how this relative TSR multiplier is determined:

Relative TSR Multiplier for 2009-2011 Performance Period

Measure	Threshold	Target	Maximum
Relative TSR	50% for a Company ranking of 11th through 13th among the Company and Comparator Group Companies	100% for a Company ranking of 7th through 10th among the Company and Comparator Group Companies	160% for a Company ranking of 1st among the Company and Comparator Group Companies

If our performance for three-year TSR is ranked within the top six among the Company and the Comparator Group companies, the relative TSR multiplier will be determined by interpolating between each of the rankings of the Comparator Group companies above and below our position, unless our performance for three-year TSR ranks first, in which case the relative TSR multiplier will be 160%. No interpolation is performed if the Company’s TSR results rank 7th or lower among the Company and the Comparator Group companies. The relative TSR multiplier shall not exceed 100% regardless of our ranking among the Comparator Group companies if our ending Common Stock price (plus any dividends, as if reinvested) for the performance period is at or below a pre-established minimum dollar amount.

Given that our actual performance during 2009 under the performance measures of revenue and adjusted EPS resulted in a performance percentage earned of 91%, the number of units that may be earned after giving effect to the relative TSR multiplier for the 2009-2011 performance period may range from 45.5% to 145.6% of the performance units granted. This presumes that our ending Common Stock price (plus any dividends, as if reinvested) used to calculate TSR for the 2009-2011 performance period exceeds the pre-established minimum dollar amount.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our Named Executive Officers for the year ended December 31, 2009.

Name	Grant Date	Approval Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3) (# of units)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Thres- hold	Target	Maxi- mum ($)	Thres- hold	Target	Maxi- mum
			EIP			Performance Units			RSUs	Stock Options
Kevin W. Sharer	3/3/09	3/3/09	(2)	(2)	6,232,500
	5/6/09	3/3/09				(3)	73,000	146,000				2,552,044	(6)
	4/28/09	3/3/09							37,000			1,866,280	(7)
	4/28/09	3/3/09								256,000	50.44	4,663,347	(8)

Robert A. Bradway	3/3/09	3/3/09	(2)	(2)	3,739,500
	5/6/09	3/3/09				(3)	24,000	48,000				839,028	(6)
	4/28/09	3/3/09							12,000			605,280	(7)
	4/28/09	3/3/09								84,000	50.44	1,530,161	(8)

George J. Morrow	3/3/09	3/3/09	(2)	(2)	3,739,500
	5/6/09	3/3/09				(3)	24,000	48,000				839,028	(6)
	4/28/09	3/3/09							12,000			605,280	(7)
	4/28/09	3/3/09								84,000	50.44	1,530,161	(8)

Roger M. Perlmutter	3/3/09	3/3/09	(2)	(2)	3,739,500
	5/6/09	3/3/09				(3)	24,000	48,000				839,028	(6)
	4/28/09	3/3/09							12,000			605,280	(7)
	4/28/09	3/3/09								84,000	50.44	1,530,161	(8)

Fabrizio Bonanni	3/3/09	3/3/09	(2)	(2)	3,739,500
	5/6/09	3/3/09				(3)	24,000	48,000				839,028	(6)
	4/28/09	3/3/09							12,000			605,280	(7)
	4/28/09	3/3/09								84,000	50.44	1,530,161	(8)

(1)	Reflects the date on which the grants were approved by the Compensation Committee. The grant of performance units for the 2009-2011 performance period was contingent upon the approval of our stockholders of our 2009 Equity Incentive Plan which occurred at our annual meeting of stockholders on May 6, 2009.

(2)	Non-equity incentive awards to our Named Executive Officers were made under our EIP. The “maximum” amounts shown in the table above reflect the largest possible payments under our EIP for the 2009 performance period, based on our EIP adjusted net income, as defined. There are no thresholds or targets under the EIP. The EIP provides that the Compensation Committee may use “negative discretion” to award any amount that does not exceed the maximum. Consistent with its practice since the EIP was approved by our stockholders in 2002, the Compensation Committee referred to the potential payouts under our GMIP, as illustrated in the table below, as well as each Named Executive Officer’s contributions in determining the actual amounts awarded under the EIP in 2009. Our GMIP for 2009 was based on our performance against four primary Company goals, weighted as follows: (1) Deliver Financially (60%); (2) Deliver the Best Pipeline (20%); (3) Advance Denosumab (15%); and (4) Improve Compliance Infrastructure (5%). Threshold goals (ranging from 33% to 100% of target performance) have been established only for certain non-financial primary metrics. The non-financial metrics are often expressed in milestones or are more subjective in nature than are the financial metrics. If just one of the more minor non-financial goals is accomplished, the payout percentage would be very small (less than 1% of a target annual incentive award) and thus no threshold amount has been shown in the table below. The GMIP-derived target and maximum payout levels for the 2009 performance period are shown in the table below. The actual amounts awarded under our EIP are reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” and are also shown in the table below. For a description of the Company corporate goals and the use of the GMIP in the Compensation Committee’s exercise of negative discretion see “COMPENSATION DISCUSSION AND ANALYSIS—ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Annual Cash Incentive Awards.”

	GMIP			EIP
	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards($)			Non-Equity Incentive Plan Compensation($)
Name	Threshold (a)	Target	Maximum	Actual
Kevin W. Sharer	—	2,506,731	5,483,474	3,790,000
Robert A. Bradway	—	701,385	1,534,280	1,060,000
George J. Morrow	—	789,139	1,726,242	1,195,000
Roger M. Perlmutter	—	743,846	1,627,163	1,125,000
Fabrizio Bonanni	—	632,308	1,383,174	955,000

(a)	Threshold amounts are not included in the table above because any payments would be less than 1% or would yield a zero payout.

(3)	Reflects information regarding performance units for the 2009-2011 performance period. If the threshold goal for either of the financial performance measures (revenue or adjusted EPS) is not met, no units are earned for that financial performance measure. Our performance must exceed the threshold goal for a financial performance measure in order for units to be earned with respect to that performance measure. The first level goal after threshold results is 40% of the units being earned, with target performance earning 50% of the units and maximum performance earning 62.5% of the units for each of the financial performance measures. If performance achieved with respect to each of the financial performance measures is between threshold and the first level goal, between the first level goal and target, or between target and maximum, the performance percentage for the performance measure is determined by interpolating linearly between 0% and 40%, 40% and 50%, or 50% and 62.5%, as applicable. The aggregate number of units earned under the performance measures is subject to adjustment based on the relative TSR multiplier, which can result in 50% to 160% of the units earned with respect to the financial performance measures being paid. Shares of our Common Stock are paid on a one for one basis for the number of the performance units earned after giving effect to the relative TSR multiplier. See “EXECUTIVE COMPENSATION TABLES—Narrative Description to the Compensation Tables—Performance Units” for more information.

(4)	Reflects RSUs granted on April 28, 2009, which are scheduled to vest in equal installments on the first four anniversaries of the grant date.

(5)	Reflects stock options granted on April 28, 2009, which are scheduled to vest and become exercisable in equal installments on the first four anniversaries of the grant date.

(6)	Reflects the grant date fair value of the 2009-2011 performance units based on the probable outcomes of the performance measures regarding Fiscal 2009 revenue and adjusted EPS as of that date. See footnote 2 to the “Summary Compensation Table” for information on how these amounts are determined.

(7)	Reflects the grant date fair value of RSUs granted on April 28, 2009. See footnote 2 to the “Summary Compensation Table” for information on how these amounts are determined.

(8)	Reflects the grant date fair value of stock options granted on April 28, 2009. See footnote 3 to the “Summary Compensation Table” for information on how these amounts are determined.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards at December 31, 2009 granted to each of our Named Executive Officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/Option)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Stock Options				Restricted Stock Units				Performance Units
Kevin W. Sharer	0	256,000	50.44	4/28/16(2)	64,750	(3)	3,662,908	(4)	33,215	(5)	1,878,973	(5)
	64,000	192,000	42.13	4/29/15(2)					73,000	(6)	4,129,610	(6)
	97,500	97,500	62.55	4/26/14(2)					36,972	(7)	2,091,506	(7)
	146,250	48,750	71.88	4/3/13(2)
	225,000	0	58.61	3/15/12
	180,000	0	59.48	3/15/11
	270,000	0	65.85	7/1/10

Robert A. Bradway	0	84,000	50.44	4/28/16(2)	24,750	(3)	1,400,108	(4)	10,920	(5)	617,744	(5)
	21,000	63,000	42.13	4/29/15(2)					24,000	(6)	1,357,680	(6)
	32,500	32,500	62.55	4/26/14(2)					12,324	(7)	697,169	(7)
	30,000	10,000	64.56	7/17/13(2)

George J. Morrow	0	84,000	50.44	4/28/16(2)	21,000	(3)	1,187,970	(4)	10,920	(5)	617,744	(5)
	0	63,000	42.13	4/29/15(2)					24,000	(6)	1,357,680	(6)
	32,500	32,500	62.55	4/26/14(2)					12,324	(7)	697,169	(7)
	48,750	16,250	71.88	4/3/13(2)
	75,000	0	58.61	3/15/12
	75,000	0	59.48	3/15/11
	150,000	0	65.85	7/1/10

Roger M. Perlmutter	0	84,000	50.44	4/28/16(2)	21,000	(3)	1,187,970	(4)	10,920	(5)	617,744	(5)
	21,000	63,000	42.13	4/29/15(2)					24,000	(6)	1,357,680	(6)
	32,500	32,500	62.55	4/26/14(2)					12,324	(7)	697,169	(7)
	48,750	16,250	71.88	4/3/13(2)
	75,000	0	58.61	3/15/12
	75,000	0	59.48	3/15/11
	150,000	0	65.85	7/1/10

Fabrizio Bonanni	0	84,000	50.44	4/28/16(2)	21,000	(3)	1,187,970	(4)	10,920	(5)	617,744	(5)
	21,000	63,000	42.13	4/29/15(2)					24,000	(6)	1,357,680	(6)
	15,000	15,000	56.79	10/29/14(2)					8,247	(7)	466,533	(7)
	21,750	21,750	62.55	4/26/14(2)
	32,625	10,875	71.88	4/3/13(2)
	50,000	0	58.61	3/15/12
	50,000	0	59.48	3/15/11
	100,000	0	65.85	7/1/10

(1)	Options expire on the seventh anniversary of their grant date.

(2)	The options are scheduled to vest and become exercisable in equal installments on the first four anniversaries of the grant date.

(3)	The following table shows RSUs outstanding as of December 31, 2009.

Name	Units Granted on April 28, 2009(a)(#)	Units Granted on April 29, 2008(b)(#)	Units Granted on July 17, 2006(c)(#)	Total Restricted Stock Units(#)
Kevin W. Sharer	37,000	27,750	0	64,750
Robert A. Bradway	12,000	9,000	3,750	24,750
George J. Morrow	12,000	9,000	0	21,000
Roger M. Perlmutter	12,000	9,000	0	21,000
Fabrizio Bonanni	12,000	9,000	0	21,000

(a)	Reflects RSUs granted on April 28, 2009, which are scheduled to vest in equal installments on the first four anniversaries of the grant date.

(b)	Reflects the unvested portion of RSUs granted on April 29, 2008, which are scheduled to vest in equal installments on the second, third and fourth anniversaries of the grant date.

(c)	Reflects RSUs held by Mr. Bradway which are scheduled to vest on July 17, 2010.

(4)	The market value of RSUs was calculated by multiplying the closing price of our Common Stock on December 31, 2009 ($56.57) by the number of unvested RSUs outstanding.

(5)

Reflects the number of performance units granted for the 2009-2011 performance period multiplied by: (i) approximately 91% which is the sum of the actual revenue and adjusted EPS performance percentages achieved with regard to the one-year financial performance measures in Fiscal 2009; and (ii) a relative TSR multiplier of 50%. The relative TSR multiplier was determined for the one-year period that ended on December 31, 2009, which resulted in us achieving a rank among the Comparator Group companies that equates to a threshold TSR multiplier (i.e., companies that ranked 11th through 13th). As a result and in accordance with the rules of the SEC, the number of performance units shown in the table above is based on threshold performance for the TSR multiplier. The resulting total number of units is multiplied by $56.57, the closing price of our Common Stock on December 31, 2009, to determine the corresponding payout values. The number of units to be earned (and thus the number of shares of our Common Stock to be issued) will be determined based on the sum of the actual revenue and adjusted EPS performance percentages of approximately 91% noted above and the relative TSR multiplier resulting from our three-year TSR achieved over the performance period compared with the TSRs of the Comparator Group of companies for the same three-year period (subject to the limitation that the relative TSR multiplier shall not exceed 100% if our ending Common Stock price plus any dividends as if reinvested for the 2009-2011 performance period is at or below a pre-established minimum dollar amount).

(6)	Reflects the number of performance units granted for the fiscal 2008-2010 performance period multiplied by the target absolute TSR multiplier of 100%. The resulting total number of units is multiplied by $56.57, the closing price of our Common Stock on December 31, 2009, to determine the corresponding payout values. If the TSR multiplier calculated at the end of the performance period was based on our closing Common Stock price of $56.57 on December 31, 2009, the TSR performance would be between the threshold and target levels of compound annual TSR. As a result and in accordance with the rules of the SEC, the number of performance units shown in the table above is based on target performance for the TSR multiplier. If the TSR performance at the end of the performance period was between the threshold and target levels, the number of performance units that would be earned would be less than the number of performance units shown in the table above. The actual number of units to be earned (and thus the number of shares of our Common Stock to be issued) will be determined based on the TSR multiplier resulting from our actual three-year compound annual TSR achieved over the three-year performance period.

(7)	Reflects the number of performance units actually earned for the 2007-2009 Performance Period, based on the number of performance units granted, multiplied by: (i) approximately 94.7%, which is the sum of the revenue and adjusted EPS performance percentages achieved with regard to our internal financial performance measures for the three-year period that ended on December 31, 2009; and (ii) an absolute TSR multiplier of 50% for the 2007-2009 Performance Period. The absolute TSR multiplier was the result of the compound annual TSR of our Common Stock over the 2007-2009 Performance Period being less than the threshold level of compound annual TSR. The corresponding payout value shown in the table was calculated by multiplying the number of performance units earned by $56.57, the closing price of our Common Stock on December 31, 2009.

The estimated payouts of the performance units for the 2009-2011 and 2008-2010 performance periods described above are disclosed in the limited context of our executive compensation program and should not be understood to be statements of our expectations of our stock price or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Option Exercises and Stock Vested

The following table summarizes the option exercises and vesting of stock awards for each of our Named Executive Officers for the year ended December 31, 2009. For a description of the performance units for the 2007-2009 Performance Period that were earned as of December 31, 2009 and the associated pay out values, please see the “Outstanding Equity Awards at Fiscal Year End” table and footnote 7 to the table.

	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Kevin W. Sharer	0	0	9,250	466,570
Robert A. Bradway	0	0	6,750	370,583
George J. Morrow	21,000	187,834	3,000	151,320
Roger M. Perlmutter	85,000	1,080,265	3,000	151,320
Fabrizio Bonanni	0	0	3,000	151,320

(1)	The value realized upon exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.

(2)	The value realized on vesting of RSUs was calculated as of the product of the closing price of a share of our Common Stock on the day prior to the vesting date, multiplied by the number of shares vested.

Nonqualified Deferred Compensation

The following table sets forth summary information regarding aggregate contributions to and account balances under our Supplemental Retirement Plan (SRP), Nonqualified Deferred Compensation Plan and Executive Nonqualified Retirement Plan for and as of the year ended December 31, 2009.

Name	Executive Contributions in 2009($)(1)	Company Contributions in 2009($)(2)	Aggregate Earnings in 2009($)(3)	Withdrawals in 2009($)(4)	Aggregate Balance at December 31, 2009($)(5)
Kevin W. Sharer	1,937,500	530,115	3,840,589	0	16,709,794
Robert A. Bradway	180,000	183,173	251,875	0	1,063,835
George J. Morrow	0	203,142	2,438,561	0	25,416,093
Roger M. Perlmutter	0	190,481	684,890	0	13,172,488
Fabrizio Bonanni	0	164,538	503,913	(304,590)	2,709,895

(1)	These contributions are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” as cash incentive awards earned in Fiscal 2008 and contributed to the Nonqualified Deferred Compensation Plan in 2009.

(2)	Represents our credits to the SRP which amounts are also set forth in the “All Other Compensation” column of the “Summary Compensation Table” and related footnotes for Fiscal 2009.

(3)

Represents earnings (losses) in the Nonqualified Deferred Compensation Plan, SRP and Executive Nonqualified Retirement Plan for Fiscal 2009. Earnings on accounts in the Executive Nonqualified Retirement Plan consist of interest accrued on Mr. Morrow’s and Dr. Perlmutter’s vested account balances calculated at a rate equal to 125% of the 10-year moving average yield of 10-year U.S. Treasury notes, adjusted annually and compounded annually, which is the rate that would apply if Mr. Morrow remains employed with the Company through March 2, 2012 and if Dr. Perlmutter remains employed through September 16, 2012. Interest credited to Mr. Morrow and Dr. Perlmutter for Fiscal 2009 total $1,048,720 and $628,762, respectively, of which the amounts that exceed 120% of the applicable long-term Applicable Federal Rate, $270,451 for Mr. Morrow, and $41,879 for Dr. Perlmutter, are included in the “Nonqualified Deferred Compensation Earnings” column of the “Summary Compensation Table.” If Mr. Morrow is terminated for any reason before March 2, 2012 or Dr. Perlmutter is terminated for any reason before September 16, 2012, this interest would be calculated at the rate of 100% of the 10-year moving average yield of 10-year U.S. Treasury notes for Mr. Morrow or Dr. Perlmutter, as applicable, adjusted annually and compounded annually. See “—Executive Nonqualified Retirement Plan—Earnings” below. As described in “—Executive Nonqualified Retirement Plan” below, Dr. Perlmutter and Mr. Morrow became participants in this plan as part of their initial employment offers in 2001.

(4)	As allowed by the terms of the Nonqualified Deferred Compensation Plan, Dr. Bonanni elected to receive as an “in-service” distribution certain amounts that he contributed to the plan in prior years. The Nonqualified Deferred Compensation Plan requires that an in-service distribution election be made at least three plan years prior to the year in which the deferral amount is distributed.

(5)	Amounts represent balances in the Nonqualified Deferred Compensation Plan, SRP and Executive Nonqualified Retirement Plan at the end of Fiscal 2009. The balance at the end of Fiscal 2009 includes the following aggregate amounts that were previously reported as compensation in this proxy statement in the 2009 “Summary Compensation Table” as compensation for Fiscal 2009, 2008 and 2007: $4,101,653 for Mr. Sharer; $779,345 for Mr. Bradway; $1,039,946 for Mr. Morrow; $1,849,331 for Dr. Perlmutter; and $388,487 for Dr. Bonanni.

General Provisions of the Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan

The SRP is designed to provide a “make-whole” benefit to 401(k) Plan participants who have eligible compensation in excess of the Internal Revenue Code’s qualified plan compensation limit. The Company credits to the SRP a 10% contribution on such compensation to represent the equivalent percentage of Company contributions that would have been made to the 401(k) Plan if the compensation had been eligible for deferral into the 401(k) Plan. For the same reason, the Company also credits to the SRP a 10% contribution on amounts deferred into the Nonqualified Deferred Compensation Plan.

The SRP and the Nonqualified Deferred Compensation Plan are unfunded plans for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Deferred amounts are general unsecured obligations of the Company and are subject to the Company’s on-going financial solvency. We have established a grantor trust (a so-called “rabbi” trust) for the purpose of accumulating funds to satisfy our obligations under the Nonqualified Deferred Compensation Plan. Earnings on amounts contributed to our SRP and Nonqualified Deferred Compensation Plan, like our Retirement and Savings Plan, or 401(k) Plan, are based on participant selections among the investment options selected by a committee of our executives. This committee has the sole discretion to discontinue, substitute or add investment options at any time. Participants can select from among these investment options, for purposes of determining the earnings or losses that we will credit to their plan accounts, but they do not have an ownership interest in the investment options they select. Unlike our 401(k) Plan, we do not offer the opportunity to invest through a brokerage window or in our Common Stock under our Nonqualified Deferred Compensation Plan or SRP. The investment options in the Nonqualified Deferred Compensation Plan and the SRP also differ in that they include six portfolios based on different target retirement dates, referred to as “Target Retirement Portfolios,” that have been created for use as default investment options. The investment options during 2009 are described in “—Investment Options Under the SRP and Nonqualified Deferred Compensation Plan” below. No “above market” crediting rates are offered. Invested amounts can be transferred among available plan investment options on any business day and effective at the close of business on that day (subject to the time of the request and the market being open).

Retirement and Savings Plan and Supplemental Retirement Plan

Our 401(k) Plan is a qualified plan that is available to all regular staff members of the Company and participating subsidiaries. All 401(k) Plan participants, including our Named Executive Officers, are eligible to receive the same level of matching and nonelective or “core” contributions from the Company. Company contributions on amounts earned above the Internal Revenue Code qualified plan compensation limit and on amounts that were deferred to the Nonqualified Deferred Compensation Plan are credited to our SRP, a nonqualified plan that is available to all 401(k) Plan eligible staff members.

Contributions. The Company makes a core contribution of 5% of eligible compensation to all regular staff members of the Company under the 401(k) Plan, regardless of whether the staff members elect to defer any of their compensation to the 401(k) Plan. In addition, under the 401(k) Plan, participants are eligible to receive matching contributions of up to 5% of their eligible compensation. Under our SRP, we credit 10% of each participant’s eligible compensation in excess of the maximum recognizable compensation limit for qualified plans, which represents the equivalent percentage of our core contributions and matching contributions combined under our 401(k) Plan. We also credit 10% of each participant’s compensation that is not eligible for deferral into our 401(k) Plan because the participant deferred it to the Nonqualified Deferred Compensation Plan.

Distributions. Participants receive distributions from the SRP following their termination of employment. Distributions for most participants are made in a lump sum payment in the first or second year following termination of employment, or, for balances in excess of a de minimis amount, in installments that commence in the year following termination. For our Named Executive Officers, Section 409A of the Internal Revenue Code generally requires that their distributions may not occur earlier than six months following our Named Executive Officer’s termination of employment.

Vesting. Participants in the 401(k) Plan are immediately vested in participant and Company contributions and related earnings and losses on such amounts. Participants in the SRP are immediately vested in contributions that are made with respect to amounts the participants deferred under the Nonqualified Deferred Compensation Plan and related earnings and losses on such amounts, and are fully vested in the remainder of their accounts upon the earlier of (i) three continuous years of their service to the Company, (ii) termination of their employment on or after their normal retirement date (as defined in the plan), (iii) their disability (as defined in the 401(k) Plan), (iv) their death, or (v) a change of control and termination of their employment as described below in “—Potential Payments Upon Termination or Change of Control—Change of Control Severance Plan.”

Nonqualified Deferred Compensation Plan

Our Nonqualified Deferred Compensation Plan allows participants to defer receipt of a portion of their eligible compensation to a future date, with an opportunity to earn tax-deferred returns on the deferrals. Members of our Board and our U.S.- and Puerto Rico-based staff members at the director level or above, which include our Named Executive Officers, are eligible to participate in this plan. Our Named Executive Officers may participate in this plan on the same basis as the other participants in the plan.

Contributions. Participants who are staff members may elect to defer up to a maximum of 50% of their eligible base salary, up to a maximum of 100% of their annual incentive bonus and up to 100% of sales commissions, with a minimum deferral amount of $5,000 each year. Non-employee members of our Board may defer all or a portion of their fees, including committee chair retainers and meeting fees. In addition, we may, in our sole discretion, contribute additional amounts to any participant’s account at any time, such as contributing sign-on bonuses to the accounts of newly-hired staff members or for retention purposes.

Distributions. Participants may elect to receive distributions as a lump sum or, for balances in excess of a de minimis amount, in annual installments for up to ten years. For most participants, distributions commence in the first or second year following the participant’s termination of employment. For our Named Executive Officers, Section 409A of the Internal Revenue Code generally requires that distributions may not occur earlier than six months following our Named Executive Officer’s termination of employment. All participants may elect to receive a short-term payout of an employee deferral as soon as three years after the end of the plan year in which the deferral was made. Participants can also petition for a distribution due to an unforeseeable financial hardship.

Vesting. Participants are at all times 100% vested in the amounts that they elect to defer.

Investment Options Under the SRP and Nonqualified Deferred Compensation Plan

The investment options under the SRP and the Nonqualified Deferred Compensation Plan and their annual rates of return for Fiscal 2009 are contained in the tables below. The 401(k) Plan offers the same investment options as the SRP and the Nonqualified Deferred Compensation Plan except: (i) the 401(k) Plan also allows investments in our Common Stock and offers a brokerage window; and (ii) the 401(k) Plan does not offer the six portfolios based on different target retirement dates, referred to as “Target Retirement Portfolios” below. We retain the right to change, at our discretion, the available investment options.

Name of Investment Option	Rate of Return for Fiscal 2009	Name of Investment Option	Rate of Return for Fiscal 2009
Amgen Target Retirement Portfolio Income	22.00%	Capital Preservation	3.46%
Amgen Target Retirement Portfolio 2010	23.94%	Fixed Income	10.49%
Amgen Target Retirement Portfolio 2020	26.70%	Large Cap Value	20.04%
Amgen Target Retirement Portfolio 2030	31.04%	Large Cap Index	26.78%
Amgen Target Retirement Portfolio 2040	32.91%	Large Cap Growth	31.71%
Amgen Target Retirement Portfolio 2050	33.79%	Small-Mid Cap Value	43.30%
		Small-Mid Cap Index	35.13%
		Small-Mid Cap Growth	31.48%
		International Value	46.04%
		International Growth	26.10%
		High Yield	49.50%
		Inflation-Protection	10.87%
		Emerging Markets	71.15%
		REIT Index	28.55%

Executive Nonqualified Retirement Plan

As part of their initial offers of employment in 2001, we agreed to provide Mr. Morrow and Dr. Perlmutter supplemental retirement benefits based on their length of employment with us as a replacement for pension benefits foregone from their previous employers. The benefits are provided through their participation in our Executive Nonqualified Retirement Plan, which was established to provide supplemental retirement income benefits for a select group of management and highly compensated staff members through Company contributions. Participants are selected by the Compensation Committee. Mr. Morrow and Dr. Perlmutter are currently the only participants in this plan.

Contributions. We were obligated to credit a special retirement account under the plan with $15,000,000 for Mr. Morrow and $10,000,000 for Dr. Perlmutter because they were actively employed by us on January 19, 2006 and September 16, 2007, respectively.

Earnings. Interest is earned on account balances beginning on January 19, 2006 for Mr. Morrow and beginning on September 16, 2007 for Dr. Perlmutter. If Mr. Morrow continues to be actively employed by us until March 2, 2012 and Dr. Perlmutter continues to be actively employed by us until September 16, 2012, we will credit interest on each of their account balances at a rate equal to 125% of the 10-year moving average yield on 10-year U.S. Treasury notes, adjusted annually and compounded annually, from their crediting dates until their account balances are distributed to them. If Mr. Morrow’s employment is terminated prior to March 2, 2012 or Dr. Perlmutter’s employment is terminated prior to September 16, 2012, the interest rate will instead be 100% of the 10-year moving average yield on 10-year U.S. Treasury notes, adjusted annually and compounded annually.

Distributions. If the participant terminates his employment prior to attaining age 60 and 10 years of service with us (March 2, 2012 for Mr. Morrow and September 16, 2012 for Dr. Perlmutter), the plan provides for his account balance to be distributed in a lump sum in January of the year following his termination of employment or, if later and if required by Section 409A of the Internal Revenue Code, at least six months after such termination of employment. If the participant’s employment with us terminates after attaining age 60 and 10 years of service with us, the plan provides for distribution in a lump sum payment, or if the participant timely elects, in ten or fewer substantially equal annual installment payments.

Potential Payments Upon Termination or Change of Control

Change of Control Severance Plan

Our Change of Control Severance Plan provides severance benefits to staff members of the Company and participating subsidiaries who hold designated positions with us as of the date on which a change of control occurs. Participants in the plan are classified into three groups, which determines the amount of the benefits they receive. Our Named Executive Officers participate in our plan as “Group I” participants. If a change of control had occurred on December 31, 2009, the plan would have covered approximately 1,670 officers and key staff members of the Company, including each of our Named Executive Officers. The plan became effective on October 20, 1998.

If a change of control (as defined below) occurs and a participant’s employment is terminated by us other than for cause or disability (each as defined below) or by the participant for good reason (as defined below) within two years after the change of control, the participant will be entitled to:

•	a lump sum cash severance payment in an amount equal to the difference, if any, of:

•	the product of:

•	a benefits multiple of 1, 2 or 3 based on the participant’s position (each of our Named Executive Officers have a benefits multiple of 3); and

•

the sum of (i) the participant’s annual base salary immediately prior to termination or, if higher, immediately prior to the change of control, plus (ii) the participant’s targeted annual cash incentive award for the year in which the termination occurs or, if higher, the participant’s average annual cash incentive award for the three years immediately prior to the change of control;

minus:

•

the aggregate value (determined in accordance with Section 280G of the Internal Revenue Code) of the acceleration of vesting of the participant’s unvested stock options (performance units, RSUs and restricted stock are not included in this calculation) in connection with the change of control (the Company’s stock plans provide for accelerated vesting of stock options upon a change of control);

•

continued access to health and other group insurance benefits on substantially similar terms and cost to the participant for one to three years depending on the participant’s benefits multiple (each of our Named Executive Officers would receive continuing coverage for three years) following the participant’s termination, or if not allowed under the terms of the group insurance plan(s), reimbursement of the participant’s expenses incurred in obtaining such available coverage. If a participant incurs taxes as a result of such reimbursement, the participant will be paid an additional amount so that after the payment of such taxes, the participant will retain an amount equal to the reimbursement. Notwithstanding the foregoing, if the participant finds other employment while receiving this health and group insurance benefit and can obtain other such coverage from the new employer, the participant is required to do so and the coverage provided by the Company will be secondary to that other employer coverage;

•

fully-vested benefits paid into our 401(k) Plan and credited in our SRP in amounts equal to the benefits the participant would have accrued from participant and Company contributions under the plans had the participant continued to be employed by us for a number of years equal to the participant’s benefits multiple (each of our Named Executive Officers would receive the equivalent of three years). If applicable law would prevent such a contribution from being made to the 401(k) Plan, the participant will receive a lump sum payment in an amount equal to the value of such 401(k) Plan benefits;

•

indemnification and, if applicable, directors’ and officers’ liability insurance provided by us for four years following the participant’s termination (each of our Named Executive Officers would receive such liability insurance benefits, which results in no additional cost to us); and

•

if any payment, distribution or acceleration of vesting of any stock option or other right with respect to a participant who is a “disqualified individual” (within the meaning of Section 280G of the Internal Revenue Code) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then in connection with a qualifying termination of employment only, we would pay the participant an additional lump sum cash payment in an amount equal to 20% of the amount of the participant’s “excess parachute payments” (within the meaning of Section 280G of the Internal Revenue Code).

The plan provides that the benefits described above would be provided in lieu of any other severance benefits that may be payable by us (other than accrued vacation and similar benefits otherwise payable to all staff members upon a termination). However, we currently have no standing severance arrangement that provides severance benefits to any of our Named Executive Officers. The plan also provides that the benefits described above may be forfeited if the participant discloses our confidential information or solicits or offers employment to any of our staff members during a period of years equal to the participant’s benefits multiple following the participant’s termination.

The plan expires on December 31, 2012 and is subject to automatic one-year extensions unless we notify participants no later than September 30 of the year prior to the expiration date that the term will not be extended. If a change of control occurs prior to the plan’s expiration, the plan will continue in effect for at least 36 months following the change of control. Prior to a change of control, we can terminate or amend the plan at any time. After a change of control, the plan may not be terminated or amended in any way that adversely affects a participant’s interests under the plan, unless the participant consents in writing.

Under the plan, a change of control has occurred upon any of the following:

•

any person, entity or group has acquired beneficial ownership of 50% or more of (i) our then outstanding common shares; or (ii) the combined voting power of our then outstanding securities entitled to vote in the election of directors;

•	individuals making up the incumbent Board (as defined in the plan) cease for any reason to constitute at least a majority of our Board;

•

immediately prior to our consummation of a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such transaction do not, immediately thereafter, own more than 50% of the then outstanding shares of the reorganized merged or consolidated company entitled to vote generally in the election of directors;

•	a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company; or

•	any other event which the incumbent Board (as defined in the plan), in its sole discretion, determines is a change of control.

“Cause” is defined in the plan as (i) conviction of a felony, or (ii) engaging in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out the participant’s duties, resulting in material economic harm to us, unless the participant believed in good faith that the conduct was in, or not contrary to our best interests.

“Disability” under the plan is determined based on our long-term disability plan as is in effect immediately prior to a change of control.

“Good reason” is defined in the plan as (i) a material diminution of a participant’s authority, duties or responsibilities, (ii) a material reduction in a participant’s base salary, (iii) an increase in a participant’s daily commute by more than 100 miles roundtrip, or (iv) any other action or inaction by the Company that constitutes a material breach of the agreement under which the participant provides services. In order to terminate with “good reason,” a participant must provide written notice to the Company of the existence of the condition within the required period, the Company must fail to remedy the condition within the required time period and the participant must then terminate employment within the required time period.

Long-Term Incentive Equity Awards

Stock Options, Restricted Stock and Restricted Stock Units

Our stock plans (or the related grant agreements approved for use under such stock plans) provide for accelerated vesting or continued vesting of unvested stock options, restricted stock and RSUs in the circumstances described below.

Change of Control. All unvested stock options, restricted stock and RSUs vest in full upon a change of control (as defined in the stock plans or the related grant agreements approved for use under such stock plans), irrespective of the scheduled vesting date for these awards.

Death or Disability. All nonqualified unvested stock options and RSUs granted in calendar years prior to the year death or disability occurs vest in full upon the occurrence of such event. For unvested nonqualified stock options and RSUs granted in the calendar year death or disability occurs, a pro-rata amount of these stock options and RSUs immediately vests based on the number of completed months of employment during the calendar year such event occurs. For unvested incentive stock options, or ISOs, granted prior to March 2005, vesting is accelerated by 12 months for each full year of employment in the case of death or disability. For ISOs granted in March 2005 or later, all unvested ISOs of staff members with five or more years of service vest immediately upon their death or disability, and for staff members with less than five years of service, immediate vesting is provided for all unvested ISOs that were otherwise scheduled to vest through December 31 of the year following the year of death or disability. Under the stock plans, a disability has the same meaning as under Section 22(e)(3) of the Internal Revenue Code and occurs where the disability has been certified by either the Social Security Administration, the comparable government authority in another country with respect to non-U.S. staff members or an independent medical advisor appointed by us.

Retirement. All unvested nonqualified stock options and RSUs granted in calendar years prior to the year in which an employee retires continue to vest on their original vesting schedule upon the retirement of the holder if the holder has been continuously employed for at least 10 years and is age 55 or older or is age 65 or older, regardless of service (a retirement-eligible participant). If a retirement-eligible participant receives a grant of stock options or RSUs in the calendar year such retirement occurs, the participant will vest in a pro-rata amount of the award he or she would be otherwise entitled to based upon the number of complete months of employment during the calendar year such retirement occurs. Holders have the lesser of five years from the date of retirement or the remaining period before expiration to exercise any vested stock options. For unvested ISO grants, an employee must be age 60 with 15 consecutive years of service to be retirement eligible, and upon retirement, all such ISOs immediately vest. Mr. Sharer would have received this benefit had he retired on December 31, 2009. Dr. Bonanni would have also received this benefit, except with respect to his unvested ISO’s. No other Named Executive Officers would have received this benefit because they did not meet the above-noted requirements.

Performance Units

Our performance award program provides for a potential payout of outstanding performance units upon a change of control (as defined in our Change of Control Severance Plan) or upon a termination of employment due to death, disability or retirement.

Change of Control. With respect to grants of performance units for the 2008-2010 performance period and the 2009-2011 performance period, in the event of a change of control that occurs during the first fiscal year of the performance period, the performance period terminates as of the last business day of the last completed fiscal quarter before the change of control and the participant is entitled to a payment equal to the amount the participant would have received for the performance period using the assumption that the target levels of all performance measures (including TSR multipliers) have been satisfied. If a change of control occurs during the second or third fiscal years of the performance period, the performance period terminates as of the last business day of the last completed fiscal quarter before the change of control and the participant is entitled to a payment as follows:

•	For the 2008-2010 performance period, the greater of (i) the amount the participant would have been entitled to receive for the period (rounded down to the nearest whole number), based on our actual absolute TSR performance for such shortened period, or (ii) the amount the participant would have received for such shortened period, based on our absolute TSR performance using the assumption that the ending Common Stock price for such period is equal to the value of consideration paid for a share of our Common Stock (whether such consideration is paid in cash, stock, or other property, or any combination thereof).

•

For the 2009-2011 performance period, payment based upon the actual performance with respect to the one-year performance measures for revenue and adjusted EPS goals, multiplied by relative TSR multiplier based on the ranking of the greater of (i) our actual TSR performance for such shortened period, or (ii) our TSR performance using the assumption that the ending Common Stock price for such shortened period is equal to the value of consideration paid for a share of our Common Stock (whether such consideration is paid in cash, stock or other property, or any combination thereof) relative to the TSRs of the Comparator Group of companies for the shortened performance period.

With respect to grants of performance units for the 2010-2012 performance period, the provisions governing payments to a participant in the event of a change of control are substantially identical to those described with respect to the 2009-2011 performance period.

Death or Disability. For all of a participant’s performance unit grants made in calendar years prior to the year death or disability occurs, the participant will be paid the full amount of the award he or she would be otherwise entitled to, if any, as determined at the end of the performance period. For a performance unit grant made in the calendar year death or disability occurs, a participant will be paid a pro-rata amount of the award he or she would otherwise be entitled to, if any, as determined at the end of the performance period, based upon the number of complete months of employment during the performance period in the calendar year such event occurs.

Retirement. In the event of retirement of a participant who has been continuously employed with us for at least 10 years and is age 55 or older or is age 65 or older regardless of service (a retirement-eligible participant), for performance unit grants made in calendar years prior to the year in which retirement occurs, the participant will be paid the full amount of the award he or she would be otherwise entitled to, if any, as determined at the end of the performance period. If a retirement-eligible participant receives a performance unit grant in the calendar year such retirement occurs, the participant will be paid a pro-rata amount of the award he or she would be otherwise entitled to, if any, as determined at the end of the performance period, based upon the number of complete months of employment during the performance period in the calendar year such retirement occurs. Mr. Sharer and Dr. Bonanni would have received these benefits had they retired on December 31, 2009; none of the other Named Executive Officers would have received this benefit if they had retired on December 31, 2009 because they did not meet the above-noted requirements.

Estimated Potential Payments

The tables below set forth the estimated current value of payments and benefits to each of our Named Executive Officers upon a change of control, a qualifying termination within two years following a change of control, retirement, and the death or disability of our Named Executive Officer. The amounts shown assume that the triggering events occurred on December 31, 2009 and do not include: (i) the 2007-2009 performance unit awards, which were earned as of December 31, 2009; (ii) other benefits earned during the term of our Named Executive Officer’s employment that are available to all salaried staff members, such as accrued vacation; (iii) benefits paid by insurance providers under life and disability policies other than those noted for Mr. Morrow; and (iv) benefits previously accrued under the Executive Nonqualified Retirement Plan, the SRP and the Nonqualified Deferred Compensation Plan. For information on the accrued amounts payable under these plans, see the “Nonqualified Deferred Compensation” table in this proxy statement. The actual amounts of payments and benefits that would be provided can only be determined at the time of a change of control and/or the Named Executive Officer’s separation from the Company.

The value of accelerated equity awards shown in the tables below was calculated using the closing price of our Common Stock on December 31, 2009 ($56.57) in accordance with SEC rules. The value of options is the aggregate spread between $56.57 and the exercise prices of the options, if less than $56.57, while $56.57 is the intrinsic value of RSUs and the 2009-2011 and 2008-2010 performance units grants. Under the terms of our Change of Control Severance Plan as described above, a portion of the intrinsic value of the accelerated unvested stock options (as determined in accordance with Section 280G of the Internal Revenue Code as described in the plan) reduces the amount of the lump sum cash severance payment payable under the plan.

Estimated Payments to Mr. Sharer

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)	Change of Control and Termination($)	Retirement($)	Death or Disability($)
Lump sum cash severance payment	0	15,030,000(1)	0	0
Value of stock options	4,341,760	4,341,760	4,341,760	4,341,760
Value of restricted stock units	3,662,908	3,662,908	3,662,908	3,662,908
Value of 2009-2011 performance units	4,129,610(2)	4,129,610(2)	1,878,973(3)	1,878,973(3)
Value of 2008-2010 performance units	8,259,220(2)	8,259,220(2)	4,129,610(3)	4,129,610(3)
Continuing health and welfare benefits for three years(4)	0	419,281	0	0
Continuing retirement plan contributions for three years(5)	0	1,738,500	0	0
Reimbursement of excise tax(6)	0	0	0	0

Total	20,393,498	37,581,279	14,013,251	14,013,251

Estimated Payments to Mr. Bradway

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)	Change of Control and Termination($)	Retirement($)	Death or Disability($)
Lump sum cash severance payment	0	4,517,764(1)	0	0
Value of stock options	1,424,640	1,424,640	0	1,424,640
Value of restricted stock units	1,400,108	1,400,108	0	1,400,108
Value of 2009-2011 performance units	1,357,680(2)	1,357,680(2)	0	617,744(3)
Value of 2008-2010 performance units	2,715,360(2)	2,715,360(2)	0	1,357,680(3)
Continuing health and welfare benefits for three years(4)	0	227,253	0	0
Continuing retirement plan contributions for three years(5)	0	665,250	0	0
Reimbursement of excise tax(6)	0	1,669,154	0	0

Total	6,897,788	13,977,209	0	4,800,172

Estimated Payments to Mr. Morrow

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)	Change of Control and Termination($)	Retirement($)	Death($)	Disability($)
Lump sum cash severance payment	0	6,267,122(1)	0	0	0
Value of stock options	1,424,640	1,424,640	0	1,424,640	1,424,640
Value of restricted stock units	1,187,970	1,187,970	0	1,187,970	1,187,970
Value of 2009-2011 performance units	1,357,680(2)	1,357,680(2)	0	617,744(3)	617,744(3)
Value of 2008-2010 performance units	2,715,360(2)	2,715,360(2)	0	1,357,680(3)	1,357,680(3)
Continuing health and welfare benefits for three years(4)	0	369,922	0	0	0
Continuing retirement plan contributions for three years(5)	0	750,600	0	0	0
Death benefits under life insurance proceeds	0	0	0	3,524,720(7)	0
Reimbursement of excise tax(6)	0	0	0	0	0

Total	6,685,650	14,073,294	0	8,112,754	4,588,034

Estimated Payments to Dr. Perlmutter

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)	Change of Control and Termination($)	Retirement($)	Death or Disability($)
Lump sum cash severance payment	0	5,916,122(1)	0	0
Value of stock options	1,424,640	1,424,640	0	1,424,640
Value of restricted stock units	1,187,970	1,187,970	0	1,187,970
Value of 2009-2011 performance units	1,357,680(2)	1,357,680(2)	0	617,744(3)
Value of 2008-2010 performance units	2,715,360(2)	2,715,360(2)	0	1,357,680(3)
Continuing health and welfare benefits for three years(4)	0	364,261	0	0
Continuing retirement plan contributions for three years(5)	0	696,000	0	0
Reimbursement of excise tax(6)	0	0	0	0

Total	6,685,650	13,662,033	0	4,588,034

Estimated Payments to Dr. Bonanni

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)	Change of Control and Termination($)	Retirement($)	Death or Disability($)
Lump sum cash severance payment	0	4,835,000(1)	0	0
Value of stock options	1,424,640	1,424,640	1,424,640	1,424,640
Value of restricted stock units	1,187,970	1,187,970	1,187,970	1,187,970
Value of 2009-2011 performance units	1,357,680(2)	1,357,680(2)	617,744(3)	617,744(3)
Value of 2008-2010 performance units	2,715,360(2)	2,715,360(2)	1,357,680(3)	1,357,680(3)
Continuing health and welfare benefits for three years(4)	0	441,720	0	0
Continuing retirement plan contributions for three years(5)	0	636,000	0	0
Reimbursement of excise tax(6)	0	0	0	0

Total	6,685,650	12,598,370	4,588,034	4,588,034

(1)	These amounts represent the net payments after deducting the value of the accelerated unvested stock options (as determined in accordance with Section 280G of the Internal Revenue Code as described in the plan) pursuant to our Change of Control Severance Plan described above.

(2)	In accordance with the terms of the performance goals for the 2009-2011 performance period, in the event of a change of control during the first year of the performance period, the number of performance units that would have been earned is calculated based on the target level of performance for the internal financial performance measures and a target relative TSR multiplier. The resulting number of units, which equals the total number of shares of our Common Stock that would have been issued to the participants, is multiplied by $56.57, the closing price of our Common Stock on December 31, 2009, to determine the payout values shown in the tables above.

In accordance with the terms of the performance goals for the 2008-2010 performance period, in the event of a change of control during the second year of the performance period, the number of performance units that would have been earned is the greater of: (i) the number of units based on our actual compound annual TSR for the shortened performance period ending on the last day of the last completed quarter prior to the change of control in relation to the threshold, target and maximum TSR percentages for the shortened performance period; and (ii) the number of units resulting from the compound annual TSR calculation for the shortened performance period using an ending stock price equal to the value of consideration paid for a share of our Common Stock in the event of a change of control. The tables above assume a change of control occurred on December 31, 2009, and the absolute TSR multiplier is based on our actual TSR for the shortened performance period ending on September 30, 2009. Under these assumptions, the TSR would have been between the target and maximum levels of compound annual TSR, and, therefore, the payout values shown in the tables above are based on number of units that would have been earned for achieving maximum performance multiplied by $56.57, the closing price of our Common Stock on December 31, 2009.

(3)

In accordance with the terms of the performance goals for the 2009-2011 performance period, in the event death or disability occurs during the 2009-2011 performance period, the number of performance units (rounded down to the nearest whole number) that would have been earned is based on the number of performance units that would have been earned by the Named Executive Officer if he had remained employed for the entire performance period. The number of units estimated to be earned for the 2009-2011 performance period is based on the number of performance units granted for this performance period multiplied by: (i) approximately 91% which is the sum of the actual revenue and adjusted EPS performance percentages achieved with regard to the one-year financial performance measures in 2009; and (ii) a relative TSR multiplier of 50%. The relative TSR multiplier was determined for the one-year period that ended on December 31, 2009, which resulted in us achieving a rank among the Comparator Group of companies that equates to a threshold TSR multiplier (i.e., companies that ranked 11th through 13th). The resulting total number of units, which equals the total number of shares that would be issued under these assumptions, is multiplied by $56.57, the closing price of our stock on December 31, 2009, to determine the payout values shown in the tables above. These payout values are the same as the values shown for these awards in the “Outstanding Equity Awards At Fiscal Year End” table (see footnote 5 to that table). In the event of actual death or disability, payout of shares in satisfaction of amounts earned for grants for the 2009-2011 performance period would not occur until after the end of the performance period and would be based on the sum of the actual revenue and adjusted EPS performance percentages of 91% noted above and the relative TSR multiplier resulting from our three-year TSR achieved over the performance period compared with the TSRs of the Comparator Group companies for the same three-year period (subject to the limitation that the relative TSR multiplier shall not exceed 100% if our ending Common Stock price plus any dividends as if reinvested for the 2009-2011 performance period is at or below a pre-established minimum dollar amount).

In accordance with the terms of the performance goals for the 2008-2010 performance period, in the event death or disability occurs during the 2008-2010 performance period, the number of performance units (rounded down to the nearest whole number) that would have been earned is based on the number of performance units that would have been earned by the Named Executive Officer if he had remained employed for the entire performance period. The number of units estimated to be earned for the 2008-2010 performance period is based on the number of units granted multiplied by the target absolute TSR multiplier of 100%. The resulting total number of units is multiplied by $56.57, the closing price of our Common Stock on December 31, 2009, to determine the payout values shown in the tables above. These payout values are the same as the values shown for these awards in the “Outstanding Equity Awards At Fiscal Year End” table (see footnote 6 to that table). In the event of actual death or disability, payout of shares in satisfaction of amounts earned for grants for the 2008-2010 performance period would not occur until after the end of the performance period and would be based on our actual compound annual TSR achieved over the three-year performance period.

As Mr. Sharer and Dr. Bonanni were retirement eligible as of December 31, 2009, the retirement payout amounts for the performance units for the 2008-2010 and 2009-2011 performance periods were calculated in the same manner as the respective death and disability payout amounts.

(4)	Reflects the estimated cost of reimbursing for continuing medical, dental, life, long-term disability and accidental death and dismemberment insurance coverage for three years in excess of the amount borne by the Named Executive Officer. The amounts for medical and dental insurance coverage are based on rates charged to our staff members for post-employment coverage provided in accordance with the Consolidated Omnibus Reconciliation Act of 1985, or COBRA, for the first 18 months following termination, adjusted for the last six months of this period by a 10% inflation factor for medical coverage and a 6% inflation factor for dental coverage. The cost of policies for medical and dental insurance with similar coverage that would be available for purchase for the 18-month period thereafter is based on quoted amounts. The costs of reimbursing for the other insurance coverage are based on quoted amounts that would be available during the three year period. The table assumes that the reimbursements for medical, dental, long-term disability or accidental death and dismemberment insurance coverage are not includable in the Named Executive Officer’s gross income and that the reimbursements for life insurance coverage are includable in the Named Executive Officer’s gross income. As required by the Change of Control Severance Plan, we would pay the Named Executive Officer an additional amount such that after the payment of all income and employment taxes on the life insurance reimbursements and the additional amount, the Named Executive Officer would retain an amount equal to the reimbursement for all coverage. For purposes of calculating this additional amount, we have used the highest applicable federal, state and employment tax rates.

(5)	Reflects the estimated value of continuing retirement plan contributions for three years calculated as the sum of (i) 10% of three times the sum of: (a) base salary as of December 31, 2009; and (b) the annual incentive award under the EIP earned in 2008 and paid in March 2009; and (ii) three times our Named Executive Officer’s 2009 contributions to our 401(k) Plan, limited by Internal Revenue Service regulations, as applicable.

(6)	Reflects our reimbursement of the estimated excise tax payable by our Named Executive Officers under Section 4999 of the Internal Revenue Code in the event of a qualifying termination within two years following a change of control based on assumptions used to determine amounts disclosed in these tables. Upon a change of control, each Named Executive Officer may be subject to the excise tax under Section 4999 of the Internal Revenue Code with respect to payments made in connection with a change of control (as defined in Section 280G of the Internal Revenue Code) or upon a subsequent qualifying termination. Under our Change of Control Severance Plan, we provide a lump sum payment equal to 20% of any Named Executive Officer’s “excess parachute payment” (within the meaning of Section 280G of the Internal Revenue Code). Since the present value of the payments that would be due to Mr. Sharer, Mr. Morrow and Drs. Perlmutter and Bonanni (as calculated under Section 280G of the Internal Revenue Code) in the event of a qualifying termination following a change of control would not exceed three times their respective “base amounts” (as defined in Section 280G of the Internal Revenue Code), Mr. Sharer, Mr. Morrow, and Drs. Perlmutter and Bonanni would not receive an excess parachute payment and would therefore not be subject to an excise tax. The base amounts are generally the average annual taxable compensation for the five-year period ended December 31, 2008.

(7)	Reflects the amount that would be paid by the third party insurer to Mr. Morrow’s beneficiary under the split-dollar insurance policies we assumed from Mr. Morrow’s previous employer as part of his initial employment offer in 2001 if Mr. Morrow’s employment with the Company had terminated due to his death on December 31, 2009. Had this event occurred, the agreements relating to the split-dollar insurance policies provide that the Company would have received a death benefit that was greater than the value of the premiums paid by the Company and by Mr. Morrow’s previous employer, as determined in accordance with the agreements. Upon Mr. Morrow’s termination due to his disability, the agreements relating to the split-dollar insurance policies would remain in effect until Mr. Morrow’s death.

DIRECTOR COMPENSATION

The compensation program for our non-employee directors is intended to fairly compensate them for the time and effort required of a director given the size and complexity of our operations. Portions of the compensation program utilize our stock in order to further align the interests of our directors with all of our other stockholders and to motivate our directors to focus on our long-term financial interest.

Non-employee members of our Board receive a combination of cash and equity-based incentive compensation. Directors who are our staff members are not paid any fees for serving on the Board or for attending Board meetings. In March 2009, the Board adopted a new Director Equity Incentive Program in connection with our 2009 Equity Incentive Plan (2009 Plan) approved by our stockholders in May 2009. The new Director Equity Incentive Program changed the stock option term from seven years to ten years and is otherwise substantially similar to the program that was in place under our Amgen Inc. Amended and Restated 1991 Equity Incentive Plan. (In 2009, the term of staff member stock options was also extended from seven to ten years, beginning with the 2010 annual grant.)

Cash Compensation. Each director receives an annual retainer of $55,000. Directors are paid $3,000 for each Board meeting they attend ($1,500 for telephonic attendance) and $1,500 for each committee meeting they attend ($750 for telephonic attendance). In addition, the following committee chairmen receive the following additional annual retainers: (i) Audit Committee, $20,000; (ii) Compensation and Management Development Committee, $10,000; (iii) Corporate Responsibility and Compliance Committee, $6,000; and (iv) Governance and Nominating Committee, $6,000. Directors are also compensated for attending meetings of committees of which they are not members or special meetings if they are invited to do so by the Chairman of the Board or the committee Chairman. Directors are also entitled to reimbursement of their expenses, in accordance with our policy, incurred in connection with attendance at Board and committee meetings and conferences with our senior management. Dr. Henderson was appointed to the Board of Directors on July 9, 2009. Upon her appointment to the Board, Dr. Henderson became entitled to a prorated portion of the annual retainer of $55,000.

Equity Incentives. Under the provisions of our Director Equity Incentive Program, each non-employee director receives an automatic annual grant, on the third business day after the release of our quarterly earnings for the first fiscal quarter, of restricted stock units with a grant date fair market value of $100,000, based on the closing price of our Common Stock on the date of grant (rounded down to the nearest whole number). Restricted stock units are rights to earn shares of our Common Stock and are paid in shares of our Common Stock on a one-to-one basis on the vesting date, unless the director has previously elected a deferred payment alternative. Each non-employee director also receives an automatic annual grant of stock options on the same day the restricted stock units are granted to purchase 5,000 shares of our Common Stock. The exercise price of the stock options is 100% of the closing price of our Common Stock on the grant date, and the stock options expire seven years after the grant date for those issued from March 15, 2004 through July 29, 2009 and 10 years after the grant date for those issued prior to March 15, 2004 and those issued on and after May 6, 2009, the date of stockholder approval of our 2009 Plan that implements our new Director Equity Incentive Program. On July 30, 2009, Dr. Henderson received an inaugural grant of stock options to purchase 20,000 shares of the Company’s Common Stock in connection with her appointment to the Board on July 9, 2009, but did not receive any restricted stock units.

The stock options and restricted stock units vest (i) on the date of grant if the non-employee director has had three years of prior continuous service as a non-employee director, or (ii) one-year from the date of grant if the non-employee director has had less than three years of prior continuous service as a non-employee director. Upon the death or disability (as defined in the stock plans) of a non-employee director, the vesting of unvested stock options is accelerated by one-year for each full year of service as a non-employee director and the vesting of restricted stock units is accelerated by one month for each full month of service as a non-employee director.

Deferred Compensation and Other Benefits. Directors are eligible to participate in the Nonqualified Deferred Compensation Plan that we maintain for our staff members (see “EXECUTIVE COMPENSATION TABLES—Nonqualified Deferred Compensation—Nonqualified Deferred Compensation Plan”). Earnings under this plan are market-based—there are no “above market” or guaranteed rates of returns offered in this plan.

Through the Amgen Foundation, the Company maintains for all eligible staff members and non-employee directors a charitable contributions matching gift program. Our directors participate in the program on the same terms as our staff members. The Amgen Foundation matches, on a dollar-for-dollar basis, qualifying donations made by directors and staff members to eligible organizations, up to $20,000 per person per year.

Guests of our Board members are occasionally invited to Board events, and we may pay or reimburse travel expenses and may provide transportation on our aircraft for both the director and his or her guest.

Director Stock Ownership Guidelines. Under the Board’s stock ownership guidelines that were originally adopted in December 2002 and amended in October 2009, all non-employee directors are expected to hold 8,000 shares of our Common Stock, while serving as a non-employee director.

All non-employee directors are expected to comply with the stock ownership guidelines on or before December 31st of the calendar year in which the fifth anniversary of their date of election by stockholders or the Board falls. For purposes of the Board stock ownership guidelines, issued and outstanding shares of our Common Stock held beneficially or of record by the participating non-employee director, issued and outstanding shares of our Common Stock held in a qualifying trust (as defined in the guidelines) and vested restricted stock units that are deferred will count towards satisfying the stock ownership guidelines. All directors met the stock ownership guidelines as of December 31, 2009. Compliance dates for directors elected to the Board more than five years ago have passed. Directors elected to the Board within the last five years have the following compliance dates:

Director	Compliance Date
François de Carbonnel	December 31, 2014
Vance D. Coffman	December 31, 2013
Rebecca M. Henderson	December 31, 2015

Director Compensation Table

The following table shows compensation of the non-employee members of our Board for Fiscal 2009. Mr. Sharer, our Chairman of the Board, Chief Executive Officer and President is not included in this table as he is an employee and thus receives no compensation for his service as a director.

Director	Fees Earned or Paid in Cash($)(2)		Stock Awards($)(4)(6)	Option Awards($)(5)(6)	All Other Compensation($)(7)	Total($)
David Baltimore	85,750		99,972	108,721	3,232	297,675
Frank J. Biondi, Jr.	102,000		99,972	108,721	21,516	332,209
François de Carbonnel	87,250		99,972	108,721	10,000	305,943
Jerry D. Choate	86,500		99,972	108,721	358	295,551
Vance D. Coffman	87,250	(3)	99,972	108,721	20,678	316,621
Frederick W. Gluck	99,500		99,972	108,721	21,207	329,400
Rebecca M. Henderson(1)	42,500		0	600,236	20,000	662,736
Frank C. Herringer	97,750	(3)	99,972	108,721	20,686	327,129
Gilbert S. Omenn	85,750		99,972	108,721	20,385	314,828
Judith C. Pelham	82,750		99,972	108,721	24,803	316,246
J. Paul Reason	85,750		99,972	108,721	1,360	295,803
Leonard D. Schaeffer	91,750		99,972	108,721	20,000	320,443

(1)	Dr. Henderson was appointed to the Board on July 9, 2009.

(2)	Reflects all fees paid to members of our Board for participation in regular, telephonic and special meetings of the Board and its committees, retainer fees and fees paid for services provided to our management by certain members of the Board in connection with special meetings.

(3)	All of these fees were deferred by Dr. Coffman and Mr. Herringer under our Nonqualified Deferred Compensation Plan.

(4)	Reflects the grant date fair value of 1,982 restricted stock units granted on April 28, 2009 to each director named above, except for Dr. Henderson, determined in accordance with Financial Accounting Standards Board (FASB) principles regarding the measurement of stock-based compensation, excluding the effect of forfeitures. Under these principles, the grant date fair value of restricted stock units is based on the intrinsic value of these awards, which equals the closing price of our Common Stock on the grant date of $50.44.

(5)	Reflects the grant date fair value of stock options granted during Fiscal 2009 determined in accordance with FASB principles regarding the measurement of stock-based compensation, excluding the effect of forfeitures. On April 28, 2009, each director named above, except for Dr. Henderson, was granted options to purchase 5,000 shares of our Common Stock with a grant date fair value of approximately $21.74 per option. Dr. Henderson received an inaugural stock option grant to purchase 20,000 shares of our Common Stock on July 30, 2009 with a grant date fair value of approximately $30.01 per option. The grant date fair values of these stock option grants were calculated using a Black-Scholes option valuation model with the following assumptions:

Grant Date	Risk-Free Interest Rate(%)	Expected Life	Expected Volatility (%)	Dividend Yield(%)	Exercise Price($)
4/28/09	2.6	6.3 years	40	0	50.44
7/30/09	4.0	8.9 years	31	0	63.11

(6)	All of the restricted stock units and stock options granted to directors in Fiscal 2009 were fully vested as of December 31, 2009, except for the awards granted to Mr. de Carbonnel and Dr. Coffman on April 28, 2009 which are scheduled to vest on April 28, 2010 and the stock options granted to Dr. Henderson on July 30, 2009 which are scheduled to vest on July 30, 2010.

The table below shows the aggregate numbers of stock awards and option awards outstanding for each non-employee director as of December 31, 2009. Stock awards consist of unvested restricted stock units and vested, but deferred, restricted stock units. Upon vesting, the units are paid in the form of shares of our Common Stock. Directors may elect to defer payment until a later date, which would result in a deferral of taxable income to the director. Option awards consist of exercisable and unexercisable stock options.

Director	Aggregate Stock Awards Outstanding as of December 31, 2009(#)	Aggregate Option Awards Outstanding as of December 31, 2009(#)
	Restricted Stock Units	Stock Options
David Baltimore	0	94,000
Frank J. Biondi. Jr.	8,931	122,000
François de Carbonnel	1,982	25,000
Jerry D. Choate	0	94,000
Vance D. Coffman	4,355	30,000
Frederick W. Gluck	0	94,000
Rebecca M. Henderson	0	20,000
Frank C. Herringer	7,288	45,000
Gilbert S. Omenn	4,355	94,000
Judith C. Pelham	0	94,000
J. Paul Reason	4,355	106,000
Leonard D. Schaeffer	2,978	50,000

(7)	Includes amounts for perquisites, including the amounts of Company-matched directors’ charitable contributions made in Fiscal 2009. Directors are eligible for matching contributions at the same levels as all other staff members of the Company. The table below provides a summary of amounts paid by the Company for perquisites.

		Personal Use of Company Aircraft
Director	Matching of Charitable Contributions(a)($)	Aggregate Incremental Amounts(b)($)	Tax Gross-Up(b)($)	Total($)
David Baltimore	2,500	0	732	3,232
Frank J. Biondi, Jr.	20,000	0	1,516	21,516
François de Carbonnel	10,000	0	0	10,000
Jerry D. Choate	0	0	358	358
Vance D. Coffman	20,000	0	678	20,678
Frederick W. Gluck	20,000	0	1,207	21,207
Rebecca M. Henderson	20,000	0	0	20,000
Frank C. Herringer	20,000	0	686	20,686
Gilbert S. Omenn	20,000	0	385	20,385
Judith C. Pelham	20,000	4,183	620	24,803
J. Paul Reason	0	0	1,360	1,360
Leonard D. Schaeffer	20,000	0	0	20,000

(a)	These are charitable contributions of the Amgen Foundation that matched the directors’ charitable contributions made in Fiscal 2009.

(b)	Where we have invited guests to accompany directors on our aircraft or where the director for non-business purposes, accompanies executives using our aircraft for business purposes, we typically incur no incremental cost for transporting the guest, but we are required to impute income to the director for his or her income tax purposes. We reimburse the director for the additional income taxes imposed on the director in these circumstances. The aggregate incremental cost of use of our aircraft is calculated based on our variable operating costs, which include the cost of crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs, fuel, trip specific maintenance and other smaller variable costs. In determining the incremental cost relating to fuel, we applied standardized rates to estimate fuel and trip-related maintenance expenses through June 30, 2009 and, beginning July 1, 2009, we applied our actual average fuel and trip-related maintenance costs. We revised the methodology for calculating fuel and maintenance costs in order to capture current fuel prices in a more timely manner. We believe that the use of these methodologies for Fiscal 2009 is a reasonably accurate method for calculating fuel and trip-related maintenance costs. Because our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, our aircraft purchase costs and the cost of maintenance not related to trips.

AUDIT MATTERS

Audit Committee Report(1)

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2009.

The Audit Committee has also discussed with Ernst & Young the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence and has discussed with Ernst & Young their independence.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

Audit Committee of the Board of Directors

Frank J. Biondi, Jr., Chairman

David Baltimore

François de Carbonnel

Vance D. Coffman

Gilbert S. Omenn

Judith C. Pelham

Independent Registered Public Accountants

The following table presents fees for professional services provided or to be provided by Ernst & Young for audits of the years ended December 31, 2009 and December 31, 2008, and fees for other services rendered by Ernst & Young during these periods.

	2009	2008
Audit	$5,319,000	$6,524,000
Audit-Related	259,000	345,000
Tax	36,000	134,000

Total Fees	$5,614,000	$7,003,000

Included in Audit Fees above are professional services associated with the integrated audit of our consolidated financial statements and our internal control over financial reporting and the statutory audits of various subsidiaries of the Company.

Audit-Related fees are primarily attributable to audits of our affiliated companies, our retirement plans and amounts for certain agreed upon procedures with respect to partner billings for a co-promotion arrangement and third party royalties owed to us. Tax fees are primarily attributable to various U.S. and International tax compliance and, to a lesser degree, planning services. Ernst & Young did not perform any professional services with respect to information systems design and implementation for the years ended December 31, 2009 and 2008. The Audit Committee has considered whether the Audit-Related and Tax services provided by Ernst & Young are compatible with maintaining that firm’s independence.

(1)	The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by independent registered public accountants, the Audit Committee has approved all audit and permissible non-audit services prior to such services being provided by Ernst & Young. The Audit Committee, or one or more of its designated members that have been granted authority by the Audit Committee, meets to approve each audit or non-audit service prior to the engagement of Ernst & Young for such service. Each such service approved by one or more of the authorized and designated members of the Audit Committee is presented to the entire Audit Committee at a subsequent meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under our written Approval of Related Party Transactions Policy, a related party transaction (as defined below) may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy applies to: (1) any person who is, or at any time since the beginning of our last fiscal year was, a member of our Board, one of our executive officers or a nominee to become a member of our Board; (2) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; (3) any immediate family member, as defined in the policy, of, or sharing a household with, any of the foregoing persons; and (4) any firm, corporation or other entity in which any of the foregoing persons is employed, serves as a director, or is a partner or principal or in a similar position or in which such person has a greater-than-five-percent beneficial ownership interest. “Related party transaction” is defined in the policy as a transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships (including but not limited to any indebtedness or guarantee of indebtedness), between us and any of the foregoing persons, other than: (1) any matters related to compensation or benefits; (2) transactions involving less than $120,000 when aggregated with all similar transactions; or (3) transactions approved by another independent committee of our Board.

The Audit Committee considers all relevant facts and circumstances available to it, including the recommendation of management. No member of the Audit Committee participates in any review, consideration or approval of any related party transaction involving such member or any of his or her immediate family members, except that such member is required to provide all material information concerning the related party transaction to the Audit Committee.

Related party transactions may be preliminarily entered into by management subject to ratification by the Audit Committee; provided that if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction. At each scheduled meeting of the Audit Committee, management shall update the Audit Committee as to any material changes to any approved or ratified related party transaction. The Audit Committee has pre-approved each of the following related party transaction under the terms of our Related Party Transactions Policy:

1.	any matters related to compensation or benefits; or

2.	transactions involving less than $120,000 (or such different amount as may require disclosure or approval under any future amendment to the rules and regulations of the SEC, including Item 404 of Regulation S-K, or the listing requirements of the NASDAQ, including Rule 4350) when aggregated with all similar transactions; or

3.	transactions approved by another independent committee of the Board of Directors.

In deciding whether to approve or ratify a related party transaction, the Audit Committee will consider the following factors:

•	whether the terms of the transaction are (i) fair to the Company and (ii) at least as favorable to the Company as would apply if the transaction did not involve a related party;

•	whether there are demonstrable business reasons for the Company to enter into the transaction;

•	whether the transaction would impair the independence of an outside director; and

•

whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the related party, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

Transactions with Related Persons

On March 2, 2001, we signed a letter agreement with Dr. Joan Kreiss, the spouse of Dr. Perlmutter, Executive Vice President, Research and Development, regarding possible funding of research grants for certain scientific work conducted by Dr. Kreiss. Under the terms of the letter agreement, if Dr. Kreiss relocates to Southern California, we will work with Dr. Kreiss and any new university with which she affiliates to try to obtain fellowships or grants to replace those that Dr. Kreiss is unable to transfer, if any. In addition, if replacement fellowships or grants cannot be obtained from other sources, Amgen, as part of its general scientific research mission or through its charitable contribution programs, will work with Dr. Kreiss and the new university with which she affiliates to fund any deficits or grants which are attributable to fellowships or grants that she is not able to transfer, up to an amount not to exceed $1,250,000 per year for a period of five years from the date that Dr. Kreiss assumes a new position in Southern California. We have not funded any amounts pursuant to this agreement. This transaction did not require the review or approval of the Audit Committee pursuant to the Related Party Transactions Policy.

ANNUAL REPORT AND FORM 10-K

The Annual Report to Stockholders, containing the Company’s Annual Report on Form 10-K for Fiscal 2009, which contains the consolidated financial statements of the Company for Fiscal 2009, accompanies this proxy statement but is not a part of the Company’s soliciting materials.

Stockholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for Fiscal 2009, filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to: Investor Relations, Amgen Inc., One Amgen Center Drive, Thousand Oaks, CA 91320-1799, Mail Stop 28-1-C, or contact Investor Relations by telephone at (805) 447-1060 or email at investor.relations@amgen.com. The Company’s Form 10-K is also available online at the Company’s website, www.amgen.com(1). A list of exhibits is included in the Form 10-K and exhibits are available from the Company upon the payment to the Company of the cost of furnishing them.

(1)	This website is not intended to function as a hyperlink and the information contained on the Company’s website is not intended to be part of this proxy statement.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act) requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, Reporting Persons), to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC, and with The NASDAQ Stock Market LLC. Copies of the Section 16 reports are also required to be supplied to the Company and such reports are available on our website at www.amgen.com(1).

Based solely on our review of the reports filed by Reporting Persons and written representations from certain Reporting Persons that no other reports were required for those persons, during the year ended December 31, 2009, the Reporting Persons met all applicable Section 16(a) filing requirements, except for Brian M. McNamee with respect to which in March 2009, a late Form 4 was filed in connection with the sale of Common Stock.

Stockholder Proposals

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2010 proxy statement, your proposal must be received by us no later than November 29, 2010, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Business Proposals and Nominations Pursuant to our Bylaws. Under our Amended and Restated Bylaws, or Bylaws, in order to nominate a director or bring any other business before the stockholders at the 2011 annual meeting of stockholders that will not be included in our proxy statement pursuant to Rule 14a-8, you must comply with the procedures set forth in our Bylaws, including those summarized below. In addition, assuming the date of the 2011 annual meeting of stockholders is not more than 30 days before and not more than 70 days after the anniversary date of the 2010 Annual Meeting, you must notify us in writing and such notice must be delivered to our Secretary no earlier than January 12, 2011 and no later than February 11, 2011. Moreover, as further described below, certain information required to be included in such notice must be updated as of the record date of the meeting at which the nomination or other proposal is to be presented within 10 days after that record date. In addition, our Bylaws provide that if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders to present a nomination or other business proposal, the nomination will be disregarded and the proposed business will not be transacted, notwithstanding that proxies in respect of the vote on the nomination or other business proposal may have been received by the Company.

Our Bylaws provide that a stockholder’s advance notice of a nomination must contain the following: (1) the information relating to the nominee that is required by paragraphs (a), (e) and (f) of Item 402 of Regulation S-K adopted by the SEC (or the corresponding provisions of any rule or regulation subsequently adopted by the SEC applicable to the Company); (2) such nominee’s written consent to being named in the proxy statement as a nominee and serving as a director if elected; (3) whether such nominee, the stockholder or the beneficial owner, if any, on whose behalf the nomination is being made has received any financial assistance, funding or other consideration from any other person (Stockholder Associated Person) in respect of the nomination and the details thereof; and (4) whether any nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K (or any corresponding provisions subsequently adopted by the SEC and applicable to the Company).

Our Bylaws provide that a stockholder’s advance notice of a proposed business item (other than a nomination) must include: (1) a brief description of the business desired to be brought before the meeting; (2) the

(1)	This website is not intended to function as a hyperlink and the information contained on the Company’s website is not intended to be part of this proxy statement.

text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendments); (3) the reasons why the stockholder favors the proposal; and (4) whether the stockholder or the beneficial owner, if any, on whose behalf the proposal is being made has received any financial assistance, funding or other consideration from any other person (also a Stockholder Associated Person) in respect of the proposal (and the details thereof) and any material interest in such business of the stockholder, such beneficial owner or any Stockholder Associated Person making the proposal in such business.

In addition, our Bylaws provide that a stockholder giving advance notice of a nomination or a proposed business item must include the following information in the notice: (1) the name and address of the stockholder, as they appear on the corporation’s books, and of such beneficial owner, if any; (2) a representation setting forth the class or series and number of shares of our capital stock which are owned beneficially and of record by the stockholder, and any such beneficial owner, nominee or Stockholder Associated Person; (3) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and any such beneficial owner, nominee and Stockholder Associated Person, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing; (4) a representation whether and the extent to which any hedging, derivative or other transaction or agreement is in place or has been entered into with respect to the corporation or its securities (whether or not such transaction shall be subject to settlement in underlying shares of capital stock of the corporation), bank debt or credit ratings, within the past six months by, or for the benefit of, such stockholder and any such beneficial owner, nominee or Stockholder Associated Person, the effect or intent of which is to give rise to gain or loss as a result of changes in the trading price of the corporation’s securities or bank debt or changes in the credit ratings for the Company, its securities or bank debt (or, more generally, changes in the perceived creditworthiness of the Company) or to increase or decrease the voting power of such stockholder and any such beneficial owner, nominee or Stockholder Associated Person, and if so, a summary of the material terms thereof; (5) a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or other business item; (6) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to stockholders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or (b) otherwise to solicit proxies from stockholders in support of such nomination or proposed business item; and (7) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder. Moreover, the information described in subsections (2), (3) and (4) of this paragraph that is required to be included in the notice must be updated by the stockholder and beneficial owner, if any, presenting the nomination or other business proposal not later than 10 days after the record date of the meeting at which the nomination or other business proposal is to be presented to disclose such information as of the record date.

You may write to our Secretary at our principal executive office, One Amgen Center Drive, Thousand Oaks, California 91320-1799, Mail Stop 38-5-A, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to our Bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” is also permissible under the Delaware General Corporation Law and potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single Notice or proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker or bank. Direct your written request to Investor Relations, Amgen Inc., One Amgen Center Drive, Thousand Oaks, CA 91320-1799, Mail Stop 28-1-C, or contact Investor Relations by telephone at (805) 447-1060. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or bank.

Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Audit Committee Report” or “Compensation Committee Report” to the extent permitted by the rules of the SEC will not be deemed incorporated, unless specifically provided otherwise in such filing.

Disclaimer

This proxy statement contains statements regarding future individual and Company performance targets and Company goals. These targets and Company goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Other Matters

The Board knows of no matters other than those listed in the attached Notice of Annual Meeting of Stockholders, or Annual Meeting, that are likely to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.

By Order of the Board of Directors

David J. Scott

Secretary

March 29, 2010

Appendix A

AMGEN INC. BOARD OF DIRECTORS

GUIDELINES FOR DIRECTOR QUALIFICATIONS AND EVALUATIONS

These guidelines set forth (1) the minimum qualifications that the Governance and Nominating Committee of the Board of Directors (the “Committee”) of Amgen Inc. (“Amgen”) believes are important for directors to possess, and (2) a description of the Committee’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders. These guidelines are only guidelines and may be waived and/or changed by the Committee and/or the Board of Directors as appropriate.

1.	Candidate Qualifications

In seeking individuals to join the Board of Directors or to fill director vacancies on the Board of Directors, the Committee considers the following to be minimum qualifications that a candidate must possess:

•	Demonstrated breadth and depth of management and leadership experience, preferably in a senior leadership role in a large or recognized organization;

•	Financial and/or business acumen or relevant industry or scientific experience;

•	Integrity and high ethical standards;

•	Sufficient time to devote to Amgen’s business as a member of the Board;

•	Ability to oversee, as a director, Amgen’s business and affairs for the benefit of Amgen’s stockholders;

•	Ability to comply with the Board’s Code of Conduct; and

•	Demonstrated ability to think independently and work collaboratively.

In addition, the Committee may consider the following where necessary and appropriate:

•	A candidate’s independence, as defined by The NASDAQ Stock Market, Inc.;

•	A candidate’s ability to satisfy the composition requirements for the Audit Committee and the Compensation and Management Development Committee;

•	Maintaining a Board that reflects diversity; and

•	The Board’s overall size, structure and composition.

2.	Candidate Identification and Evaluation Process

(a) For purposes of identifying nominees for the Board of Directors, the Committee relies on professional and personal contacts of the Committee, other members of the Board of Directors and senior management, as well as candidates recommended by independent search firms retained by the Committee from time to time. The Committee also will consider candidates recommended by stockholders. Any director nominations submitted by stockholders will be evaluated in the same manner that nominees suggested by Board members, management or other parties are evaluated.

(b) In evaluating potential candidates, the Committee will determine whether the candidate is qualified for service on the Board of Directors by evaluating the candidate under the guidelines set forth above and by determining if any individual candidate suits the Committee’s and the Board of Director’s overall objectives at the time the candidate is being evaluated.

A-1

Printed on recycled paper	© 2010 Amgen Inc. All Rights Reserved

SAMPLE

SAMPLE

Only Amgen stockholders with admittance tickets will be admitted to the Amgen Inc. 2010 Annual Meeting of Stockholders. Each stockholder is entitled to one admittance ticket. If you come to the meeting and do not have an admittance ticket, you will be admitted only upon presentation of proper identification and evidence of stock ownership on March 15, 2010.

☐	Please send me an admittance ticket for the Amgen Inc. 2010 Annual Meeting of Stockholders to be held on Wednesday, May 12, 2010 in Westlake Village, California.

Name	(Please print)

Address
( )

City State	Zip Telephone No.

YOU DO NOT NEED TO RETURN THIS CARD IF YOU DO NOT PLAN TO ATTEND

THE ANNUAL MEETING OF STOCKHOLDERS.

SAMPLE

ANNUAL MEETING OF STOCKHOLDERS OF

AMGEN INC.

May 12, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States and Canada or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online or by phone until 11:59 PM EST on May 11, 2010.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

If you wish to attend the annual meeting, please log onto http://www.seeuthere.com/AnnualMeeting2010 to register.

COMPANY NUMBER

ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 12, 2010:

The notice of meeting, proxy statement, proxy card and annual report to shareholders are available at http://www.amstock.com/ProxyServices/Amgen.

Please detach along perforated line and mail in the envelope provided IF you are not voting by telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

The Board of Directors recommends a vote “FOR” each of items #1 and #2.

1. To elect thirteen directors to the Board of Directors of Amgen Inc. for a term of office expiring at the 2011 annual meeting of stockholders. The nominees for election to the Board are:

FOR AGAINST ABSTAIN

Dr. David Baltimore

Mr. Frank J. Biondi, Jr.

Mr. François de Carbonnel

Mr. Jerry D. Choate

Dr. Vance D. Coffman

Mr. Frederick W. Gluck

Dr. Rebecca M. Henderson

Mr. Frank C. Herringer

FOR AGAINST ABSTAIN

Dr. Gilbert S. Omenn

Ms. Judith C. Pelham

Adm. J. Paul Reason, USN (Retired)

Mr. Leonard D. Schaeffer

Mr. Kevin W. Sharer

2. To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2010.

The Board of Directors recommends a vote “AGAINST” Stockholder Proposals #1 and #2.

3. STOCKHOLDER PROPOSALS:

Stockholder Proposal #1 (Shareholder Action by Written Consent)

Stockholder Proposal #2 (Equity Retention Policy)

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney-in-fact, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SAMPLE

This Proxy Card will be voted as specified or, if no choice is specified, will be voted FOR the election of the named nominees, FOR ratification of the selection of Ernst & Young LLP, and AGAINST Stockholder Proposals #1 and #2.

As of the date hereof, the undersigned hereby acknowledges receipt of the 2010 Proxy Statement and accompanying Notice of 2010 Annual Meeting of Stockholders to be held May 12, 2010 and the Company’s Annual Report on Form 10-K (without exhibits) and Annual Report to Stockholders, both for the fiscal year ended December 31, 2009.

In their discretion, the Proxy Holders (as defined below) are authorized to vote upon such other matters as may properly come before the 2010 Annual Meeting of Stockholders and at any continuation, postponement or adjournment thereof. The Board of Directors, at present, knows of no other business to be presented at the 2010 Annual Meeting of Stockholders.

By signing this proxy you revoke all prior proxies. This proxy will be governed by the laws of the State of Delaware and federal securities laws.

AMGEN INC.

ONE AMGEN CENTER DRIVE, THOUSAND OAKS, CA 91320-1799

PROXY SOLICITED BY BOARD OF DIRECTORS

FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2010

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

Kevin W. Sharer, Robert A. Bradway and David J. Scott (the “Proxy Holders”), or any of them, each with the power of substitution, hereby are authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of Amgen Inc. Common Stock of the undersigned at the 2010 Annual Meeting of Stockholders of Amgen Inc., to be held on Wednesday, May 12, 2010, at 11:00 A.M., local time, at the Four Seasons Hotel Westlake Village, Grand Ballroom, Two Dole Drive, Westlake Village, California 91362, and at any continuation, postponement or adjournment of that meeting, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

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